PROSPECTUS SUPPLEMENT
(To Prospectus dated November 15, 2006)

                                 $1,600,000,100
                                 (Approximate)
                                  CWHEQ, INC.
                                   Depositor
                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller
                      Countrywide Home Loans Servicing LP
                                Master Servicer
                  CWHEQ Home Equity Loan Trust, Series 2007-S1
                                 Issuing Entity
           Home Equity Loan Asset Backed Certificates, Series 2007-S1
            Distributions payable monthly, beginning March 26, 2007

                                ----------------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:
---------------------------------------------------------------------------
         Initial Certificate     Price to    Underwriting    Proceeds to
Class   Principal Balance (1)    Public(2)     Discount      Depositor(3)
---------------------------------------------------------------------------
A-1-A       $ 531,454,000       100.00000%     0.02107%       99.97893%
---------------------------------------------------------------------------
A-1-B       $ 165,000,000        99.99966%     0.02107%       99.97859%
---------------------------------------------------------------------------
A-2         $ 175,901,000        99.99900%     0.03083%       99.96817%
---------------------------------------------------------------------------
A-3         $ 310,125,000        99.99511%     0.05000%       99.94511%
---------------------------------------------------------------------------
A-4         $ 119,172,000        99.99300%     0.07083%       99.92217%
---------------------------------------------------------------------------
A-5         $ 138,348,000        99.99735%     0.12500%       99.87235%
---------------------------------------------------------------------------
A-6         $ 160,000,000        99.99885%     0.11667%       99.88218%
---------------------------------------------------------------------------
A-R         $         100           (4)          (4)             (4)
---------------------------------------------------------------------------

-----------------------------
 Consider carefully the         -------------
 risk factors beginning on      (1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.
 page S-15 in this              (2) Plus accrued interest, if any, in the case of the Class A-1B, Class A-2, Class A-3,
 prospectus supplement and          Class A-4, Class A-5 and Class A-6 Certificates.
 on page 5 in the               (3) Before deducting expenses payable by the Depositor estimated to be
 prospectus.                        approximately $960,000 in the aggregate.
                                (4) The Class A-R Certificates will not be purchased by the underwriters and are being
 The certificates                   transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the
 represent obligations of           home equity loans. See "Method of Distribution" in this prospectus supplement.
 the issuing entity only
 and do not represent an        The classes of certificates offered by this prospectus supplement are listed, together with
 interest in or obligation      their interest rates, in the tables under "Summary -- Description of the Certificates"
 of CWHEQ, Inc.,                on pages S-4 and S-5 of this prospectus supplement. This prospectus supplement and the
 Countrywide Home Loans,        accompanying prospectus relate only to the offering of the certificates listed above and not
 Inc. or any of their           to the other classes of certificates that will be issued by the issuing entity.
 affiliates.
                                The certificates represent interests in a pool of closed-end, fixed rate loans that are secured
 This prospectus                by second liens on one- to four-family residential properties, as described in this
 supplement may be used to      prospectus supplement.
 offer and sell the
 offered certificates only      Credit enhancement for the certificates consists of:
 if accompanied by the
 prospectus.                       o   overcollateralization,
-----------------------------      o   a credit insurance policy,
                                   o   a limited loss coverage guarantee provided by the sponsor,
                                   o   excess interest, and
                                   o   with respect to the classes of offered certificates other than the Class A-R
                                       Certificates, a financial guaranty insurance policy issued by MBIA Insurance Corporation.


                                      MBIA

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement. The Class A-1-A certificates will also have the benefit of an interest rate corridor contract.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

These securities will be offered if, as and when delivered on or about February 28, 2007, subject to the satisfaction of certain conditions. See "Method of Distribution" in this prospectus supplement.

Countrywide Securities Corporation
                                                          RBS Greenwich Capital
February 27, 2007

                                                       Table of Contents

Prospectus Supplement                                     Page            Amendment...........................................S-77
---------------------                                     ----            Voting Rights.......................................S-77
                                                                          Optional Purchase of Defaulted Loans................S-78
Summary.....................................................S-1           Events of Default; Remedies.........................S-78
Summary of Transaction Parties.............................S-14           Optional Termination................................S-79
Risk Factors...............................................S-15           Certain Matters Regarding the Master
The Mortgage Pool..........................................S-26              Servicer, the Depositor, the Sellers
      General..............................................S-26              and the NIM Insurer .............................S-80
      The Statistical Calculation Pool.....................S-30           The Trustee.........................................S-81
      Assignment of the Home Equity Loans..................S-30           Restrictions on Transfer of the Class A-R
      Pre-Funding..........................................S-33              Certificates.....................................S-82
      Underwriting Standards...............................S-34           Ownership of the Residual Certificates..............S-82
The Credit Insurance Provider..............................S-36           Restrictions on Investment, Suitability
The Credit Insurance Policy................................S-36              Requirements.....................................S-83
Termination or Replacement of the Credit                                  Rights of the NIM Insurer Under the Pooling
      Insurance Policy.....................................S-38              and Servicing Agreement .........................S-83
Servicing of the Home Equity Loans.........................S-38     Yield, Prepayment and Maturity Considerations.............S-83
      General..............................................S-38           General.............................................S-83
      Countrywide Home Loans Servicing LP..................S-39           Prepayments and Yields for the Offered
      Countrywide Home Loans...............................S-39              Certificates.....................................S-85
      Servicing Compensation and Payment of                               Last Scheduled Distribution Date....................S-85
         Expenses..........................................S-42           Prepayment Model....................................S-86
      Adjustment to Master Servicing Fee in                               Decrement Tables; Weighted Average Lives............S-86
         Connection With Certain Prepaid Home                       Legal Proceedings.........................................S-95
         Equity Loans .....................................S-42     Material Federal Income Tax Consequences..................S-95
      Advances.............................................S-42           Taxation of the REMIC Regular Interest
      Certain Modifications and Refinancings...............S-43              Components of the Offered Regular
      Auction of Charged-off Home Equity Loans.............S-43              Certificates ....................................S-96
The Issuing Entity.........................................S-44           Taxation of the Net Rate Carryover Components
Static Pool Data...........................................S-44              of the Offered Regular Certificates .............S-96
Description of the Certificates............................S-45           Dispositions of Offered Regular Certificates........S-97
      General..............................................S-45           Tax Treatment For Certain Purposes..................S-97
      Book-Entry Certificates; Denominations...............S-46           Residual Certificates...............................S-98
      Glossary of Terms....................................S-46     Other Taxes...............................................S-99
      Deposits to the Certificate Account..................S-54     ERISA Considerations......................................S-99
      Withdrawals from the Certificate Account.............S-55     Method of Distribution...................................S-101
      Deposits to the Distribution Account.................S-57     Use of Proceeds..........................................S-102
      Withdrawals from the Distribution Account............S-57     Legal Matters............................................S-103
      Investments of Amounts Held in Accounts..............S-58     Ratings..................................................S-103
      Fees and Expenses....................................S-59     Experts..................................................S-103
      Distributions........................................S-62     Index of Defined Terms...................................S-104
      Premium Account......................................S-64     Annex A....................................................A-1
      Overcollateralization Provisions.....................S-65     Annex I....................................................I-1
      The Corridor Contract................................S-66
      Calculation of One-Month LIBOR.......................S-70
      Carryover Reserve Fund...............................S-70
      Applied Realized Loss Amounts........................S-70
      Certificate Insurance Policy.........................S-71
      The Certificate Insurer..............................S-73
      Reports to Certificateholders........................S-75

                                                       Table of Contents
                                                         (Continued)


Prospectus                                          Page
-----------                                         ----

Important Notice About Information in This
      Prospectus and Each Accompanying
      Prospectus Supplement...........................4
Risk Factors..........................................5
The Trust Fund.......................................19
Use of Proceeds......................................26
The Depositor........................................26
Loan Program.........................................26
Static Pool Data.....................................30
Description of the Securities........................30
Credit Enhancement...................................48
Yield, Maturity and Prepayment
      Considerations.................................54
The Agreements.......................................57
Certain Legal Aspects of the Loans...................79
Material Federal Income Tax Consequences.............95
Other Tax Considerations............................119
ERISA Considerations................................119
Legal Investment....................................124
Method of Distribution..............................126
Legal Matters.......................................127
Financial Information...............................127
Rating..............................................127
Index of Defined Terms..............................129

                                    SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, read this entire document and the accompanying prospectus carefully.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

CWHEQ Home Equity Loan Trust, Series 2007-S1, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

Depositor

CWHEQ, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

See "The Depositor" in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the home equity loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the home equity loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of the Home Equity Loans -- Countrywide Home Loans" in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See "Servicing of the Home Equity Loans --Countrywide Home Loans Servicing LP" in this prospectus supplement.

Trustee

The Bank of New York, a New York banking corporation.

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

Certificate Insurer

MBIA Insurance Corporation will unconditionally and irrevocably guarantee certain payments on the offered certificates, other than the Class A-R Certificates, on each distribution date pursuant to the terms of a financial guaranty insurance policy.

See "Description of the Certificates -- The Certificate Insurance Policy" and "-- The Certificate Insurer" in this prospectus supplement.

Credit Insurance Provider

Old Republic Insurance Company will provide a credit insurance policy that provides coverage if a borrower defaults on a covered loan as described in this prospectus supplement. Only a portion of the home equity loans will be covered by the credit insurance policy.

See "The Credit Insurance Provider" in this prospectus supplement.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class E-P, Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the "NIM Insurer." The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

See "Risk Factors--Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You" in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Home Equity Loans:

For any initial home equity loan, the later of February 1, 2007 and the origination date of that home equity loan (referred to as the initial cut-off date).

Subsequent Home Equity Loans:

For any subsequent home equity loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent home equity loan (referred to as the subsequent cut-off date).

Closing Date

On or about February 28, 2007.

Pre-Funding

On the closing date, the depositor will deposit approximately $3,135,428 in a pre-funding account (referred to as the pre-funded amount).

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $40,000 and (y) March 30, 2007.

Use of Pre-Funded Amount:

The pre-funded amount is expected to be used to purchase subsequent home equity loans. The pre-funded amount not used during the funding period to purchase subsequent home equity loans will be distributed to holders of the certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Home Equity Loan Purchases:

Purchases of subsequent home equity loans are subject to the same criteria as the initial home equity loans and additional restrictions related to the composition of the mortgage pool following the acquisition of the subsequent home equity loans, as described in this prospectus supplement.

Capitalized Interest Account:

Because some of the home equity loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the home equity loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a pre-funding account is funded on the closing date, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

See "The Mortgage Pool -- Pre-Funding" in this prospectus supplement.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates and to pay certain expenses of the issuing entity on or prior to the April 2007 distribution date, Countrywide Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections due to newly originated loans that do not have a payment due date in the due period related to the subject distribution date.

The Home Equity Loans

The mortgage pool will consist of closed-end, fixed rate loans that are secured by second liens on one- to four-family residential properties. We sometimes refer to these loans as loans or home equity loans.

See "The Mortgage Pool" in this prospectus supplement.

Statistical Calculation Information

The statistical information presented in this prospectus supplement relates to a statistical calculation pool that does not reflect all of the home equity loans that will be included in the issuing entity on the closing date. Additional home equity loans will be included in the mortgage pool on the closing date, and subsequent home equity loans will be included during the funding period. In addition, certain home equity loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool. The aggregate stated principal balance as of the cut-off date of the home equity loans to be included in the issuing entity on the closing date is expected to be approximately $1,600,000,000.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of February 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the home equity loans in the statistical calculation pool had the following characteristics:

Statistical Calculation
  Date Pool Principal Balance           $1,241,999,033

Number of Home Equity Loans             24,177

Average Current Principal Balance       $51,371

Range of Current Principal Balances     $1,648 to
                                           $550,000

Weighted Average Mortgage Rate          8.647%

Range of Mortgage Rates                 4.875% to
                                           18.825%

Weighted Average Original
  Combined Loan-to-Value Ratio          89.93%

Percentage of Home Equity Loans
  with Original Combined
  Loan-to-Value Ratios Greater
  than 80%                              84.91%

Geographic Concentrations in
  excess of 10%:

  California                            28.75%

Weighted Average Original Term to
  Stated Maturity                       211 months

Weighted Average Remaining Term
  to Stated Maturity                    211 months

Percentage of Home Equity Loans
  with Prepayment Charges               38.28%

Minimum FICO Score                      521 points

Maximum FICO Score                      824 points

Weighted Average FICO Score             710 points

Number of Home Equity Loans
  with Unknown FICO Score               0

Percentage of Home Equity Loans
  with Unknown FICO Score               0.00%

See "The Mortgage Pool" in this prospectus supplement.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                   Initial Certificate                               Last Scheduled       Initial Rating   Initial Rating
      Class       Principal Balance (1)             Type           Distribution Date (2)   (Moody's) (3)      (S&P) (3)
----------------  ---------------------   -----------------------  ---------------------   -------------   --------------
Offered
Certificates
A-1-A..........      $ 531,454,000         Senior/Floating Rate      November 2036             Aaa               AAA
A-1-B..........      $ 165,000,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-2............      $ 175,901,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-3............      $ 310,125,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-4............      $ 119,172,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-5............      $ 138,348,000           Senior/Fixed Rate       November 2036             Aaa               AAA
A-6............      $ 160,000,000         Senior/Fixed Rate/NAS     November 2036             Aaa               AAA
A-R............      $        100          Senior/REMIC Residual      March 2007               Aaa               AAA
Non-Offered
Certificates (4)
P..............      $        100 (5)       Prepayment Charges            N/A                  N/R               N/R
E-P............           N/A             Excess Charged-off Loan         N/A                  N/R               N/R
                                                 Proceeds
C..............           N/A                    Residual                 N/A                  N/R               N/R

--------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of home equity loans actually delivered on the closing date.

(2) Each date was determined as described under "Yield, Prepayment and Maturity Considerations -- Last Scheduled Distribution Date" in this prospectus supplement.

(3) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(4) The Class E-P, Class P and Class C Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class E-P, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

(5) The Class P Certificates also will have a notional amount equal to the aggregate stated principal balance of the home equity loans as of the cut-off date.

The certificates will also have the following characteristics:

                              Pass-Through Rate     Accrual    Interest Accrual
          Class                      (1)             Period       Convention
-------------------------    -------------------  -----------  ---------------
 Offered Certificates
 A-1-A...................    LIBOR + 0.110% (2)       (3)       Actual/360 (4)
 A-1-B...................          5.888%             (5)         30/360 (6)
 A-2.....................          5.609%             (5)         30/360 (6)
 A-3.....................          5.810%             (5)         30/360 (6)
 A-4.....................          5.874%             (5)         30/360 (6)
 A-5.....................          6.018%             (5)         30/360 (6)
 A-6.....................          5.693%             (5)         30/360 (6)
 A-R.....................          (7)                N/A             N/A
 Non-Offered Certificates
 P.......................          N/A                N/A             N/A
 C.......................          N/A                N/A             N/A
 E-P.....................          N/A                N/A             N/A
--------------

(1) The pass-through rate for each class of interest bearing certificates is subject to a "net rate cap." The net rate cap generally is equal to the weighted average mortgage rate of the home equity loans less the servicing fee rate, trustee fee rate, certificate insurance premium rate and, if applicable, the credit insurance premium rate, as further described in this prospectus supplement. Any shortfall resulting from application of the net rate cap will not be covered by the financial guaranty insurance policy.

(2) The pass-through rate for this class of offered certificates may adjust monthly based on changes in LIBOR which is the index used in determining the pass-through rate. LIBOR refers to one-month LIBOR for the related accrual period calculated as described in this prospectus supplement under "Description of the Certificates -- Calculation of One-Month LIBOR."

(3) The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(4) Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(5) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(7)  The Class A-R Certificates will not accrue any interest.

See "Description of the Certificates" in this prospectus supplement.

Designations

 Designation          Class of Certificates
----------------    -------------------------------
Class A             Adjustable Rate Certificates and Fixed
 Certificates:      Rate Certificates

Adjustable Rate     Class A-1-A Certificates
 Certificates:

Fixed Rate          Class A-1-B, Class A-2, Class A-3, Class A-4,
 Certificates:      Class A-5 and Class A-6 Certificates

Offered             Class  A-1-A, Class A-1-B, Class A-2, Class A-3,
 Certificates:      Class A-4, Class A-5, Class A-6 and Class A-R
                    Certificates


Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the Class A-1-A Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Fixed Rate and Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.95 and $0.05, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

Distribution Dates

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o  any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

There are certain circumstances that could reduce the amount of interest paid to you.

See "Description of the Certificates -- Distributions -- Distributions of Interest" in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The amount of principal payments to be made on the Class A Certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the home equity loans.

See "Description of the Certificates -- Distributions -- Distributions of Principal" in this prospectus supplement.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions
--------------------------------------------------------

The amount available for interest distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses as described below are subtracted):

o scheduled payments of interest on the home equity loans collected during the applicable period,

o interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation,

o interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain home equity loans,

o proceeds allocable to interest in respect of any home equity loans repurchased by a seller or purchased by the master servicer,

o liquidation proceeds on the home equity loans during the applicable period (to the extent allocable to interest),

o  net proceeds from the credit insurance policy allocable to interest,

o any payments made by the sponsor under its loss coverage obligation described under "Description of the Certificates -- Sponsor Loss Coverage Obligation" in this prospectus supplement that are allocable to interest,

o the amount, if any, of the seller interest shortfall payment paid by Countrywide Home Loans, Inc. on any distribution date on or prior to the April 2007 distribution date, and

o for each distribution date during, and for the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions
---------------------------------------------------------

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

o scheduled payments of principal of the home equity loans collected during the applicable period or advanced by the master servicer,

o  prepayments collected in the applicable period,

o the stated principal balance of any home equity loans repurchased by a seller or purchased by the master servicer,

o the excess, if any, of the stated principal balance of a deleted home equity loan over the stated principal balance of the related substitute home equity loan,

o liquidation proceeds on the home equity loans during the applicable period (to the extent allocable to principal),

o  net proceeds from the credit insurance policy allocable to principal,

o any payments made by the sponsor under its loss coverage obligation described under "Description of the Certificates -- Sponsor Loss Coverage Obligation" in this prospectus supplement that are allocable to principal,

o excess interest (to the extent available) in an amount necessary to reach or maintain the targeted overcollateralization level as described under "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement,

o charged-off loan proceeds (to the extent available) as described under "--Priority of Distributions; Distributions of Charged-off Loan Proceeds" below, and

o the amount (if any) remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses
-----------------

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Description of the Certificates -- Withdrawals from the Certificate Account" and "--Withdrawals from the Distribution Account") due to the master servicer,

o  the certificate insurance premium,

o  the trustee fee due to the trustee,

o amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed,

o the premium payable to the credit insurance provider in connection with the credit insurance policy,

o all prepayment charges (which are distributable only to the Class P Certificates), and

o all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the home equity loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each home equity loan equal to one-twelfth of the stated principal balance of that home equity loan multiplied by 0.50% per annum (referred to as the servicing fee rate). The master servicer will not be entitled to receive the master servicing fee with respect to a charged-off home equity loan beginning with the due period after the charge-off date.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the home equity loans prior to any distributions on the certificates.

See "Servicing of the Home Equity Loans -- Servicing Compensation and Payment of Expenses," "Description of the Certificates -- Withdrawals from the Certificate Account" and "-- Withdrawals from the Distribution Account" in this prospectus supplement.

Priority of Payments; Distributions of Interest

In general, on any distribution date, interest funds will be distributed in the following order:

o to the certificate insurer, the monthly premium for the certificate insurance policy,

o concurrently, to each class of Class A Certificates, current interest, pro rata, based on their respective entitlements,

o  to the certificate insurer, any unpaid insurer reimbursement amounts,

o concurrently, to each class of Class A Certificates, interest accrued but not previously paid with respect to prior distribution dates, pro rata, based on their respective entitlements, and

o  any remaining interest funds to be distributed as part of excess cashflow.

Priority of Payments; Distributions of Principal

General

In general, on any distribution date, principal funds will be distributed in the following order:

o to the certificate insurer, any unpaid monthly premium for the certificate insurance policy remaining after application of interest funds,

o to the Class A Certificates, principal up to the principal distribution amount for that distribution date in the order of priority described below,

o to the certificate insurer, any unpaid insurer reimbursement amounts remaining after application of interest funds, and

o  any remaining principal funds to be distributed as part of excess cashflow.

Principal Distributions on the Class A Certificates

On any distribution date, the principal distribution amount will be distributed to the Class A Certificates in the following order:

o to the Class A-6 Certificates, the NAS principal distribution amount (which is zero for the first three years and will increase as described under "Description of the Certificates--Distributions--Distributions of Principal" in this prospectus supplement), until its certificate principal balance is reduced to zero,

o concurrently, to the Class A-1-A and Class A-1-B Certificates, pro rata, until their respective certificate principal balances are reduced to zero, and

o sequentially, to the Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date, available principal funds will be distributable as principal on the Class A Certificates in an amount based on the targeted level of overcollateralization. This amount is subject to reduction on and after the stepdown date.

Trigger Events

A "trigger event" refers to a delinquency trigger event or a cumulative loss trigger event. A "delinquency trigger event" refers to certain specified levels of delinquencies on the home equity loans, and a "cumulative loss trigger event" refers to specified levels of realized losses on the home equity loans.

If a trigger event is in effect on the related distribution date, the targeted amount of overcollateralization will be equal to the targeted amount of overcollateralization for the immediately preceding distribution date. The definitions of "Delinquency Trigger Event" and "Cumulative Loss Trigger Event" in this prospectus supplement provide information regarding the specified levels of delinquencies and losses that will cause a trigger event to occur.

The Stepdown Date

The stepdown date will be the later of (i) the distribution date in September 2009 and (ii) the first distribution date on which the aggregate stated principal balance of the home equity loans as of the end of the related due period (after giving effect to principal prepayments received during the prepayment period that ends during that due period) is less than 50.00% of the aggregate stated principal balance of the home equity loans as of the cut-off date.

Priority of Distributions; Distributions of Charged-off Loan Proceeds

Except as specified below, any home equity loan that is 180 days delinquent will be a charged-off home equity loan. The close of business on the last day of the calendar month in which the 180th day after the due date related to a delinquent scheduled payment occurs is referred to as the charge-off date. A charged-off home equity loan does not include (i) a home equity loan that has been charged-off by the master servicer as bad debt prior to the related charge-off date, (ii) a home equity loan with a claim that is pending or a claim that has been paid under the credit insurance policy and (iii) a home equity loan that has been the subject of a payment under the loss coverage obligation of Countrywide Home Loans, Inc.

Any net proceeds received with respect to a charged-off home equity loan in any due period after the related charge-off date will be charged-off loan proceeds. Charged-off loan proceeds will be distributable only in accordance with the priorities set forth below and will not be available to make any other distributions or to pay any fees or expenses of the issuing entity other than the master servicer's expenses in connection with auctions of the charged-off home equity loans and the related charged off home equity loan servicing fee.

On each distribution date, the charged-off loan proceeds received during the related due period, if any, will be distributed in the following order:

o to the certificate insurer, any unpaid insurer reimbursement amounts remaining after application of interest funds, excess cashflow and principal funds on such distribution date,

o to the class or classes of Class A Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the overcollateralization deficiency amount (after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds and the payments under the certificate insurance policy), payable to each such class in the same priority in which the principal distribution amount is distributed to such classes,

o concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class (after taking into account all distributions on that distribution date other than the distribution of charged-off loan proceeds and the payments under the certificate insurance policy) pro rata based on their respective unpaid realized loss amounts, and

o       to the Class E-P Certificates, any remaining charged-off loan proceeds.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) will be distributed in the following order to the extent of the remaining excess cashflow:

o to the class or classes of certificates then entitled to distributions of principal, the amounts necessary to build or restore overcollateralization to the target overcollateralization level;

o concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective unpaid realized loss amounts;

o to each class of Class A Certificates (in the case of the Class A-1-A Certificates, after payments of amounts available (if any) under the corridor contract), pro rata based first on their respective certificate principal balances and then on any unpaid amount of net rate carryover, to the extent needed to pay any unpaid net rate carryover for the Class A Certificates; and

o to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

See "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the home equity loans. This transaction employs the following forms of credit enhancement:

Overcollateralization
---------------------

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the home equity loans and any remaining pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the home equity loans and the amount on deposit in the pre-funding account will approximately equal the initial aggregate certificate principal balance of the certificates, so there will be no overcollateralization on the closing date.

Prior to the stepdown date, the targeted amount of overcollateralization will equal 1.85% of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. On or after the stepdown date, the targeted amount of overcollateralization will equal the greater of: (1) 3.70% of the aggregate stated principal balance of the home equity loans for the related distribution date and (2) 0.50% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. If a trigger event is in effect on the related distribution date, the targeted amount of overcollateralization will equal the targeted amount of overcollateralization for the immediately preceding distribution date. If the amount of overcollateralization is below the targeted level for a distribution date, excess interest on the home equity loans (if any) will be used to reduce the aggregate certificate principal balance of the Class A Certificates, until the required level of overcollateralization has been reached or restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated home equity loans, if those losses are not otherwise covered by excess cashflow (if any) from the home equity loans.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Credit Insurance
----------------

Old Republic Insurance Company, a Pennsylvania insurance corporation, will issue a credit insurance policy that will cover, as of the end of the funding period, home equity loans with principal balances equaling approximately 50.00% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date. The home equity loans covered by the credit insurance policy were selected by the credit insurance provider from the mortgage pool in accordance with its selection criteria. Subject to certain limitations, the credit insurance policy will generally be available to cover losses resulting from the failure by the borrowers to make scheduled payments on the covered loans that are not subject to a policy exclusion, up to an aggregate amount equal to 8.00% of the aggregate principal balance of the covered loans (approximately $64,496,067 as of the end of the funding period).

See "The Credit Insurance Policy" in this prospectus supplement.

Loss Coverage Provided by the Sponsor
-------------------------------------

The sponsor will make payments to the issuing entity pursuant to a corporate guaranty if any claim on the home equity loans covered by the credit insurance policy is fully or partially denied payment by the credit insurance provider due to a policy exclusion to the extent of the amount denied by the credit insurance provider. The loss coverage obligation will initially be equal to approximately $16,000,000 which is approximately 1.00% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date.

See "Description of the Certificates--Sponsor Loss Coverage Obligation" in this prospectus supplement.

Excess Interest
---------------

The home equity loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the home equity loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any home equity loan covered by the credit insurance policy, the related credit insurance premium rate. Any such interest is referred to as "excess interest", and any excess interest remaining after payment of the premium and any reimbursement amount owing to the certificate insurer will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

Financial Guaranty Insurance Policy
-----------------------------------

The Class A Certificates have the benefit of a financial guaranty insurance policy pursuant to which MBIA Insurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class A Certificates on each distribution date subject to certain terms and conditions set forth in the financial guaranty insurance policy.

See "Description of the Certificates --Certificate Insurance Policy" in this prospectus supplement.

The Corridor Contract

Countrywide Home Loans, Inc. has purchased an interest rate corridor contract for the benefit of the Class A-1-A Certificates, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date.

On or prior to the corridor contract termination date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related distribution date exceeds a specified rate, subject to a maximum rate. Payments made under the corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in "Description of the Certificates -- The Corridor Contract" in this prospectus supplement.

The amounts allocated to the issuing entity in respect of the corridor contract will be available to the Class A-1-A Certificates to cover net rate carryover.

Any amounts received in respect of the corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the Class A-1-A Certificates will be distributed to the holders of the Class C Certificates and will not be available thereafter for payment of net rate carryover on the Class A-1-A Certificates.

See "Description of the Certificates -- The Corridor Contract" in this prospectus supplement.

Allocation of Losses

Realized losses on the home equity loans will be allocated to the certificates as described in this prospectus supplement under "Description of the Certificates--Applied Realized Loss Amounts."

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the home equity loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related home equity loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The master servicer will not make any advances with respect to
(i) any charged-off home equity loan after the related charge-off date and (ii) a covered loan, if a claim under the credit insurance policy is pending with respect to such covered loan.

See "Servicing of the Home Equity Loans-- Advances" in this prospectus supplement.

Repurchase, Substitution and Purchase of Home Equity Loans

The sellers may be required to repurchase, or substitute a replacement home equity loan for, any home equity loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the home equity loans that materially and adversely affects the interests of the certificateholders or the certificate insurer in that home equity loan.

Additionally, the master servicer may purchase from the issuing entity any home equity loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any home equity loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of Home Equity Loans - Certain Modifications and Refinancings" in this prospectus supplement.

The purchase price for any home equity loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the home equity loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

See "The Mortgage Pool -- Assignment of the Home Equity Loans" and "Description of the Certificates -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Loan Program -- Representations by Sellers; Repurchases" in the prospectus.


Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the directing holder) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the home equity loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the assets held in the carryover reserve fund, the pre-funding account, the capitalized interest account and the issuing entity's rights with respect to payments received under the corridor contract) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the home equity loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of "regular interests" in the master REMIC identified in the pooling and servicing agreement and a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement. The Class A-1-A Certificates will also represent the right to receive payments of net rate carryover from amounts received under the corridor contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the home equity loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the certificates.

See "Legal Investment" in the prospectus.

ERISA Considerations

Generally, the offered certificates (other than the Class A-R Certificates) may be purchased by a pension, employee benefit, or other plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES



                            -----------------------------------
                            |         Sponsor and Seller       |
                          / |   Countrywide Home Loans, Inc.   |<---|      --------------------------------
                         /  |                                  |    |      |       Corridor Contract       |
                        /   ------------------------------------    |      |          Counterparty         |
            Home       /                   |                        |      |  Swiss Re Financial Products  |
            Equity    /                    |                        |      |                               |
            Loans    /                     |       Excess Corridor  |      --------------------------------
                    /                      |       Contract Payments|                        |
                   /               Home    |                        |                        |  Corridor
                  /                Equity  |                        |                        |  Contract
                 /                 Loans   |                        |                       \|/ Payments
                /                          |                        |                        V
               /                           | Sponsor Loss           |      ---------------------------------
              /                            | Coverage Obligation    |      |       Corridor Contract        |
             |                             | Payments               -------|         Administrator          |
             |                             |                               |      The Bank of New York      |
            \|/                           \|/                       -------|                                }
             V                             V                        |       --------------------------------
----------------------                --------------------          |
|   Other Sellers     |  Home Equity  |   Depositor      |          |
|  Special Purpose    |  Loans        |   CWHEQ, Inc.    |          | Net Corridor
|     Entities        |-------------->|                  |          | Contract Payments
|                     |               |                  |          |
----------------------                --------------------          |
                                           |                        |
                              Home Equity  |                        |
                              Loans        |           |-------------
                                           |           |
                                          \|/         \|/
                                           V           V
----------------------   Home       ------------------------                      -------------------------
| Master Servicer and |  Equity     |    Issuing Entity    | Premium Payments     | Class A Certificate   |
|      Servicer       |  Loan       |  CWHEQ Home Equity   | and Reimbursement    |       Issuer          |
|  Countrywide Home   |  Servicing  |      Loan Trust      | Amounts              |                       |
| Loans Servicing LP  |-------------|    Series 2007-S1    | -------------------> |    MBIA Insurance     |
|                     |             |                      |                      |      Corporation      |
|                     |             |        Trustee       | <------------------- |                       |
|                     |             | The Bank of New York |  Insurance Payments  ------------------------
----------------------              ------------------------  for Class A
           /|\     |                       |               \  Certificates
Insurance   |      | Claims                | Credit         \
Payments    |      |                       | Insurance       \
            |      |                       | Payments         \                    -------------------------
            |     \|/                     \|/                  \ Distributions    |                       |
            |      V                       V                    \---------------> |                       |
----------------------                -------------------------                   |  Certificateholders   |
| Credit Insurance    |               |       Trustee         |                   |                       |
|     Provider        |               |  The Bank of New York |                   |                       |
|   Old Republic      |               |                       |                   |                       |
| Insurance Company   | <------------ |                       |                    ------------------------
|                     |   Credit      |                       |
|                     |   Insurance   |                       |
|                     |   Premium     |                       |
----------------------    Payments    -------------------------


                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Junior Lien Priority Could
Result in Payment Delay or
Loss.......................  The home equity loans are secured by mortgages that
                             create.second liens on residential properties. The master servicer may under certain circumstances consent to a new mortgage lien on the mortgaged property having priority over the home equity loans in the issuing entity. Home equity loans secured by junior liens are entitled to proceeds that remain from the sale of the related mortgaged property after the related senior mortgage loan and prior statutory liens have been satisfied. If the master servicer determines that the remaining proceeds are or would be insufficient to satisfy a home equity loan and prior liens in the aggregate, it may charge-off the home equity loan as a bad debt. If the credit enhancement has been exhausted or is otherwise not available to cover the losses, you will bear

                             o  the risk of delay in payments while any
                                deficiency judgment against the borrower is sought; and

                             o the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized upon for any other reason.

Certain of the Underlying
Senior Mortgages May be
Subject to Negative
Amortization ..............  Approximately 3.60% of the home equity loans in the statistical calculation pool, by stated principal balance as of the statistical calculation date, will have underlying senior mortgages that are negative amortization loans. The interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on a senior mortgage loan that is a negatively amortizing loan will become deferred interest that will be added to the principal balance of the senior mortgage loan and will also bear interest at the applicable interest rate.

                             In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to result in a scheduled payment that fully amortizes the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior mortgage loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related second lien home equity loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the senior mortgage loan due to deferred interest.

Overcollateralization and
Excess Interest May Not Be
Sufficient to Protect
Certificates from Losses on  The amount by which the sum of the aggregate stated
the Home Equity Loans......  principal balance of the home equity loans and the amount on deposit in the pre-funding account exceeds the aggregate certificate principal balance of the certificates is called "overcollateralization." The home equity loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate on those home equity loans is expected to be higher than the weighted average pass-through rate on the certificates plus servicing fees and expenses of the issuing entity (including premiums payable to the credit insurance provider and certificate insurer). This "excess interest" will be used to make additional principal payments on the Class A Certificates to the extent described in this prospectus supplement. The use of excess interest to make additional principal payments on the Class A Certificates will reduce the aggregate certificate principal balance of the certificates below the aggregate stated principal balance of the home equity loans, thereby creating overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing losses from liquidated home equity loans. However, we cannot assure you that enough excess interest will be generated on the home equity loans to create, maintain or restore the required level of overcollateralization.

                             The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the home equity loans during the preceding month. The amount of interest received, collected or advanced will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the home equity loans. Because the amount of excess interest available may vary and because the pass-through rate on the adjustable rate certificates may increase, it may be necessary to apply all or a portion of the available interest to make payments of interest on the certificates. As a result, available excess interest may be reduced. Furthermore, a disproportionately high rate of prepayments of high interest rate home equity loans would have a negative effect on future excess interest.
Credit Insurance May Not
Protect You From Losses....  Old Republic Insurance Company will issue a credit insurance policy that will cover, as of the end of the funding period, home equity loans with principal balances equaling approximately 50.00% of the sum of the aggregate stated principal balance of the initial home equity loans as of the initial cut-off date and the amount deposited into the pre-funding account on the closing date. Unlike a financial guaranty policy, coverage under a credit insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some covered loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the inception of the policy, declines in the value of a mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered loan.

                             The credit insurance policy obtained for the issuing entity will only cover losses in an aggregate amount up to 8.00% of the aggregate principal balance of the covered loans as of the cut-off date. The credit insurance provider may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted home equity loans covered by the policy. Under the credit insurance policy, the amount of the claim generally will include interest to the date the claim is presented. The claim must be paid generally within 30 days of the presentation of a claim. The master servicer is not required to continue making monthly advances after the claim is presented. As a result, there will be less cashflow available for distribution to certificateholders.

Limitations on the
Certificate Insurance
Policy Will Limit the
Amount Paid to Class A       On each distribution date, investors are entitled
Certificates ..............  to the current interest at the pass-through rate, without reduction for shortfalls resulting from prepayments or the Servicemembers Civil Relief Act or similar state and local laws (referred to as the "Relief Act"). However, the certificate insurance policy will only cover the current interest at the pass-through rate on the Class A
                             Certificates as reduced by these shortfalls. In addition, the certificate insurance policy will not cover any net rate carryover.

Ratings on the Certificates
Are Dependent on the
Creditworthiness of Old
Republic Insurance Company,
Countrywide Home Loans,
Inc. and MBIA Insurance
Corporation................  The ratings of the Class A Certificates will be based on the ratings assigned to MBIA Insurance Corporation, the provider of the certificate insurance policy with respect to the Class A Certificates. Any reduction in the ratings assigned to MBIA Insurance Corporation by S&P or Moody's would likely result in the reduction of the ratings assigned to the Class A Certificates. This reduction in ratings would likely adversely affect the liquidity and market value of the Class A Certificates.

                             The ratings assigned to the certificates by the rating agencies may be based in part on the ratings assigned to Old Republic Insurance Company, the credit insurance policy provider with respect to certain of the home equity loans. The ratings assigned to the certificates by the rating agencies may also be based in part on ratings assigned to Countrywide Home Loans, Inc., which will provide limited loss coverage to the issuing entity. Countrywide Home Loans, Inc.'s loss coverage obligation will constitute an unsecured general obligation of it. Any reduction in the ratings assigned to the credit insurance policy provider by S&P or Moody's or the ratings assigned to Countrywide Home Loans, Inc. by either rating agency could result in the reduction of the ratings assigned to the certificates. This reduction in ratings would likely adversely affect the liquidity and market value of the certificates.
Your Yield Will Be Affected
By The Interest Only
Feature Of Some Of The Home
Equity Loans...............  Approximately 20.86% of the home equity loans in the statistical calculation pool, by aggregate stated principal balance of the home equity loans in the statistical calculation pool as of the statistical calculation date, require monthly payments of only accrued interest for a substantial period of time after origination. The borrower is not required to pay any principal on the borrower's loan during this interest only period but thereafter is required to make monthly payments sufficient to amortize the loan over its remaining term. These loans are sometimes referred to as "interest only loans." Interest only loans have only recently been originated in significant volumes. As a result, the long-term performance characteristics of interest only loans are largely unknown.

                             Because interest only loans initially require only the payment of interest, a borrower may be able to borrow a larger amount than would have been the case for a fully amortizing loan.

                             Interest only loans may have risks and payment characteristics that are not present with fully amortizing loans, including the following:

                                o    no principal distributions will be made
                                     to certificateholders from interest only loans during their interest only period except in the case of a prepayment, which may extend the weighted average lives of the certificates;

                                o    during the interest only period,
                                     interest only loans may be less likely
                                     to be prepaid since the perceived
                                     benefits of refinancing may be less than with a fully amortizing loan;

                                o    as the end of the interest only period
                                     approaches, an interest only loan may be more likely to be refinanced in order to avoid the increase in the monthly payment required to amortize the loan over its remaining term;

                                o    interest only loans may be more likely
                                     to default than fully amortizing loans
                                     at the end of the interest only period
                                     due to the increased monthly payment
                                     required to amortize the loan over its
                                     remaining term; and

                                o    if an interest only loan defaults, the
                                     severity of loss may be greater due to
                                     the larger unpaid principal balance.

Balloon Loans May Have High
Rates of Default...........  Approximately 50.41% of the home equity loans in the statistical calculation pool, by stated principal balance of the home equity loans in the statistical calculation pool, require the related borrower to make monthly payments of principal that are less than sufficient to amortize such home equity loans by their maturity. These loans are commonly called "balloon loans." As a result of these lower monthly payments, a borrower generally will be required to pay a large remaining principal balance upon the maturity of such balloon loan. The ability of a borrower to make such a payment may depend on his or her ability to obtain refinancing of the balance due on the home equity loan. In addition, an increase in prevailing market interest rates over the loan rate on the home equity loan at origination may reduce the borrower's ability to obtain refinancing and to pay the principal balance of the home equity loan at its maturity.

                             In the case of the interest only loans with 10 and 15 year terms to maturity and 10 and 15 year interest only periods, respectively, a single principal payment for the full outstanding principal balance will be due at maturity and no other principal payments will be required prior to maturity. These interest only loans are similar to the balloon loans and will be subject to the same risks as balloon loans.

Net Rate Cap Puts a Limit
on the Pass-Through Rates
of the Certificates ......   The pass-through rate on each class of
                             interest-bearing certificates will be limited by the net rate cap. Prepayments of home equity loans with relatively higher mortgage rates will reduce the net rate cap and may reduce the pass-through rate for one or more classes of interest-bearing certificates. We intend that the amount by which a certificateholder's interest payment has been reduced by operation of the net rate cap be paid from remaining excess cashflow (if any) as described in this prospectus supplement. Since such amounts will be distributed to each class of Class A Certificates based on their certificate principal balances and the related shortfall, any increase in such shortfall that results from the absence of correlation between the mortgage rates on the home equity loans and the pass-through rate on the Class A-1-A Certificates will, to the extent not covered by payments under the corridor contract, be borne pro rata by all classes of certificates. The certificate insurance policy will not cover any of these shortfalls allocated to the Class A Certificates.

                             Prior to the corridor contract termination date, the Class A-1-A Certificates will also be entitled to receive the amount of the reduction in interest resulting from the operation of the net rate cap from payments (if any) allocated to the issuing entity in respect of the interest rate corridor contract, as described in this prospectus supplement. However, we cannot assure you that any of these funds will be available, or sufficient, to make any payments with respect to these reductions.

                             Payments from the corridor contract are dependent solely upon the performance of the corridor contract counterparty. Thus, payments of these amounts involve counterparty risk. The ratings assigned to the Class A-1-A Certificates do not address the likelihood of any payments from the corridor contract or the payment of net rate carryover. Investors in the Class A-1-A Certificates should note that the long-term ratings of the corridor contract counterparty are lower than "AAA".

Risks Regarding Mortgage
Rates.....................   The pass-through rate on the Class A-1-A
                             Certificates may adjust monthly and is based on one-month LIBOR. The mortgage rates on the home equity loans are fixed and therefore there is an absence of correlation between the mortgage rates on the home equity loans and the pass-through rate on the Class A-1-A Certificates. The absence of a correlation between the mortgage rates on the home equity loans and the pass-through rate on the Class A-1-A Certificates may reduce the interest payable on the Class A-1-A Certificates because of the imposition of the net rate cap.

                             In addition, an increase in one-month LIBOR and the resulting increase in the pass-through rate on the Class A-1-A Certificates would result in less amounts being available as excess interest.

Prepayments on the Home
Equity Loans Are
Unpredictable and Could
Adversely Affect Your Yield
and Reinvestment; Other
Factors May Affect the Rate
of Principal Distributions
on Your Certificates and
Your Yield................   No one can accurately predict the level of
                             prepayments that the home equity loans will experience. The prepayment experience of the home equity loans may be affected by many factors, including:

                             o   general economic conditions,

                             o   the level of prevailing interest rates,

                             o   the availability of alternative financing,

                             o   the applicability of prepayment charges, and

                             o   homeowner mobility.

                             Any home equity loan may be prepaid in full or in part at any time. However, approximately 38.28% of the home equity loans in the statistical calculation pool, by stated principal balance of the home equity loans in the statistical calculation pool, provide for the payment by the borrower of a prepayment charge on certain prepayments during the period of time specified in the related mortgage note. In addition, substantially all of the home equity loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related home equity loan.

                             In addition, borrowers may be offered reductions in their mortgage rates by Countrywide Home Loans, Inc. If a borrower requests a reduction in its mortgage rate, the mortgage rate may not be reduced unless the home equity loan will be purchased from the issuing entity and the purchase price will be deposited as collections in the relevant due period. Home equity loans may be purchased from the issuing entity to accommodate any reductions in mortgage rates to the extent the aggregate principal balance of the home equity loans so purchased does not exceed 5.0% of the original aggregate certificate principal balance of the Class A Certificates.

                             See "The Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the home equity loans that may affect their prepayment experience.

                             The weighted average lives of the offered certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the home equity loans, which may fluctuate significantly from time to time, and will be affected by any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account after the end of the funding period.

                             You should note that:

                             o   if you purchase your certificates at a
                                 discount and principal is repaid on the
                                 home equity loans slower than you
                                 anticipate, then your yield may be lower than you anticipate,

                             o   if you purchase your certificates at a
                                 premium, and principal is repaid on the
                                 home equity loans faster than you
                                 anticipate, then your yield may be lower than you anticipate,

                             o   if you purchase the Class A-1-A
                                 Certificates, your yield will also be
                                 sensitive to:

                                 (1) the level of one-month LIBOR,

                                 (2) the timing of adjustment of the pass-
                                     through rate on the Class A-1-A
                                     Certificates as it relates to the interest rates on the home equity loans, and

                                 (3) other limitations on the pass-through rate
                                     of such certificates,

                             o the yield on your certificates will also be sensitive to limitations on the pass-through rates of such certificates resulting from the net rate cap, as described further in this prospectus supplement,

                             o you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect, and

                             o the certificate insurance policy will not cover any prepayment interest shortfalls, Relief Act shortfalls or net rate carryover amounts.

                             See "Yield, Prepayment and Maturity
                             Considerations" in this prospectus supplement.

                             Principal distributions on your certificates will also be affected by a number of factors, including:

                             o the extent of principal payments on the home equity loans,

                             o   how payments of principal are allocated
                                 among the classes of certificates,

                             o whether the optional termination right is exercised,

                             o whether the master servicer exercises, or is directed by a third party to exercise, its option to purchase certain defaulted home equity loans,

                             o the rate and timing of payment defaults and losses on the home equity loans,

                             o repurchases of home equity loans for material breaches of representations and warranties, and

                             o the extent of principal prepayments on the home equity loans.

                             Because distributions on the certificates are dependent upon the payments on the home equity loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                             The master servicer is permitted to purchase certain defaulted home equity loans from the issuing entity as described under "Description of the Certificates--Optional Purchase of Defaulted Loans" in this prospectus supplement. The master servicer may grant a third party, which may be a certificateholder, the right to direct the exercise of this option. The exercise of this option to purchase defaulted home equity loans could affect the level of the overcollateralization target amount and distributions to the holders of the certificates, which may adversely affect the market value of your certificates. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the master servicer would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party.

                             See "Description of the Certificates--Principal" and "--Optional Purchase of Defaulted Loans" in this prospectus supplement.

Home Equity Loans Do Not
Have A Monthly Payment Due
In The First Period........  Approximately 1.06% of the home equity loans in the statistical calculation pool, by aggregate stated principal balance of the home equity loans in the statistical calculation pool, have an initial payment date after the first day of the month of the first distribution date. Countrywide Home Loans, Inc. will deposit an amount equal to one month's interest on these loans into the distribution account prior to the first distribution date. As a result, there will be no principal paid with respect to these loans on the first distribution date. In addition, if Countrywide Home Loans, Inc. were unable or unwilling to deposit such amount, there would not be enough interest collections to distribute the required amount of interest on the certificates.

Geographic Concentration of
Mortgaged Properties in
Certain States Increases
the Impact that Events in
Those States Could Have On
The Certificates .........   The table in Annex A entitled "State Distribution
                             of Mortgaged Properties" sets forth the geographic concentration of the mortgaged properties in the statistical calculation pool, including those states with concentrations above 10%. Homes in California are more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                             o   economic conditions in states with
                                 significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans,

                             o   declines in the residential real estate
                                 markets in states with significant
                                 concentrations may reduce the values of
                                 properties located in those states,
                                 which would result in an increase in the loan-to-value ratios, and

                             o   any increase in the market value of
                                 properties located in states with
                                 significant concentrations would reduce
                                 the loan-to-value ratios and could,
                                 therefore, make alternative sources of
                                 financing available to the borrowers at
                                 lower interest rates, which could result in an increased rate of prepayment of the home equity loans.

Inability to Replace
Servicer Could Affect
Collections and Recoveries
on the Home Equity Loans...  The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service home equity loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each home equity loan, it may be difficult to replace the master servicer at a time when the balance of the home equity loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the home equity loans and related REO properties remaining in the pool. The performance of the home equity loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You May Receive a
Prepayment Because
Subsequent Home Equity
Loans are Not Acquired....   The ability of the issuing entity to acquire
                             subsequent home equity loans will depend on the ability of Countrywide Home Loans, Inc. to originate or acquire home equity loans, if necessary, during the funding period that meet the eligibility criteria for subsequent home equity loans as described in this prospectus supplement.
                             The ability of Countrywide Home Loans, Inc. to originate or acquire loans for subsequent transfer will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                             If the full amount of any deposit in the pre-funding account cannot be used by the end of the funding period to acquire subsequent home equity loans, the amount remaining on deposit in the pre-funding account will be distributed to the holders of the certificates as a prepayment of principal on the distribution date immediately following the end of the funding period. We cannot assure you of the magnitude of any amount on deposit in the pre-funding account at the end of the funding period.

Rights of the NIM Insurer
Limit Your Control and NIM
Insurer Actions May
Negatively Affect You .....  If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a "NIM Insurer Default", the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the offered certificates, and the holders of the offered certificates may exercise these rights only with the prior written consent of the NIM
                             Insurer:

                             o   the right to provide notices of master
                                 servicer defaults and the right to direct the trustee to terminate the rights and obligations of the master servicer under the pooling and servicing agreement upon a default by the master servicer,

                             o   the right to remove the trustee or any
                                 co-trustee or custodian pursuant to the pooling and servicing agreement, and

                             o   the right to direct the trustee to make
                                 investigations and take actions pursuant to the pooling and servicing agreement.

                             In addition, unless a NIM Insurer Default exists, the NIM Insurer's consent will be required before, among other things,

                             o   any removal of the master servicer, any
                                 successor servicer or the trustee and any appointment of any co-trustee,

                             o any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the master servicer with respect to more than 5% of the home equity loans, or

                             o any amendment to the pooling and servicing agreement.

                             Investors in the offered certificates should note that:

                             o the rights granted to the NIM Insurer are extensive,

                             o   the interests of the NIM Insurer may be
                                 inconsistent with, and adverse to, the
                                 interests of the holders of the offered
                                 certificates, and the NIM Insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIM Insurer's rights,

                             o the NIM Insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIM Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other securities backed by comparable home equity loans and with comparable payment priorities and ratings, and

                             o any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

                             See "Description of the Certificates--Rights of the NIM Insurer Under the Pooling and Servicing Agreement" in this prospectus supplement.

Charge-off Policy Could
Result in Reduced or
Delayed Distributions......  A realized loss with respect to a home equity loan will arise beginning with the due period immediately after the due period in which that home equity loan becomes 180 days delinquent. Since it is unlikely that any liquidation proceeds will have been received prior to such date, the stated principal balance of that charged-off home equity loan will be reduced to zero resulting in a realized loss in the amount of the stated principal balance of that home equity loan. If the credit enhancement provided by overcollateralization and excess cashflow has been reduced to zero, this realized loss will be applied to reduce the certificate principal balances of the Class A Certificates. Although this amount would be payable under the terms of the certificate insurance policy, this accelerated recognition of realized losses may reduce the certificate principal balances of the Class A Certificates more quickly which would reduce the interest entitlement of those classes of certificates, further reducing the yield on those classes of certificates.

The Auction of Charged-off
Home Equity Loans May
Not Produce Significant
Proceeds ..................  The master servicer is required to conduct an auction with respect to the charged-off home equity loans as described under "Servicing of Home Equity Loans--Auction of Charged-off Home Equity Loans". There can be no assurance that the requisite number of bids will be received by the master servicer or that a significant amount of charged-off loan proceeds will be received from any auction of charged-off home equity loans. The market for charged-off home equity loans is neither extensive nor liquid and is sensitive to a variety of factors including general economic conditions. A general downturn in the economy is likely to reduce the auction prices for charged-off home equity loans. The net proceeds from any such auction may be less than the net proceeds that the master servicer would have received had it foreclosed upon the mortgaged property related to a charged-off home equity loan and liquidated that property. In addition, any outstanding advances from the master servicer with respect to a home equity loan that has become a charged-off home equity loan will not be reimbursable out of the charged-off loan proceeds. Instead, those advances will become nonrecoverable advances and will be reimbursed to the master servicer from funds in the collection account prior to distributions to certificateholders.

                             In addition, if the master servicer does not initiate foreclosure proceedings with respect to a delinquent home equity loan prior to the related charge-off date, the master servicer will be required to auction the charged-off home equity loan and will not be able to initiate foreclosure proceedings unless the master servicer receives fewer than two bids for the related charged-off home equity loan. The delay in initiation of the foreclosure proceeding may result in reduced net proceeds and will result in a delay in the liquidation of the mortgaged property resulting in a delay in the distribution of the related proceeds.

                             Any proceeds that are received from the
                             liquidation of a charged-off home equity loan after the related charge-off date (net of the master servicer's reimbursable expenses and the related charged-off home equity loan servicing fee) will be charged-off loan proceeds and will be distributable only in accordance with the priorities set forth under "Description of the Certificates--Distributions--Distributions of
                             Charged-off Loan Proceeds".

Recent Developments in the
Residential Mortgage Market
May Adversely Affect the
Performance and Market
Value of Your Securities...  Recently, the residential mortgage market in the
                             United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.


Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected result. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               THE MORTGAGE POOL

General

      CWHEQ, Inc. (the "Depositor") will purchase the Home Equity Loans from Countrywide Home Loans, Inc. and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to in this prospectus supplement as a "Seller" and together they are referred to as the "Sellers") pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 among the Sellers, Countrywide Home Loans Servicing LP, as master servicer (the "Master Servicer"), the Depositor and The Bank of New York, as trustee (the "Trustee"), and will cause the Home Equity Loans to be assigned to the Trustee for the benefit of the holders of the Certificates and the Certificate Insurer.

      Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of February 1, 2007, which is the "Statistical Calculation Date," concerning a pool of home equity loans that the Depositor believes is representative of the home equity loans to be included in the issuing entity. This pool of home equity loans is referred to as the "Statistical Calculation Pool," and the home equity loans are referred to as the "Statistical Calculation Pool Loans."

      A detailed description (the "Detailed Description") of the pool of closed-end, fixed rate, second-lien home equity loans (the "Initial Home Equity Loans") to be included in the issuing entity on the Closing Date (the "Initial Pool") will be filed on Form 8-K with the Securities and Exchange Commission (the "SEC") after the Closing Date. Additionally, in accordance with applicable securities laws, if there are material changes in the characteristics of the Initial Pool, the Depositor will file on Form 8-K with the SEC additional information related to those material changes. The Detailed Description will specify the aggregate of the Stated Principal Balances of the Initial Home Equity Loans included in the Initial Pool as of the later of (x) February 1, 2007 and (y) the date of origination of each such Initial Home Equity Loan (the "Initial Cut-off Date"). The aggregate of the Stated Principal Balances of these Initial Home Equity Loans is referred to as the "Initial Cut-off Date Pool Principal Balance" and the Stated Principal Balance of any Initial Home Equity Loan as of the Initial Cut-off Date is referred to as the "Initial Cut-off Date Principal Balance." The Detailed Description will include for the Home Equity Loans, the information in the same categories that are presented in Annex A with respect to the Statistical Calculation Pool.

      The Statistical Calculation Pool consists of approximately 24,177 home equity loans. The aggregate Stated Principal Balance of the home equity loans included in the Statistical Calculation Pool as of the Statistical Calculation Date is approximately $1,241,999,033 (the "Statistical Calculation Date Pool Principal Balance"). The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Initial Pool as it will be constituted on the Closing Date, although some characteristics of the Initial Home Equity Loans in the Initial Pool will vary. See "-- The Statistical Calculation Pool" below. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

      All of the Home Equity Loans to be included in the issuing entity will be evidenced by promissory notes (the "Mortgage Notes"). The Mortgage Notes will be secured by second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "Mortgaged Properties").

      A majority of the Statistical Calculation Pool Loans are 30/5 Balloon Loans, 30/10 Balloon Loans and 30/15 Balloon Loans (the "Balloon Loans"). A "30/5 Balloon Loan", "30/10 Balloon Loan" and "30/15 Balloon Loan" have original amortization terms of 30 years and original terms to maturity of 5, 10 and 15 years, respectively. (the "Balloon Loans"). The remainder of the Statistical Calculation Pool Loans have terms to maturity of 10, 15, 20, 25 or 30 years as specified in Annex A.

      Certain of the Statistical Calculation Pool Loans as specified in Annex A require a payment of only interest due for approximately 10 or 15 years after origination after which amortization of the principal balance of that Home Equity Loan is required. We refer to these Home Equity Loans as "Interest Only Loans." In the case of the Interest Only Loans with 10 and 15 year terms to maturity and 10 and 15 year interest only periods, respectively, a single principal payment for the full outstanding principal balance will be due at maturity and no other principal payments will be required prior to maturity.

      Except for the Balloon Loans and the Interest Only Loans, the Home Equity Loans to be included in the issuing entity will provide for the full amortization of the amount financed over a series of monthly payments, and a substantial majority of the Home Equity Loans are expected to provide for payments due as of the first day of each month. The Home Equity Loans to be included in the issuing entity will have been originated or purchased by Countrywide Home Loans, Inc. ("Countrywide Home Loans") and will have been originated substantially in accordance with Countrywide Home Loans' underwriting criteria for closed-end second lien home equity loans described in this prospectus supplement under "-- Underwriting Standards."

      Scheduled monthly payments made by the borrowers on the Home Equity Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments.

      None of the Home Equity Loans will be 30 days or more delinquent as of the related Cut-off Date. Delinquencies with respect to the Home Equity Loans will be recognized in accordance with the methodology used by the Office of Thrift Supervision. Hence, a Home Equity Loan is considered "30 days delinquent" if the borrower fails to make a Scheduled Payment prior to the close of business on the Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due. For example, a Home Equity Loan will be considered 30 days delinquent if the borrower fails to make a Scheduled Payment originally due on January 1 by the close of business on February 1.

      The following table sets forth the number of Statistical Calculation Pool Loans, the aggregate Stated Principal Balance of those Statistical Calculation Pool Loans and the percentage of the Statistical Calculation Pool Loans, by aggregate Stated Principal Balance of the Statistical Calculation Pool Loans, that have been contractually delinquent for 30 or more days, one or more times in the last twelve months as of the Statistical Calculation Date. Solely for the purposes of the delinquency information presented in the following table, delinquencies have been recognized in accordance with the methodology used by the Mortgage Bankers Association. Under this methodology, a Home Equity Loan is considered "30 days delinquent" if the borrower fails to make a Scheduled Payment prior to the close of business on the day immediately preceding the Due Date that immediately follows the Due Date on which the Scheduled Payment was originally due.

         Delinquency History of the Statistical Calculation Pool Loans in the Twelve-Month Period Ending on the Statistical Calculation Date


                                                Percent of Statistical
  Delinquency        No. of       No. of Home   Calculation Date Pool     Aggregate Principal
     (Days)        occurrences    Equity Loans    Principal Balance             Balance
  -----------      -----------    ------------    -----------------       --------------------
     30-59               1             90               0.36%                $ 4,470,908.65
                         2             21               0.08%                $ 1,011,946.59
                         3             12               0.04%                 $ 553,035.49
                         4              4               0.01%                 $ 141,721.51
                         5              1                (1)                  $ 23,633.72
   60 or more            1             18               0.08%                 $ 963,812.56
                         2              7               0.04%                 $ 532,078.91
                         3              2                (1)                  $ 44,896.04
                         4              2               0.01%                 $ 91,702.33
                         5              3               0.01%                 $ 182,306.73
                         6              1                (1)                  $ 32,903.81

  ----------

     (1) Less than 0.01%.

      Any Home Equity Loan may be prepaid in full or in part at any time; however, approximately 38.28% of the Statistical Calculation Pool Loans, by Stated Principal Balance of the Home Equity Loans in the Statistical Calculation Pool, and certain other Home Equity Loans may, provide for the payment by the borrower of a prepayment charge on certain prepayments made with respect to the Home Equity Loans within a period of up to five years from the date of execution of the related Mortgage Note. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the applicable period, the borrower prepays the Home Equity Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the Mortgage Rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original balance of the Home Equity Loan. The "Mortgage Rate" with respect to a Home Equity Loan is the annual rate of interest borne by the Home Equity Loan pursuant to the terms of the related Mortgage Note.

      The Home Equity Loans will be selected from among the outstanding one- to four-family mortgage loans in the applicable Seller's portfolio which meet the criteria described in this prospectus supplement. No selection will be made in a manner that would adversely affect the interests of certificateholders or the Certificate Insurer.

      Countrywide Home Loans will make all of the representations specified in the prospectus under "Loan Program -- Representations by Sellers; Repurchases" with respect to all of the Home Equity Loans. Each other Seller will be a special purpose entity established by Countywide Financial Corporation or one of its subsidiaries and will sell home equity loans that were previously acquired from Countrywide Home Loans. Consequently, each Seller other than Countrywide Home Loans will only represent that immediately prior to the assignment of the Home Equity Loans to be sold by it to the Depositor, the Seller had good title to, and was the sole owner of, those Home Equity Loans free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Home Equity Loans pursuant to the Pooling and Servicing Agreement. In addition, the Depositor will represent that following the transfer of the Home Equity Loans to it by the Sellers, the Depositor had good title to the Home Equity Loans and that each of the Mortgage Notes was subject to no offsets, claims, defenses or counterclaims.

      Combined Loan-to-Value Ratio. The "Combined Loan-to-Value Ratio" of a Home Equity Loan at any given time is the ratio, expressed as a percentage, of:

            (1)   the sum of:

                  (a) the original principal balance of the Home Equity Loan and

                  (b) the outstanding principal balance at the date of
            origination of the Home Equity Loan of the senior mortgage loan or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Home Equity Loan, to

            (2)   the Collateral Value of the related Mortgaged Property.

      The "Collateral Value" of a Mortgaged Property is the lesser of:

            (1) the appraised value of the related Mortgaged Property, which may be a full appraisal, drive-by appraisal or electronic appraisal as specified by the underwriting guidelines, and

            (2) in the case of a Mortgaged Property purchased within one year of the origination of the related Home Equity Loan, the purchase price of such Mortgaged Property.

      With respect to a Home Equity Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      Stated Principal Balance. "Stated Principal Balance" means, for any Home Equity Loan and (1) the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable (the "Cut-off Date" ), the unpaid principal balance of the Home Equity Loan as of the applicable Cut-off Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to the Cut-off Date and to the payment of principal due on the Cut-off Date and irrespective of any delinquency in payment by the related borrower or (2) any Distribution Date, the Stated Principal Balance of the Home Equity Loan as of its Cut-off Date, minus the sum of (i) the principal portion of any Scheduled Payments due with respect to the Home Equity Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the most recent Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Home Equity Loan received on or prior to the end of the most recent prepayment period (the period from the 16th day of the month prior to a Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) to and including the 15th day of the month in which the Distribution Date occurs (each a "Prepayment Period")), (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Home Equity Loan and (iv) any Deficient Valuation previously applied to reduce the unpaid principal balance of the Home Equity Loan. The Stated Principal Balance of any Home Equity Loan as to which the related Mortgaged Property has been liquidated and as to which a Final Recovery Determination has been made will be zero on each date following the Due Period in which the Final Recovery Determination is made. The Stated Principal Balance of any Home Equity Loan that is 180 days delinquent will be zero on each date following the close of business on the last day of the calendar month in which such 180th day occurred. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balance of all Home Equity Loans in the Mortgage Pool.

      "Deficient Valuation" means for any Home Equity Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Home Equity Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the federal bankruptcy code.

      A "Determination Date" means with respect to any Distribution Date, the 22nd day of the month of the Distribution Date or, if the 22nd day is not a Business Day, the immediately preceding Business Day; provided that the Determination Date in each month will be at least two business days before the Distribution Date.

The Statistical Calculation Pool

      The statistical information presented in this prospectus supplement is based on the number and the Stated Principal Balances of the Home Equity Loans as of the Statistical Calculation Date. The Statistical Calculation Pool is smaller than the Initial Pool. It is expected that additional Home Equity Loans will be included in the Initial Pool on the Closing Date and that certain of the Statistical Calculation Pool Loans may prepay in part or in full prior to the Closing Date, or may be determined not to meet the eligibility criteria requirements for the Initial Pool and therefore may not be included in the Initial Pool. The Initial Cut-off Date Pool Principal Balance is expected to be approximately $1,596,864,572. The statistical distribution of characteristics for the Initial Pool will vary from the statistical distribution of the characteristics of the Statistical Calculation Pool as presented in this prospectus supplement, although the variance will not be material. Further statistical information regarding the Statistical Calculation Pool Loans is set forth in Annex A of this prospectus supplement.

Assignment of the Home Equity Loans

      Pursuant to the pooling and servicing agreement dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Sellers and the Trustee, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders and the Certificate Insurer, all right, title and interest of the Depositor in and to each Initial Home Equity Loan and all right, title and interest in and to all other assets included in the issuing entity, including all principal and interest received on or with respect to the Initial Home Equity Loans after the Initial Cut-off Date (exclusive of any scheduled principal due on or prior to the Initial Cut-off Date and any interest accruing prior to the Cut-off Date), the Pre-Funded Amount deposited in the Pre-Funding Account on the Closing Date and any amounts deposited in the Capitalized Interest Account on the Closing Date.

      In connection with the transfer and assignment of the Home Equity Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the "Mortgage File") with respect to each Initial Home Equity Loan and each Subsequent Home Equity Loan (collectively, the "Home Equity Loans"):

            (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the Mortgage Note, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements,

            (2) the original recorded Mortgage or a copy thereof with recording information,

            (3) a duly executed assignment of the Mortgage to "Home Equity Loan Asset Backed Certificates, Series 2007-S1, CWHEQ, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of February 1, 2007, without recourse," in recordable form, or a copy thereof with recording information as described in the Pooling and Servicing Agreement,

            (4) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information,

            (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

            (6) the original or duplicate original lender's title policy and all riders thereto or a copy of lender's title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the Closing Date.

      Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Home Equity Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Home Equity Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Home Equity Loans, MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Home Equity Loan.

      Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Mortgage Files:

            (A) not later than the Closing Date, with respect to at least 50% of the Initial Home Equity Loans, and not later than the relevant Subsequent Transfer Date, with respect to at least 10% of the Subsequent Home Equity Loans conveyed on any related Subsequent Transfer Date,

            (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Initial Home Equity Loans, and not later than twenty days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Home Equity Loans conveyed on any related Subsequent Transfer Date, and

            (C) not later than thirty days after the Closing Date, with respect to the remaining Initial Home Equity Loans.

      Assignments of the Home Equity Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states as to which an opinion of counsel is delivered to the effect that the recording is not required to protect the Trustee's interests in the Home Equity Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Home Equity Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which the exception applies. In the event an assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete the assignment as provided in subparagraph (3) above prior to the release. If the assignment of the Home Equity Loan is required to be recorded to protect the interest of the Trustee in the Home Equity Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording. The Depositor expects that substantially all of the assignments will not be recorded based on the opinion of counsel.

      The Trustee will review the Initial Home Equity Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Subsequent Home Equity Loan documents promptly after the Trustee's receipt thereof on or after the related Subsequent Transfer Date as described above, and the Trustee will hold the Home Equity Loan documents in trust for the benefit of the holders of the Certificates and the Certificate Insurer in accordance with its customary procedures, including storing the documents in fire-resistant facilities. After review of the Home Equity Loan documents, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, the Certificate Insurer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure the omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide Home Loans is required to repurchase the related Home Equity Loan from the issuing entity at a price (the "Purchase Price") equal to the sum of:

     (i) 100% of the unpaid principal balance (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Home Equity Loan as of the date of the purchase,

     (ii) accrued interest thereon at the applicable Mortgage Rate (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if the purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders, and

     (iii) any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with the Home Equity Loan.

      Rather than repurchase the Home Equity Loan as provided above, Countrywide Home Loans may remove the Home Equity Loan (a "Deleted Home Equity Loan") from the issuing entity and substitute in its place another Home Equity Loan of like kind (a "Replacement Home Equity Loan"); however, a substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that the substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "Code"). Any Replacement Home Equity Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

            (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Home Equity Loan (the amount of any shortfall to be forwarded by Countrywide Home Loans to the Master Servicer and deposited by the Master Servicer in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

            (2) have the same or higher credit quality characteristics than that of the Deleted Home Equity Loan,

            (3) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Home Equity Loan,

            (4) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Home Equity Loan,

            (5) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Home Equity Loan,

            (6) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate,

            (7) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Home Equity Loan,

            (8) have the same occupancy type and lien priority as the Deleted Home Equity Loan, and

            (9) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Home Equity Loan document.

Pre-Funding

      On the Closing Date, the Depositor will deposit approximately $3,135,428 (the "Pre-Funded Amount" ) in a pre-funding account (the "Pre-Funding Account") established and maintained by the Trustee on behalf of the certificateholders and the Certificate Insurer. Any investment income earned from amounts in the Pre-Funding Account will be paid to Countrywide Home Loans, and will not be available for payments on the Certificates. During the period from the Closing Date until the earlier of (x) the date the amount in the Pre-Funding Account is less than $40,000 and (y) March 30, 2007 (the "Funding Period"), the Depositor is expected to purchase additional home equity loans originated or purchased by a Seller (the "Subsequent Home Equity Loans" ) from a Seller and sell the Subsequent Home Equity Loans to the issuing entity as described below. The purchase price for each Subsequent Home Equity Loan will equal the Stated Principal Balance of that Subsequent Home Equity Loan as of the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the origination date of that Subsequent Home Equity Loan (the related "Subsequent Cut-off Date") and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Home Equity Loans will decrease the amount on deposit in the Pre-Funding Account and increase the Stated Principal Balance of the Mortgage Pool.

      Because some of the home equity loans may not be acquired by the issuing entity until after the Closing Date, there may not be sufficient interest collections from the Initial Home Equity Loans to pay all the interest due on the certificates on the first and possibly the second Distribution Dates. A capitalized interest account (the "Capitalized Interest Account") will be established and funded on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Date during and, if necessary, immediately following the Funding Period as a result of any pre-funding. In addition, the Pooling and Servicing Agreement will permit funds on deposit in the Capitalized Interest Account to be released to Countrywide Home Loans in connection with the conveyance of Subsequent Home Equity Loans upon the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement. Any amounts remaining in the Capitalized Interest Account after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

      Amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account will be invested in permitted investments. The Pre-Funding Account and the Capitalized Interest Account will not be assets of any REMIC.

      Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable Seller, the Depositor and the Trustee, the conveyance of Subsequent Home Equity Loans may be made on any Business Day during the Funding Period (a "Subsequent Transfer Date"), subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement, including that:

     o the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Home Equity Loans,

     o the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders or the Certificate Insurer,

     o the Trustee and the Certificate Insurer receive an opinion of counsel with respect to the validity of the conveyance of the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date,

     o the Trustee and the Certificate Insurer receive an opinion of counsel to the effect that the conveyance of the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date will not (i) result in the imposition of the tax on "prohibited transactions" on the issuing entity or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the issuing entity to fail to qualify as a REMIC at any time that any Certificates are outstanding,

     o the Trustee and the Certificate Insurer receive opinions of counsel to the effect that the conveyance of the Subsequent Home Equity Loans conveyed on the Subsequent Transfer Date from the applicable Seller to the Depositor and the simultaneous conveyance of the Subsequent Home Equity Loans from the Depositor to the issuing entity will be characterized as true sales and not loans secured by the Subsequent Home Equity Loans,

     o the conveyance of the Subsequent Home Equity Loans on the Subsequent Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the Certificates (without taking the Certificate Insurance Policy into account),

     o no Subsequent Home Equity Loan conveyed on the Subsequent Transfer Date was 30 or more days delinquent, and

     o following the conveyance of the Subsequent Home Equity Loans on the Subsequent Transfer Date to the issuing entity, the characteristics of the Home Equity Loans will not vary by more than the permitted variance specified in the table below; provided that for the purpose of making the calculations, the characteristics for any Initial Home Equity Loan will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Home Equity Loan will be taken as of the Subsequent Cut-off Date:

                                                           Permitted Variance
      Characteristic                                           or Range
      ----------------------------                         -------------------
      Average Stated Principal Balance.......    $ 52,069        +/-5.00%
      Weighted Average Mortgage Rate.........    8.653%          +/-0.10%
      Weighted Average Original Combined         89.91%          +/- 3.00%
         Loan-to-Value Ratio.................
      Weighted Average Remaining Term to         216 months      +/- 3 months
      Maturity...............................
      Weighted Average FICO Score............    710 points      +/-5 points



      Within thirty days after each Subsequent Transfer Date, the Depositor is required to deliver to the Trustee and the Certificate Insurer a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Home Equity Loans conveyed on the related Subsequent Transfer Date conform to the characteristics described in the last two bullet points set forth above. Other than the delivery of that letter, no other party will independently verify satisfaction of the conditions set forth above with respect to a transfer of Subsequent Home Equity Loans.

Underwriting Standards

General

      The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to fixed rate closed-end second lien home equity loans. Countrywide Home Loans has been originating fixed rate closed-end second lien home equity loans since 1996. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to Countrywide Home Loans' underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

      Each applicant for a closed-end second lien home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a closed-end second lien home equity loan, Countrywide Home Loans will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

      Countrywide Home Loans originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Stated Income Stated Asset Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the "Full Documentation Program" will provide a complete and executed Verification of Employment covering a two-year period, as well as current pay stubs covering one month and W-2 forms or tax returns covering the most recent two years. The "Alternative Documentation Program" permits a salaried borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. Under the "Reduced Documentation Program", certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. With the "Stated Income Stated Asset Documentation Program," certain credit underwriting documentation concerning income and employment verification is waived along with asset verification. The Stated Income Stated Asset Documentation Program is typically for borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. The "Streamlined Documentation Program" allows for a single pay stub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The "Super-Streamlined Documentation Program" is available for first lien borrowers with good credit and mortgage history with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with Countrywide Home Loans and have not been 30 days delinquent in payment during the previous twelve month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from Countrywide Home Loans is used in lieu of a new appraisal and is subsequently used to determine the combined loan-to-value ratios for the new closed-end second lien home equity loan. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation or asset verification is generally required. A telephonic verification of employment is required before loan closing.

      Full appraisals are generally performed on all closed-end second lien home equity loans that at origination had a loan amount greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain closed-end second lien home equity loans that had at origination a loan amount between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain closed-end second lien home equity loans with loan amounts less than $250,000, determined by the FICO score of the borrower, Countrywide Home Loans may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for closed-end second lien home equity loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively.

      After obtaining all applicable income, liability, asset, employment, credit and property information, Countrywide Home Loans generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the closed-end second lien home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. Countrywide Home Loans currently offers closed-end second lien home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

      It is generally Countrywide Home Loans' policy to require a title search, legal vesting or limited coverage policy before it makes a closed-end second lien home equity loan for amounts less than or equal to $100,000. If the closed-end second lien home equity loan has an original principal balance of more than $100,000, Countrywide Home Loans requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. Closed-end second lien home equity loans with an original principal balance up to $250,000 may be insured by a lien protection policy. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title.


                         THE CREDIT INSURANCE PROVIDER

      The information in the sections entitled "The Credit Insurance Provider" and "The Credit Insurance Policy" has been provided by Old Republic Insurance Company (referred to in this prospectus supplement as "Old Republic" or the "Credit Insurance Provider").

      Old Republic, a Pennsylvania insurance company with its home office in Greensburg, Pennsylvania and its corporate offices in Chicago, Illinois, is a wholly owned subsidiary of the Old Republic International Corporation, a Delaware corporation. Old Republic underwrites property and casualty risks and performs related risk management services for a large variety of commercial insureds. Workers' compensation, general liability (including the general liability portion of commercial package policies) and commercial automobile full coverage protection are the major classes of insurance underwritten for businesses. Old Republic is licensed in all states as well as the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands. At December 31, 2005, Old Republic reported, on a statutory accounting basis, surplus as regards policyholders (consisting of capital stock, gross paid in and contributed surplus, and unassigned surplus) of $783,683,757. An Annual Statement for Old Republic, on the Fire and Casualty Form promulgated by the National Association of Insurance Commissions, for the year ended December 31, 2005, is available upon request to the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, CWHEQ Home Equity Loan Trust, Series 2007-S1.

      Neither Old Republic International Corporation nor any of its affiliates has guaranteed or agreed to assume the obligations of Old Republic in connection with this credit insurance program.

      Old Republic offers credit insurance on second loans and unsecured loans. The information provided by Old Republic with respect to its credit insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the Certificates that are the subject of this document.

      The financial strength of Old Republic has been rated "AA" by S&P, "Aa2" by Moody's and "A+" by A.M. Best. The rating agency issuing the rating can withdraw or change its rating at any time.

      Other than the information in the sections entitled "The Credit Insurance Provider" and "The Credit Insurance Policy" furnished by Old Republic, neither Old Republic nor any of its affiliates has independently verified any other information in this prospectus supplement or the prospectus. In addition, neither Old Republic nor any of its affiliates make any representations regarding the Certificates or the advisability of investing in the Certificates.

                          THE CREDIT INSURANCE POLICY

      A credit insurance policy (the "Credit Insurance Policy") will be issued by Old Republic to the Trustee, for the benefit of the certificateholders and the Certificate Insurer, to provide coverage if a borrower defaults on a Home Equity Loan covered by it and no exclusions are applicable. As of the end of the Funding Period, Home Equity Loans with Stated Principal Balances equaling approximately 50.00% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Home Equity Loans and the amount deposited in the Pre-Funding Account on the Closing Date will be covered under the Credit Insurance Policy (the "Covered Loans"). The Covered Loans were selected by Old Republic from the mortgage pool in accordance with its selection criteria. Subject to certain limitations, the Credit Insurance Policy will be available to cover losses from failure by the borrowers to make scheduled payments on the Covered Loans that are not subject to a policy exclusion, up to an aggregate amount equal to approximately 8.00% of the aggregate Stated Principal Balance of the Covered Loans as of the Cut-off Date, which is expected to be approximately $64,496,067. The Trustee will be responsible for forwarding the aggregate premiums for the Credit Insurance Policy (collectively, the "Credit Insurance Premium") from funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement, and the Master Servicer will receive and present claims with respect to that policy, and provide certain notices under the Credit Insurance Policy, all in accordance with the terms of the Credit Insurance Policy, on behalf of itself, the Trustee, the Certificate Insurer and the certificateholders.

      The following summary describes certain provisions of the Credit Insurance Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Credit Insurance Policy, a copy of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

      The Credit Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Covered Loans and only upon satisfaction of certain conditions, including those conditions described below. The original amount of coverage under the Credit Insurance Policy will be reduced over the life of the Certificates by the aggregate dollar amount of claims paid thereunder.

      A "default" that is covered under the Credit Insurance Policy will consist of a failure of the borrower under a Covered Loan to make any payment due under the terms of that loan at the time and in the manner and amount specified in the note evidencing that Covered Loan. Claims under the Credit Insurance Policy for a loss with respect to a Covered Loan must be filed no later than the date on which the Covered Loan is six months in default (unless the Credit Insurance Provider grants an extension of that claim period in writing, or such longer period as may be permitted by applicable law), and written demand on the borrower for the full unpaid balance of that Covered Loan must be made prior to the filing of the claim.

      Subject to the maximum liability limits described above, the Credit Insurance Policy insures each Covered Loan against loss equal to:

   o the amount of the full unpaid principal balance on the Covered Loans, plus

   o all uncollected earned interest on the Covered Loan at the applicable rate to the date of presentation of proof of loss, plus

   o uncollected, paid court costs (including fees paid for issuing, serving and filing summons), subject to certain limitations set forth in the Credit Insurance Policy, plus

   o certain attorneys' fees actually paid, subject to certain limitations set forth in the Credit Insurance Policy.

      The Credit Insurance Provider will be required under the Credit Insurance Policy to pay a loss on a Covered Loan within 30 days after satisfactory evidence of loss has been provided to the Credit Insurance Provider. Upon payment of a loss on a Covered Loan by the Credit Insurer, such Covered Loan, including all rights of recovery under the Covered Loan, will be assigned to the Credit Insurer.

      Claims involving certain Covered Loans will be excluded from the coverage of the Credit Insurance Policy. The Credit Insurance Provider will not be liable for losses in connection with such excluded loans (i.e., any Home Equity Loans other than the Covered Loans). The exclusions, more particularly described in the Credit Insurance Policy, include, without limitation:

   o any Covered Loan with respect to which the related borrower had a credit score below 614 or debt-to-income ratio in excess of 55% at the time of application for the Home Equity Loan,

   o any Covered Loan with respect to which the related borrower was 30 days or more delinquent on all or part of a scheduled monthly payment on that Home Equity Loan, as of the effective date of the Credit Insurance Policy, and

   o any Covered Loan for which the aggregate outstanding principal balance was greater than $339,772 as of the effective date of the Credit Insurance Policy.

      In addition, if, at the time of any loss or default with respect to any of the Covered Loans, there is any other valid and collectible insurance which would attach if the Credit Insurance Policy had not been effected, the Credit Insurance Policy will apply only as excess and in no event as contributing insurance, and then only after all other insurance has been exhausted.

      The premium for the Credit Insurance Policy will be paid on each Distribution Date and will be equal to the sum of the Credit Insurance Premiums for each Covered Loan as of the first day of the month preceding such Distribution Date. The Credit Insurance Premium for a Covered Loan will be 1/12th of the applicable Credit Insurance Premium Rate multiplied by the unpaid principal balance of that Covered Loan.

                 TERMINATION OR REPLACEMENT OF THE CREDIT INSURANCE POLICY

      If the Credit Insurance Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of Old Republic is reduced to "A+" or below by S&P or "A1" or below by Moody's or if Old Republic fails to make any payment due under the Credit Insurance Policy, the Master Servicer will use its best efforts to obtain a comparable policy in form and substance acceptable to the Certificate Insurer from an insurer that is acceptable to the rating agencies and to the Certificate Insurer. The replacement policy will provide coverage equal to the then remaining coverage of the Credit Insurance Policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the Credit Insurance Policy, the Master Servicer, at the written direction of the Certificate Insurer, will either (i) obtain a replacement credit insurance policy with reduced coverage so that its premium cost will not exceed the premium cost of the Credit Insurance Policy or (ii) from interest collections on the Home Equity Loans for each Due Period, deposit into the Premium Account the amounts that would have been paid as premium on the Credit Insurance Policy had it not been terminated, which amounts will be available to pay certain amounts due on the Class A Certificates prior to making any draws on the Certificate Insurance Policy as described under "Description of the Certificates--Premium Account" in this prospectus supplement. The amount remaining in the Premium Account after the payment in full of the Class A Certificates and amounts owing to the Certificate Insurer will be paid to the Class C Certificates.

      The Credit Insurance Policy also may be terminable, in whole or in part, by the Depositor if the Credit Insurance Provider fails to or is unable to deliver any information, report, certification or accountants' consent necessary for the Depositor to comply with its reporting obligations with respect to the issuing entity and Old Republic under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which continues unremedied for a specified grace period. Any such termination or partial termination will not be effective unless one or more replacement credit insurance policies covering the then-outstanding Covered Loans is obtained from a credit insurance provider acceptable to the Certificate Insurer under a policy or policies acceptable to the rating agencies and the Certificate Insurer. Any replacement policy or policies will provide coverage as described above. The Credit Insurance Policy will not be amended in any manner that materially and adversely affects the coverage provided thereby without the prior written consent of the Certificate Insurer.

                       SERVICING OF THE HOME EQUITY LOANS

General

      The Master Servicer will master service all of the Home Equity Loans in accordance with the terms set forth in the Pooling and Servicing Agreement and the Credit Insurance Policy. The Master Servicer has agreed to service and administer the Home Equity Loans in accordance with customary and usual standards of practice of prudent home mortgage lenders. The Master Servicer has also agreed to represent and protect the interest of the Trustee in the Home Equity Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Home Equity Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Home Equity Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 270 days, provided that the Master Servicer will not extend the due date of any such Home Equity Loan past the maturity date for the latest maturing Home Equity Loan as of the Cut-off Date. A modification, waiver or amendment may initially result in a reduction in the payments made under a Home Equity Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Home Equity Loan over the life of the Home Equity Loan.

      The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Home Equity Loans.

Countrywide Home Loans Servicing LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by affiliates of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

      Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for approximately $5.752 billion and $17.849 billion, respectively, in closed-end, second-lien mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans).

Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

                                                                Consolidated Mortgage Loan Production
                                                                -------------------------------------

                                                                             Years Ended
                                                                             December 31,

                                        ---------------- ---------------- ---------------- ---------------- ----------------
                                             2002             2003             2004             2005             2006
                                        -------------    -------------    -------------    -------------    -------------
                                                         (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................       993,538        1,509,925          826,914          776,479          723,933
  Volume of Loans.......................  $    149,072     $    234,526     $    134,762     $    159,561     $    149,095
     Percent of Total Dollar Volume.....         59.2%            53.9%            37.1%            32.2%            32.2%
Conventional Non-conforming Loans
  Number of Loans.......................       283,536          562,389          529,192          866,476          730,511
  Volume of Loans.......................  $     62,665     $    138,006     $    144,663     $    235,614     $    211,841
     Percent of Total Dollar Volume.....         24.9%            31.7%            39.9%            47.6%            45.8%
FHA/VA Loans
  Number of Loans.......................       157,626          196,063          105,562           80,555           89,753
  Volume of Loans.......................  $     19,093     $     24,402     $     13,247     $     10,714     $     13,093
     Percent of Total Dollar Volume.....          7.6%             5.6%             3.6%             2.2%             2.8%
Prime Home Equity Loans
  Number of Loans.......................       316,049          453,817          587,046          728,252          716,353
  Volume of Loans.......................  $     11,650     $     18,103     $     30,893     $     44,850     $     47,876
     Percent of Total Dollar Volume.....          4.6%             4.2%             8.5%             9.1%            10.4%
Nonprime Mortgage Loans
  Number of Loans.......................        63,195          124,205          250,030          278,112          245,881
  Volume of Loans.......................  $      9,421     $     19,827     $     39,441     $     44,637     $     40,596
     Percent of Total Dollar Volume.....          3.7%             4.6%            10.9%             9.0%             8.8%
Total Loans
  Number of Loans.......................     1,813,944        2,846,399        2,298,744        2,729,874        2,506,431
  Volume of Loans.......................  $    251,901     $    434,864     $    363,006     $    495,376     $    462,501
  Average Loan Amount...................  $    139,000     $    153,000     $    158,000     $    181,000     $    185,000
  Non-Purchase Transactions(1)..........           66%              72%              51%              53%              55%
  Adjustable-Rate Loans(1)..............           14%              21%              52%              52%              46%

---------
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

      The Master Servicer has established standard policies for the servicing and collection of the closed-end second lien home equity loans. Servicing includes, but is not limited to,

   o the collection and aggregation of payments relating to the mortgage loans;

   o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

   o the preparation of tax related information in connection with the mortgage loans.

     The general policy of the Master Servicer is to initiate foreclosure in the underlying property for a mortgage loan,

   o after the loan is 61 days or more delinquent (two payments due but not received) and satisfactory arrangements cannot be made with the borrower; or

   o   if a notice of default on a senior lien is received by the Master
       Servicer.

      Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

      Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      After foreclosure, if the mortgaged property securing the closed-end second lien home equity loan is also securing a first mortgage lien, the Master Servicer may liquidate the mortgaged property and charge off the closed-end second lien home equity loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire closed-end second lien home equity loan and may seek a money judgment against the borrower. Generally, the Master Servicer will charge off the entire closed-end second lien home equity loan when the related mortgaged property is liquidated, unless the Master Servicer has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by the Master Servicer subsequently.

      Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio, and applicable laws and regulations, and, at all times, such policies and practices with respect to the Home Equity Loans in the Mortgage Pool will be consistent with any insurance policy or other credit enhancement related to the Home Equity Loans.

      The Master Servicer will also attempt to liquidate Home Equity Loans that are Charged-off Home Equity Loans through foreclosure or the auction process described under "--Auction of Charged-off Home Equity Loans" below.

Servicing Compensation and Payment of Expenses

      The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") from collections with respect to each Home Equity Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The "Servicing Fee Rate" for each Home Equity Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Home Equity Loans that are prepaid in full, as described in this prospectus supplement under "-- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Home Equity Loans." The Master Servicing Fee will not be payable for any Charged-off Home Equity Loan beginning with the Due Period immediately after the related Charge-off Date.

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Home Equity Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Home Equity Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Home Equity Loans

      When a borrower prepays all or a portion of a Home Equity Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment Period to the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "Compensating Interest" and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed. Any shortfall in interest distributions to the Class A certificateholders resulting from Prepayment Interest Shortfalls will not be covered by the Certificate Insurance Policy.

Advances

      Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance (an "Advance") from its own funds, or funds in the Certificate Account that are not required to be distributed on the Distribution Date, on the Business Day immediately preceding the Distribution Date (a "Master Servicer Advance Date"), the sum of:

  o an amount equal to the aggregate of payments of principal and interest on the Home Equity Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related Determination Date; and

  o an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Home Equity Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan ("REO

      Property"), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Home Equity Loan a Final Recovery Determination has not been made.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Home Equity Loan. The Master Servicer is not required to, and will not, make any Advances (i) with respect to a Charged-off Home Equity Loan after the related Charge-off Date or (ii) with respect to a Covered Loan if a claim under the Credit Insurance Policy is pending with respect to such Covered Loan. If the Master Servicer determines on any Determination Date to make an Advance, that Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Home Equity Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer's certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the Certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Home Equity Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Home Equity Loan from the issuing entity immediately following the modification and (ii) the Stated Principal Balance of such Home Equity Loan, when taken together with the aggregate of the Stated Principal Balances of all other Home Equity Loans that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the Certificates. Any purchase of a Home Equity Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Home Equity Loan, plus accrued and unpaid interest on the Home Equity Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Home Equity Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Home Equity Loan. Purchases of Home Equity Loans may occur when prevailing interest rates are below the Mortgage Rates on the Home Equity Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

Auction of Charged-off Home Equity Loans

      Any Home Equity Loan that is 180 days delinquent will be a "Charged-off Home Equity Loan", except that a Charged-off Home Equity Loan does not include
(i) a Home Equity Loan that has been charged-off by the Master Servicer as bad debt prior to the related Charge-off Date, (ii) a Covered Loan with a claim that is pending or a claim that has been paid under the Credit Insurance Policy and (iii) a Covered Loan that has been the subject of a Loss Coverage Payment under the Loss Coverage Obligation of the Sponsor. The close of business on the last day of the calendar month in which the 180th day after the Due Date related to a delinquent Scheduled Payment occurs is referred to as the "Charge-off Date".

      The Master Servicer is required under the Pooling and Servicing Agreement to use reasonable efforts to solicit bids from at least two unaffiliated third parties for the purchase of a Charged-off Home Equity Loan on a quarterly basis during the period commencing on the related Charge-off Date and ending one year after the related Charge-off Date (such time period, the "Auction Period"). If more than one Charged-off Home Equity Loan exists, the Master Servicer may solicit bids for a single Charged-off Home Equity Loan, a portion of the outstanding

Charged-off Home Equity Loans or all of the outstanding Charged-off Home Equity Loans. If fewer than two bids from unaffiliated third parties with respect to a Charged-off Home Equity Loan are received during the related Auction Period, the Master Servicer will use reasonable efforts to foreclose the property securing the related Charged-off Home Equity Loan to the extent that the Master Servicer determines that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. If two or more bids with respect to a Charged-off Home Equity Loan are received during the related Auction Period, the Master Servicer will arrange for the sale of the Charged-off Home Equity Loan to the highest bidder. The Master Servicer will prepare on behalf of the issuing entity any necessary documentation required to transfer title to the Charged-off Home Equity Loans from the issuing entity to the purchaser. The Master Servicer will deduct from the proceeds of the sale or foreclosure of such Charged-off Home Equity Loan its reimbursable expenses incurred in connection with the liquidation and sale or foreclosure of a Charged-off Home Equity Loan and a servicing fee equal to 10% of any proceeds from such Charged-off Home Equity Loan, regardless of whether those proceeds arise as a result of a sale, an auction, foreclosure or otherwise.

                               THE ISSUING ENTITY

      In connection with the issuance of the Certificates, the Depositor has formed CWHEQ Home Equity Loan Trust, Series 2007-S1, a common law trust created under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. CWHEQ Home Equity Loan Trust, Series 2007-S1 is referred to in this prospectus supplement as the "issuing entity" and is referred to in the prospectus as the "Trust" or the "Trust Fund". The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the Pooling and Servicing Agreement, the issuing entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

      Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=04200702. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

  o prior securitized pools of Countrywide Home Loans that do not include the Home Equity Loans and that were established before January 1, 2006; or

  o in the case of information regarding the Home Equity Loans, information about the Home Equity Loans for periods before January 1, 2006.

      We cannot assure you that the prepayment, loss or delinquency experience of the Home Equity Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the home equity loans in those securitized pools differ from the characteristics of the issuing entity's Home Equity Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, make it unlikely that the issuing entity's Home Equity Loans will perform in the same way that any of those pools has performed.

                        DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

      The CWHEQ, Inc., Home Equity Loan Asset Backed Certificates, Series 2007-S1 (the "Certificates") will consist of the Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-R, Class E-P, Class P and Class C Certificates.

      When describing the Certificates in this prospectus supplement we use the following terms:

      Designation                             Class of Certificates
------------------------    ---------------------------------------------------
Class A Certificates           Class A-1-A, Class A-1-B, Class A-2, Class A-3,
                               Class A-4, Class A-5 and Class A-6 Certificates

Adjustable Rate
Certificates                   Class A-1-A Certificates

Fixed Rate Certificates        Class A-1-B, Class A-2, Class A-3, Class A-4,
                               Class A-5 and Class A-6 Certificates

Offered Certificates           Class A-1-A, Class A-1-B, Class A-2, Class A-3,
                               Class A-4, Class A-5, Class A-6 and Class A-R
                               Certificates

The Certificates are generally referred to as the following types:


                    Class                        Type
          ------------------------  ------------------------------------
           Class A-1-A              Senior/Adjustable Rate

           Class A-1-B              Senior/Fixed Rate

           Class A-2                Senior/Fixed Rate

           Class A-3                Senior/Fixed Rate

           Class A-4                Senior/Fixed Rate

           Class A-5                Senior/Fixed Rate

           Class A-6                Senior/Fixed Rate/NAS

           Class A-R                Senior/REMIC Residual

           Class P                  Prepayment Charges

           Class C                  Residual

           Class E-P                Excess Charged-off Loan Proceeds

Book-Entry Certificates; Denominations

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") may elect to hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof. Except as set forth under "Description of the Securities--Book-Entry Registration of Securities" in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

Glossary of Terms

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "Adjusted Mortgage Rate" with respect to each Home Equity Loan means the applicable Mortgage Rate less the related Servicing Fee Rate.

      "Adjusted Net Mortgage Rate" with respect to each Home Equity Loan means the Mortgage Rate less the related Expense Fee Rate.

      "Business Day" is any day other than:

            (1) a Saturday or Sunday or

            (2) a day on which the Certificate Insurer or banking institutions in the state of New York or California are required or authorized by law to be closed.

      "Certificate Principal Balance" means for any class of Class A Certificates, the aggregate outstanding principal balance of all Certificates of the class, less:

            (1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal, including in the case of the Class A Certificates, any payments of principal under the Certificate Insurance Policy; and

            (2) the Applied Realized Loss Amounts allocated to the class;

   o provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Class A Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, pro rata, by the amount of Subsequent Recoveries collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class). However, to the extent an Applied Realized Loss Amount with respect to any class of Class A Certificates was covered under the Certificate Insurance Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class, and such Subsequent Recovery will instead be paid to the Certificate Insurer to the extent of the Applied Realized Loss Amount covered under the Certificate Insurance Policy, and

   o any payment of principal under the Certificate Insurance Policy up to the amount of the Applied Realized Loss Amount in respect of any class of Class A Certificates will not result in a further reduction of the Certificate Principal Balance of that class of Class A Certificates.

      After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Class A Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal". Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer under the Pooling and Servicing Agreement, the "Certificate Principal Balance" of the Class A Certificates is not reduced by the amount of any payments made by the Certificate Insurer in respect of principal on the Class A Certificates under the Certificate Insurance Policy, except to the extent that the payment has been reimbursed to the Certificate Insurer pursuant to the provisions of the Pooling and Servicing Agreement.

      "Charged-off Loan Proceeds" means any Insurance Proceeds and all other net proceeds received with respect to a Charged-off Home Equity Loan after the related Charge-off Date in connection with the partial or complete liquidation of a Charged-off Home Equity Loan (whether through trustee's sale, foreclosure sale, the auction process described under "Servicing of the Home Equity Loans--Auction of Charged-off Home Equity Loans" or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received after the related Charge-off Date with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a Charged-off Home Equity Loan (net of unreimbursed Servicing Advances and the related Charged-off Home Equity Loan servicing fee).

      "Distribution Date" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in March 2007.

      "Due Period" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "Excess Proceeds" with respect to a liquidated Home Equity Loan, other than a Charged-off Home Equity Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of
(i) the unpaid principal balance of the Home Equity Loan plus (ii) accrued interest on the Home Equity Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Home Equity Loan.

      "Final Recovery Determination" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Home Equity Loan.

      "Insurance Proceeds" means all proceeds of any insurance policy (including, without limitation, the Credit Insurance Policy but not including the Certificate Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "Liquidation Proceeds" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Home Equity Loan (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Home Equity Loan (other than the amount of the net proceeds representing Excess Proceeds and other than amounts paid under the Certificate Insurance Policy), less the related unreimbursed Advances, Servicing Fees and Servicing Advances. To the extent that any proceeds of the liquidation of a Home Equity Loan are recovered by Old Republic in connection with a claim paid under the Credit Insurance Policy, under the terms of that policy, such proceeds will not be included in the Liquidation Proceeds available to the issuing entity thereunder. For avoidance of doubt, Liquidation Proceeds do not include Charged-off Loan Proceeds.

      "Percentage Interest" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "Record Date" means:

            (1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2) in the case of the Fixed Rate and Class A-R Certificates, the last Business Day of the month preceding the month of that Distribution Date.

      "Subsequent Recoveries" means, with respect to any Home Equity Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of the Home Equity Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses and other than amounts paid under the Certificate Insurance Policy). Subsequent Recoveries do not include Charged-off Loan Proceeds.

      Definitions related to Interest Calculations and Distributions.

      "Accrual Period" for any Distribution Date, means (i) for the Adjustable Rate Certificates, the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date and (ii) for the Fixed Rate Certificates, the calendar month before the month of that Distribution Date.

      "Certificate Insurance Premium" means for any Distribution Date the fee payable to the Certificate Insurer in respect of its services as Certificate Insurer that accrues at the Certificate Insurance Premium Rate for the Class A Certificates on a balance equal to the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date or, in the case of the first Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates on the Closing Date. The Certificate Insurance Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      "Certificate Insurance Premium Rate" means a rate equal to 0.130% per annum.

      "Certificate Insurer Reimbursement Amount" means, with respect to any Distribution Date, (i) all Insured Payments paid by the Certificate Insurer for which the Certificate Insurer has not been reimbursed prior to the Distribution Date, plus (ii) interest accrued on the Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Insured Payments were made, plus (iii) any other amounts then due and owing to the Certificate Insurer under the insurance and indemnity agreement relating to the Certificate Insurance Policy plus interest accrued on such amounts not previously paid calculated at the Late Payment Rate.

      "Credit Insurance Premium" means for any Distribution Date the fee payable to the Credit Insurance Provider that accrues at the applicable Credit Insurance Premium Rate on the unpaid principal balance of each Covered Loan. The Credit Insurance Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      "Credit Insurance Premium Rate" means the rate at which the Credit Insurance Premium accrues on each Home Equity Loan, ranging from 0.690% to 2.820% per annum. As of the Initial Cut-off Date, the weighted average Credit Insurance Premium Rate is expected to equal approximately 1.015% per annum.

      "Current Interest" with respect to each class of interest-bearing Certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

      "Expense Fee Rate" with respect to each Home Equity Loan is equal to the sum of (i) the Servicing Fee Rate and the Trustee Fee Rate and (ii) with respect to a Covered Loan, the Credit Insurance Premium Rate. As of the Initial Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 1.016% per annum.

      "Interest Carry Forward Amount," with respect to each class of interest-bearing Certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates over

            (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "Interest Determination Date" means for the Adjustable Rate
Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "Interest Funds" means for any Distribution Date, (1) an amount equal to
(a) the Interest Remittance Amount for that Distribution Date plus (b) solely for the purposes of calculating the Deficiency Amount, the amount on deposit in the Premium Account after taking into account any deposits to the Premium Account on such Distribution Date, less (2) the Trustee Fee for the Distribution Date, less (3) the Credit Insurance Premium for the Covered Loans for such Distribution Date.

      "Interest Remittance Amount" means with respect to any Distribution
Date:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest collected during the related Due
            Period, less the related Master Servicing Fee,

                  (2) all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3) all Advances relating to interest,

                  (4) all Compensating Interest,

                  (5) all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest),

                  (6) any payments received under the Credit Insurance Policy attributable to interest for the related Due Period,

                  (7) any Loss Coverage Payment attributable to interest for the related Due Period,

                  (8) any Seller Interest Shortfall Payment, and

                  (9) for each Distribution Date during, and the Distribution
            Date immediately after, the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less

            (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period.

      "Net Rate Cap" for each Distribution Date means (1) the weighted average Adjusted Net Mortgage Rates of the Home Equity Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), less (2) the Certificate Insurance Premium Rate, times a fraction, the numerator of which is (a) the aggregate Certificate Principal Balance of the Class A Certificates and the denominator of which is (b) the aggregate Stated Principal Balance of the Home Equity Loans as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amount on deposit in the Pre-Funding Account as of the first day of that Due Period. The Net Rate Cap is adjusted in the case of the Class A-1-A Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

      "Net Rate Carryover" for a class of Class A Certificates on any Distribution Date means the excess of:

            (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

            (2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      Any Net Rate Carryover for the Class A Certificates will not be covered by the Certificate Insurance Policy.

      The "Pass-Through Margin" for the Class A-1-A Certificates is 0.110%.

      "Pass-Through Rate" with respect to each Accrual Period and the Class A-1-A Certificates means a per annum rate equal to the lesser of:

            (1) One-Month LIBOR for the Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for the class, and

            (2) the Net Rate Cap for the related Distribution Date.

      "Pass-Through Rate" with respect to each Accrual Period and the Fixed Rate Certificates means a per annum rate equal to the lesser of:

            (1) the fixed rate for the class set forth in the table below, and

            (2) the Net Rate Cap for the related Distribution Date.

          Class of Certificates                       Pass-Through Rate
          ---------------------                       -----------------
          Class A-1-B.......................                5.888%
          Class A-2.........................                5.609%
          Class A-3.........................                5.810%
          Class A-4.........................                5.874%
          Class A-5.........................                6.018%
          Class A-6.........................                5.693%


      "Premium Account" means an account created and maintained by the Trustee on behalf of the certificateholders and the Certificate Insurer.

      "Seller Interest Shortfall Payment" means, with respect to any Initial Home Equity Loan that does not have a scheduled interest payment due date on or before the Due Date in the month of the first Distribution Date or any Subsequent Home Equity Loan that does not have a scheduled interest payment due date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Home Equity Loan.

      "Trustee Fee Rate" means a rate equal to 0.009% per annum.


      Definitions related to Principal Calculations and Distributions.

      "Class A Principal Distribution Amount" for any Distribution Date means the excess of:

            (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

            (2) the aggregate Stated Principal Balance of the Home Equity Loans for the Distribution Date minus the Overcollateralization Target Amount for such Distribution Date.

      A "Cumulative Loss Trigger Event" exists with respect to any Distribution Date on or after the Stepdown Date, if (x) the aggregate amount of Realized Losses (calculated without taking into account payments made under the Credit Insurance Policy or any Loss Coverage Payment) on the Home Equity Loans from the Cut-off Date for each Home Equity Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries and Charged-off Loan Proceeds received through the last day of that Due Period) exceeds (y) the applicable percentage, for that Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

      Distribution Date                     Percentage
      -----------------                     ----------


      September 2009 --February 2010.....   2.175% with respect to
                                            September 2009, plus an
                                            additional 1/6th of 0.725%
                                            for each month thereafter
                                            through February 2010

      March 2010 -- February 2011........   2.900% with respect to March
                                            2010, plus an additional
                                            1/12th of 1.200% for each
                                            month thereafter through
                                            February 2011

      March 2011 -- February 2012........   4.100% with respect to March
                                            2011, plus an additional
                                            1/12th of 1.150% for each
                                            month thereafter through
                                            February 2012

      Distribution Date                     Percentage
      -----------------                     ----------

      March 2012 -- February 2013........   5.250% with respect to March
                                            2012, plus an additional
                                            1/12th of 0.550% for each
                                            month thereafter until
                                            February 2013

      March 2013 and thereafter.........    5.800%

      A "Delinquency Trigger Event" exists with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty-Day Delinquency Rate for the outstanding Home Equity Loans exceeds 4.50% for that Distribution Date.

      "Excess Overcollateralization Amount" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount for the Distribution Date and (2) the Excess Cashflow for the Distribution Date.

      "Final Scheduled Distribution Date" with respect to the Class A Certificates and the Certificate Insurance Policy, the Distribution Date occurring in the month following the month of the scheduled maturity date of the Home Equity Loan having the latest scheduled maturity date.

      "NAS Principal Distribution Amount" for any Distribution Date means the product of:

            (1) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates, in each case immediately prior to the Distribution Date,

            (2) any amounts to be distributed to the Class A Certificates on the Distribution Date pursuant to clause (2) under "--Distributions--Distributions of Principal" below, and

            (3) the applicable percentage for the Distribution Date set forth in the following table:

                      Distribution Date              Percentage
                      -----------------              ----------

                     March 2007 -- February 2010          0%
                     March 2010 -- February 2012          45%
                     March 2012 -- February 2013          80%
                     March 2013 -- February 2014         100%
                     March 2014 and thereafter           300%


      "OC Floor" means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the amount deposited in the Pre-Funding Account on the Closing Date.

      "Overcollateralization Deficiency Amount" with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to the distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

      "Overcollateralization Reduction Amount" for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the Distribution Date.

      "Overcollateralization Target Amount" means with respect to any Distribution Date: (a) prior to the Stepdown Date, an amount equal to 1.85% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.70% of the aggregate Stated Principal Balance of the Home Equity Loans for that Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

       "Overcollateralized Amount" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Home Equity Loans for the Distribution Date and the amount on deposit in the Pre-Funding Account on the Distribution Date (except for any amounts to be released from the Pre-Funding Account on such Distribution Date) exceeds (y) the aggregate Certificate Principal Balance of the Class A Certificates as of the Distribution Date (after giving effect to the distribution of the Principal Remittance Amount on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

      "Principal Distribution Amount" with respect to each Distribution Date means the sum of:

            (1) the Principal Remittance Amount for the Distribution Date,

            (2) the Extra Principal Distribution Amount for the Distribution Date, and

            (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income included therein), minus

            (3) the Overcollateralization Reduction Amount for the Distribution Date.

      "Principal Remittance Amount" with respect to any Distribution Date means:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2) prepayments collected in the related Prepayment Period,

                  (3) the Stated Principal Balance of each Home Equity Loan
            that was repurchased by a Seller or purchased by the Master
            Servicer,

                  (4) the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Home Equity Loans delivered by Countrywide Home Loans in connection with a substitution of a Home Equity Loan is less than the aggregate unpaid principal balance of any Deleted Home Equity Loans,

                  (5) any payments received under the Credit Insurance Policy attributable to principal for the related Due Period,

                  (6) any Loss Coverage Payment attributable to principal for the related Due Period, and

                  (7) all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period.

      "Realized Loss" means with respect to any Home Equity Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Home Equity Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Home Equity Loan on or at any time prior to the last day of the related Due Period during which the defaulted Home Equity Loan is liquidated,
(ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Home Equity Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Home Equity Loan as reduced by the Deficient Valuation and
(iii) that is 180 days delinquent, the Stated Principal Balance of such Home Equity Loan as of the close of business on the last day of the calendar month in which such Home Equity Loan became 180 days delinquent.

      "Rolling Sixty-Day Delinquency Rate" means, with respect to any Distribution Date on or after the Stepdown Date, the average of the Sixty-Day Delinquency Rates for that Distribution Date and the two immediately preceding Distribution Dates.

      "Sixty-Day Delinquency Rate" means, with respect to any Distribution Date on or after the Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Home Equity Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Home Equity Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Home Equity Loans.

      "Stepdown Date" is the later to occur of (i) the Distribution Date in September 2009 and (ii) the first Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans for that Distribution Date is less than or equal to 50.00% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

      "Unpaid Realized Loss Amount" means for any class of Certificates, (i) the portion of the aggregate Applied Realized Loss Amount allocated to that class and remaining unpaid minus (ii) the sum of (x) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class and
(y) the Charged-off Loan Proceeds previously distributed to such class in respect of Unpaid Realized Loss Amounts.

Deposits to the Certificate Account

      The Master Servicer will establish and initially maintain a certificate account (the "Certificate Account") for the benefit of the Trustee on behalf of the certificateholders and the Certificate Insurer. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, N.A., which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Home Equity Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

            (1) all payments on account of principal, including Principal Prepayments, on the Home Equity Loans,

            (2) all payments on account of interest (other than interest accruing on the Home Equity Loans prior to the Cut-off Date) on the Home Equity Loans, net of the Master Servicing Fees on the Home Equity Loans and net of Prepayment Interest Excess,

            (3) all Insurance Proceeds (including proceeds from the Credit Insurance Policy), Liquidation Proceeds, Subsequent Recoveries and Charged-off Loan Proceeds,

            (4) all payments made by the Master Servicer in respect of Compensating Interest,

            (5) all payments made by a Seller in connection with the repurchase of any Home Equity Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Home Equity Loan in accordance with the Pooling and Servicing Agreement,

            (6) all payments made by the Master Servicer in connection with the purchase of any Home Equity Loans which are 150 days delinquent and any other purchases by the Master Servicer in accordance with the Pooling and Servicing Agreement,

            (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Home Equity Loan,

            (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

            (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Home Equity Loans, and

            (11) all Advances.

      Prior to their deposit in the Certificate Account, payments and collections on the Home Equity Loans will be commingled with payments and collections on other home equity loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the prospectus.

Withdrawals from the Certificate Account

      The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1) to pay to the Master Servicer the Master Servicing Fees on the Home Equity Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Home Equity Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Home Equity Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Home Equity Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Home Equity Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto (other than proceeds of the Credit Insurance Policy) but not Charged-off Loan Proceeds) with respect to which the Advance was made,

            (3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee and the Certificate Insurer an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Home Equity Loan(s), and their respective portions of the nonrecoverable advance),

            (4) to reimburse the Master Servicer from Insurance Proceeds (other than proceeds of the Credit Insurance Policy) for expenses incurred by the Master Servicer and covered by the related insurance policies,

            (5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) auction costs and expenses in connection with Charged-off Home Equity Loans and (v) maintaining any required insurance policies ("Servicing Advances"), which right of reimbursement pursuant to this clause (5) is limited to (a) amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds with respect thereto) and (b) in the case of auction costs and expenses in connection with Charged-off Home Equity Loans, the Charged-off Loan Proceeds,

            (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Home Equity Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Home Equity Loan,

            (7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "Distribution Account Deposit Date"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a Home Equity Loan by Home Equity Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (7) above.

Deposits to the Distribution Account

      The Trustee will establish and maintain a distribution account (the "Distribution Account") on behalf of the certificateholders and the Certificate Insurer. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1) the aggregate amount remitted by the Master Servicer to the Trustee,

            (2) any Loss Coverage Payments made by the Sponsor,

            (3) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

            (4) the amount, if any, remaining in the Pre-Funding Account (net of any investment income included therein) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and payment to the Certificate Insurer as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1) to pay the Trustee Fee to the Trustee,

            (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3) to pay the Trustee (for payment to the Credit Insurance Provider), the applicable Credit Insurance Premium,

            (4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

            (5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Home Equity Loans (other than Charged-off Loan Proceeds), in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account" above,

            (6) to reimburse the Trustee for any nonrecoverable Advance previously made by it (other than from amounts representing Charged-off Loan Proceeds), such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under "--Withdrawals from the Certificate Account", and

            (7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Home Equity Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this prospectus supplement. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

      The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein,

      o the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein, and

      o the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans' own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account, as applicable, and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in Permitted Investments in respect of amounts received under the Corridor Contract, at the written direction of the majority holder of the Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in respect of amounts received under the Corridor Contract in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement.


Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


                                                            General
Type / Recipient (1)                Amount                  Purpose                     Source (2)                  Frequency
--------------------   --------------------------------   -----------         -------------------------------      ----------

Fees

Master Servicing       One-twelfth of the Servicing       Compensation        Collections with respect to             Monthly
Fee / Master           Fee Rate multiplied by the                             each Home Equity Loan and any
Servicer               Stated Principal Balance of                            Liquidation Proceeds or
                       each Home Equity Loan other                            Subsequent Recoveries
                       than a Charged-off Home Equity
                       Loan (3)

Additional             o     Prepayment Interest          Compensation        Interest collections with            Time to time
Servicing                Excess (4)                                           respect to certain Home Equity
Compensation /                                                                Loans prepaid in full
Master Servicer
                       o     All late payment fees,       Compensation        Payments made by obligors with       Time to time
                         assumption fees and other                            respect to the Home Equity
                         similar charges (excluding                           Loans
                         prepayment charges)

                       o     All investment income        Compensation        Investment income related to            Monthly
                         earned on amounts on deposit                         the Certificate Account and
                         in the Certificate Account                           Distribution Account
                         and Distribution Account

                       o     Excess Proceeds (5)          Compensation        Liquidation Proceeds and             Time to time
                                                                              Subsequent Recoveries

                       o     10% of the gross proceeds    Compensation        Charged-off Loan Proceeds            Time to time
                         of each Charged-off Home                                                                        time
                         Equity Loan

Trustee Fee (the       One-twelfth of the Trustee Fee     Compensation        Interest Remittance Amount              Monthly
"Trustee Fee") /       Rate multiplied by the sum of
Trustee                (i) the aggregate Stated
                       Principal Balance of the
                       outstanding Home Equity Loans
                       and (ii) any amounts remaining
                       in the Pre-Funding Account
                       (excluding any investment
                       earnings thereon) (6)

Certificate            Certificate Insurance Premium      Compensation        Interest Funds and the                  Monthly
Insurance Premium /    (7)                                                    Principal Distribution Amount
Certificate Insurer                                                           (8)

Credit Insurance       With respect to each Covered       Expense             Interest collections on the             Monthly
Premium / Credit       Loan, one-twelfth of the Credit                        related Home Equity Loan(s)
Insurance Provider     Insurance Premium Rate for that
                       Home Equity Loan multiplied by
                       the Stated Principal Balance of
                       that Home Equity Loan (9)
Expenses


                                                             S-59


                                                            General
Type / Recipient (1)                      Amount            Purpose                     Source (2)                 Frequency
--------------------   --------------------------------   -----------         -------------------------------      ----------

Insurance expenses     Expenses incurred by the Master    Reimbursement       To the extent the expenses are       Time to time
/ Master Servicer      Servicer                           of Expenses         covered by an insurance policy
                                                                              with respect to the Home
                                                                              Equity Loan

Servicing Advances     To the extent of funds             Reimbursement       With respect to each Home            Time to time
/ Master Servicer      available, the amount of any       of Expenses         Equity Loan, late recoveries
                       Servicing Advances (10)                                of the payments of the costs
                                                                              and expenses, Liquidation
                                                                              Proceeds, Subsequent
                                                                              Recoveries, Charged-off Loan
                                                                              Proceeds, purchase proceeds or
                                                                              repurchase proceeds for that
                                                                              Home Equity Loan

Indemnification        Amounts for which the Sellers,     Indemnification     Amounts on deposit on the               Monthly
expenses / the         the Master Servicer, the NIM                           Certificate Account on any
Sellers, the Master    Insurer and Depositor are                              Distribution Account Deposit
Servicer, the NIM      entitled to indemnification (11)                       Date, following the transfer
Insurer and the                                                               to the Distribution Account
Depositor

Certificate Insurer    Certificate Insurer                Reimbursement       Interest Funds and the                  Monthly
Reimbursement          Reimbursement Amount (12)          of Expenses         Principal Distribution Amount
Amount /                                                                      (8)
Certificate Insurer



----------
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See "-- Amendment" in this prospectus supplement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Home Equity Loan will equal 0.50% per annum. The amount of the monthly Master Servicing
      Fee is subject to adjustment with respect to Home Equity Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Home Equity Loans -- Adjustment to Master Servicing Fee in Connection
      with Certain Prepaid Home Equity Loans."

(4)   Prepayment Interest Excess is described above in the prospectus supplement under "Servicing of the Home Equity Loans --
      Servicing Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this prospectus supplement under "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The Certificate Insurance Premium Rate will equal 0.130% per annum. The Certificate Insurance Premium is described above in this prospectus supplement under "-- Glossary of Terms -- Definitions related to Interest Calculations and
      Distributions."


                                                             S-60


(8)   The order and priority in which the Certificate Insurer is paid these amounts from Interest Funds and the Principal
      Distribution Amount is set forth under "-- Distributions -- Distributions of Interest" and "-- Distributions --
      Distributions of Principal" in this prospectus supplement.

(9)   The Credit Insurance Premium Rate will range from 0.690% to 2.820% per annum. The Credit Insurance Premium is described above in this prospectus supplement under "-- Glossary of Terms -- Definitions related to Interest Calculations and
      Distributions."

(10)  Reimbursement of Servicing Advances for a Home Equity Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, Charged-off Loan Proceeds, purchase proceeds or repurchase proceeds for that Home Equity Loan.

(11)  Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master Servicer, the
      Depositor, the Sellers and the NIM Insurer."

(12)  The Certificate Insurer Reimbursement Amount is described above in this prospectus supplement under "-- Glossary of
      Terms -- Definitions related to Interest Calculations and Distributions."


Distributions

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more or who holds a Notional Amount Certificate and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing Certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period and any Interest Carry Forward Amount.

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      The Pass-Through Rate for the Adjustable Rate Certificates is a variable rate that may change from Distribution Date to Distribution Date. The Pass-Through Rate on each class of Fixed Rate Certificates will be fixed for the lives of those certificates. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the Net Rate Cap. Any shortfall resulting from the application of the Net Rate Cap (also referred to as Net Rate Carryover) will not be covered by the Certificate Insurance Policy. See the related definitions in "-- Glossary of Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the Net Rate Cap, the holders of the applicable class of Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this prospectus supplement under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Corridor Contract in the case of the Class A-1-A Certificates.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

            (1) to the Certificate Insurer, the Certificate Insurance Premium for the Distribution Date,

            (2) concurrently, to each class of Class A Certificates, the Current Interest for each such class, pro rata based on their respective entitlements,

            (3) to the Certificate Insurer, the Certificate Insurer Reimbursement Amount,

            (4) concurrently, to each class of Class A Certificates, the Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements, and

            (5) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      Distributions of Funds from the Corridor Contract. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of the Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the Class A-1-A Certificates, to the extent needed to pay any related Net Rate Carryover.

      Any amounts allocated to the issuing entity in respect of the Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class of Certificates unless the Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of the Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the Class A-1-A Certificates until the Corridor Contract Termination Date. See "-- Carryover Reserve Fund" below.

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount is required to be distributed until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) in the following order:

                 (1) to the Certificate Insurer, any Certificate Insurance
            Premium for the Distribution Date remaining unpaid after application of Interest Funds,

                 (2) to the Class A Certificates, in an amount up to the Class
            A Principal Distribution Amount, sequentially:

                     (i) the NAS Principal Distribution Amount to the Class
                 A-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

                     (ii) concurrently, to the Class A-1-A and Class A-1-B
                 Certificates, pro rata, until their respective Certificate Principal Balances are reduced to zero, and

                     (iii) sequentially, to the Class A-2, Class A-3, Class
                 A-4, Class A-5 and Class A-6 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,

                 (3) to the Certificate Insurer, any Certificate Insurer
            Reimbursement Amount for the Distribution Date remaining unpaid after application of Interest Funds, and

                 (4) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      Distributions of Charged-off Loan Proceeds. On each Distribution Date, the Charged-off Loan Proceeds received during the related Due Period, if any, will be distributed sequentially in the following order (after application of Excess Cashflow on such Distribution Date):

                  (1) to the Certificate Insurer, any Certificate Insurance
            Reimbursement Amount for such Distribution Date remaining unpaid after application of Interest Funds, Excess Cashflow and the Principal Distribution Amount on such Distribution Date,


                  (2) to the class or classes of Class A Certificates then
            entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid after taking into account all distributions on that Distribution Date other than the distribution of Charged-off Loan Proceeds and the payments under the Certificate Insurance Policy, payable to each such class in the order of priority set forth in clause (2) under "-- Distributions of Principal" above,

                  (3) concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in an amount equal to the Unpaid Realized Loss Amount for each such class (after taking into account all distributions on that Distribution Date other than distribution of Charged-off Loan Proceeds and payments under the Certificate Insurance Policy), provided, however, that to the extent an Applied Realized Loss Amount was covered under the Certificate Insurance Policy and not previously paid as part of the Certificate Insurer Reimbursement Amount, then any related amounts otherwise payable to the Class A Certificates pursuant to this clause (3) will instead be paid to the Certificate Insurer; and

                  (4) to the Class E-P Certificates, any remaining Charged-off
            Loan Proceeds.


      Certificate Insurance Policy. On any Distribution Date, the Trustee will distribute to the holders of the Class A Certificates, any Insured Payments received from the Certificate Insurer with respect to the Distribution Date (and any amounts from the Premium Account in lieu thereof). Insured Payments in respect of interest payable on the Class A Certificates shall be paid to the Class A Certificates concurrently based on their respective interest entitlements, and any Insured Payments in respect of principal payable on the Class A Certificates shall be paid to the Class A Certificates as part of the Class A Principal Distribution Amount in the amount and order of priority set forth in clause (2) under "--Distributions of Principal" above, in each case until the Certificate Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Offered Certificates and payments to the Certificate Insurer (each as described above) and the Class E-P, Class C and Class P Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Premium Account

      On any Distribution Date on which there are any amounts on deposit in the Premium Account after taking into account any deposit to the Premium Account on such Distribution Date and all other distributions on such Distribution Date, but prior to any draw on the Certificate Insurance Policy, the Trustee will apply the amounts on deposit in the Premium Account in the following amounts and order of priority:

            (1) concurrently to each class of Class A Certificates, the unpaid Current Interest for each such class and such Distribution Date, pro rata, based on their respective entitlements;

            (2) concurrently to each Class of Class A Certificates, the unpaid Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on their respective entitlements;

            (3) concurrently, to each class of Class A Certificates, as a distribution of principal, in an amount up to the Applied Realized Loss Amount allocable to such class on such Distribution Date, pro rata, based on the amount of Applied Realized Loss Amounts allocable to each such class on such Distribution Date;

            (4) concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount up to the Unpaid Realized Loss Amount for such class; provided, however that to the extent an Applied Realized Loss Amount was covered under the Certificate Insurance Policy, then any related amounts otherwise payable to the Class A Certificates pursuant to this paragraph shall instead be paid to the Certificate Insurer;

            (5) on the Final Scheduled Distribution Date, concurrently, to each class of Class A Certificates with an outstanding Certificate Principal Balance, pro rata; and

            (6) to the Certificate Insurer, the amount of any Certificate Insurance Reimbursement Amount remaining unpaid.

      All funds in the Premium Account will be invested in Permitted Investments at the direction of the Master Servicer. Any net investment earnings in respect of such Permitted Investments will be deposited in the Premium Account, and any losses incurred in respect of such Permitted Investments will be charged against amounts on deposit in the Premium Account (or the investments) immediately as realized. Neither the Trustee nor the Master Servicer will be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Premium Account and made in accordance with the Pooling and Servicing Agreement.

Overcollateralization Provisions

      On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will approximately equal the initial aggregate Certificate Principal Balance of the Class A Certificates. However, the weighted average Adjusted Net Mortgage Rate for the Home Equity Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates. As a result, interest collections on the Home Equity Loans are expected to be generated in excess of the amount of interest payable to the holders of the Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Home Equity Loans (net of the Trustee Fee, Master Servicing Fee, and, if applicable, Credit Insurance Premium) in excess of the amount that is needed to pay interest on the Certificates and the issuing entity's expenses (including any premiums that may be payable to the Certificate Insurer) will be used to reduce the total Certificate Principal Balance of the Certificates, until the target level of overcollateralization has been achieved or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Unpaid Realized Loss Amounts and Net Rate Carryover in the amount and the priority described below.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5) in "--Distributions -- Distributions of Interest" and clause (4) in "-- Distributions --
Distributions of Principal" for the Distribution Date and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

            (1) to the class or classes of Class A Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount, payable as part of the Class A Principal Distribution Amount as described under
      "--Distributions--Distributions of Principal" above,

            (2) concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class, provided, however, that to the extent an Applied Realized Loss Amount was covered under the Certificate Insurance Policy and not previously paid as part of the Certificate Insurer Reimbursement Amount, then any related amounts otherwise payable to the Class A Certificates pursuant to this clause (2) will instead be paid to the Certificate Insurer,

            (3) to each class of Class A Certificates (in the case of the Class A-1-A Certificates after application of amounts allocated to the issuing entity in respect of the Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover,

            (4) to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date without regard to any amounts allocated to the issuing entity in respect of the Corridor Contract not required to cover Net Rate Carryover on the Class A-1-A Certificates on that Distribution Date), and

            (5) to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Sponsor Loss Coverage Obligation

      Pursuant to its corporate guaranty (referred to as the "Loss Coverage Obligation"), Countrywide Home Loans, Inc. (the "Sponsor") will provide coverage against Realized Losses to the extent of claims that are partially or fully denied payment by the Credit Insurance Provider due to certain exclusions from coverage in the Credit Insurance Policy. Each payment required to be made by the Sponsor under the Loss Coverage Obligation is referred to as a "Loss Coverage Payment." The Loss Coverage Obligation will only cover Home Equity Loans that are covered by the Credit Insurance Policy. A claim for Realized Losses on a Home Equity Loan covered by the Credit Insurance Policy that is denied payment by the Credit Insurance Provider for any reason other than it is not one of the insured perils covered by the Credit Insurance Policy will be payable by the Sponsor. Until the amount of the Loss Coverage Obligation has been reduced to zero, on any Distribution Date the Sponsor will pay an amount equal to the amount of the denied claims to the extent covered by the Loss Coverage Obligation. The amount of the Loss Coverage Obligation will initially equal 1.00% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and will be reduced by the aggregate amount of any Loss Coverage Payments made by the Sponsor. Upon receipt of a Loss Coverage Payment with respect to a Covered Loan by the Sponsor, such Covered Loan, including all rights of recovery under the Covered Loan, will be assigned to the Sponsor (to the extent it has not already been assigned to the Credit Insurer pursuant to the terms of the Credit Insurance Policy).

      Repurchases or substitutions resulting from any breach of a home equity loan representation or warranty will fall under the Sponsor's separate repurchase or substitution obligations and will not be considered in connection with or counted as partial credit toward the Sponsor's Loss Coverage Obligation.

      The Loss Coverage Obligation will be an unsecured general obligation of the Sponsor and will not be supported by any letter of credit or other credit enhancement arrangement. The long-term debt obligations of the Sponsor are currently rated "A" by S&P, "A" by Fitch Ratings, Inc. and "A3" by Moody's.

The Corridor Contract

      Countrywide Home Loans has entered into an interest rate corridor transaction with Swiss Re Financial Products Corporation (the "Corridor Contract Counterparty"), as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty (the "Corridor Contract"), for the benefit of the Class A-1-A Certificates.

      Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if the ISDA Master Agreement had been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date the Corridor Contract was executed. The Corridor Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a "Corridor Contract Assignment Agreement," Countrywide Home Loans will assign its rights under the Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the "Corridor Contract Administrator"), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the "Corridor Contract Administration Agreement") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Corridor Contract between the Trustee and Countrywide Home Loans as described below.

      On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the Class A-1-A Certificates as described above under "--Distributions--Distributions of Funds from the Corridor Contract." Amounts allocated to the Trustee in respect of the Corridor Contract will not be available to pay Net Rate Carryover on any class of Certificates other than the Class A-1-A Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contract to pay Net Rate Carryover, any remaining amounts will be distributed as described above under "--Distributions--Distributions of Funds from the Corridor Contract" and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under "--Distributions --Distributions of Funds from the Corridor Contract."

      With respect to the Corridor Contract and any Distribution Date beginning with the Distribution Date in March 2007 to and including the Distribution Date in January 2009, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

      (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

      (ii) the Corridor Contract Notional Balance for that Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

   o first, to the Trustee, up to the amount that would be payable under the Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Corridor Contract Notional Balance for the Distribution Date and the Certificate Principal Balance of the Class A-1-A Certificates immediately prior to the Distribution Date, referred to as a "Net Corridor Contract Payment," and

   o second, to Countrywide Home Loans, any remainder, referred to as an "Excess Corridor Contract Payment."

      Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

      The "Corridor Contract Notional Balance," the "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for the Corridor Contract for each Distribution Date are as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Corridor Contract is scheduled to remain in effect and is referred to as the "Corridor Contract Termination Date" for the Corridor Contract.

                                                  Corridor      Corridor
                             Corridor Contract    Contract      Contract
              Month of        Notional Balance   Strike Rate    Ceiling
          Distribution Date         ($)              (%)        Rate (%)
         ------------------  -----------------   -----------    --------
         March 2007            $ 531,454,000       8.92032        9.00
         April 2007            $ 516,974,827       7.17826        9.00
         May 2007              $ 501,264,276       7.42014        9.00
         June 2007             $ 483,866,742       7.17814        9.00
         July 2007             $ 464,821,299       7.42002        9.00
         August 2007           $ 444,174,540       7.17801        9.00
         September 2007        $ 421,980,470       7.17794        9.00
         October 2007          $ 398,300,344       7.41978        9.00
         November 2007         $ 373,202,456       7.17777        9.00
         December 2007         $ 346,761,865       7.41959        9.00
         January 2008          $ 319,060,102       7.17757        9.00
         February 2008         $ 290,188,925       7.17747        9.00
         March 2008            $ 261,232,347       7.67844        9.00
         April 2008            $ 233,028,314       7.17834        9.00
         May 2008              $ 205,575,840       7.42074        9.00
         June 2008             $ 178,854,030       7.17923        9.00
         July 2008             $ 152,842,561       7.42166        9.00
         August 2008           $ 127,521,665       7.18013        9.00
         September 2008        $ 102,872,114       7.18058        9.00
         October 2008           $ 78,875,208       7.42307        9.00
         November 2008          $ 56,608,846       7.18150        9.00
         December 2008          $ 35,014,039       7.42403        9.00
         January 2009           $ 14,019,351       7.18243        9.00

      The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

      It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Corridor Contract Counterparty, provided the Depositor is given notice and any rating agency, if applicable.

      If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the Corridor Contract Notional Balance at the time of termination and (y) the Certificate Principal Balance of the Class A-1-A Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the Corridor Contract Notional Balance at the time of termination over (y) the Certificate Principal Balance of the Class A-1-A Certificates at the time of termination, and the denominator of which is the Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the Class A-1-A Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

      Swiss Re Financial Products Corporation ("SRFP") is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP's headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of "AA-" and a short-term debt rating of "A-1+" from Standard & Poor's.

      SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. The obligations of SRFP under the Corridor Contract are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world's leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re's headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

      Swiss Re currently has (i) from Standard & Poor's: long-term counterparty credit, financial strength and senior unsecured debt ratings of "AA-" and a short-term counterparty credit rating of "A-1+," (ii) from
Moody's: insurance financial strength and senior debt ratings of "Aa2" (negative outlook), and a short-term rating of "P-1" and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of "AA-".

      Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General's office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

      The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

      The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Certificate Principal Balance of the Class A-1-A Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor

Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

      The Corridor Contract, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

      On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the related interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this prospectus supplement, LIBOR for the next interest accrual period will be 5.320%.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "Carryover Reserve Fund"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing Certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of the Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of the Corridor Contract will be distributed to the Class A-1-A Certificates to pay any Net Rate Carryover on the Class A-1-A Certificates as described under "-- Distributions -- Distributions of Funds from the Corridor Contract" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund (1) the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization Provisions" above and (2) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the "Required Carryover Reserve Fund Deposit").

Applied Realized Loss Amounts

      If on any Distribution Date, after giving effect to the distributions of Available Funds as described above, the aggregate Certificate Principal Balance of the Class A Certificates exceeds the sum of the aggregate Stated Principal Balance of the Home Equity Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied to reduce the Certificate Principal Balances of each class of Class A Certificates, pro rata, until the Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "Applied Realized Loss Amount." The Certificate Insurer is obligated to make Insured Payments (or payments in lieu thereof from the Premium Account) in respect of Applied Realized Loss Amounts on the Class A Certificates as they occur.

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of "Certificate Principal Balance" described in this prospectus supplement under "-- Glossary of Terms -- General Definitions."; provided, however, that to the extent an Applied Realized Loss Amount with respect to any class of Class A Certificates was covered under the Certificate Insurance Policy, the Certificate Principal Balance of that class will not be increased by any related Subsequent Recovery otherwise payable to the holder of that class, and such Subsequent Recovery will instead be paid the Certificate Insurer to the extent of the Applied Realized Loss Amount covered under the Certificate Insurance Policy.

Certificate Insurance Policy

      On the Closing Date, MBIA Insurance Corporation (the "Certificate Insurer") will issue a certificate guaranty insurance policy (the "Certificate Insurance Policy") in favor of the Trustee on behalf of the Class A certificateholders. The following summary of the provisions of the Certificate Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Certificate Insurance Policy. The Certificate Insurance Policy will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the Closing Date.

      The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under the headings "Description of the Certificates--Certificate Insurance Policy" and "--The Certificate Insurer" in this prospectus supplement, except for the initial paragraph immediately above. Additionally, the Certificate Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

      The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Class A Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the Trustee, or its successors, as trustee for the Class A Certificateholders, on behalf of the Class A Certificateholders, for distribution by the Trustee to each Class A Certificateholder of that Certificateholder's proportionate share of the Insured Payment.

      The Certificate Insurer's obligations under the Certificate Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not those funds are properly applied by the Trustee. Insured Payments will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class A Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

      Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the issuing entity, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

      The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Certificate Insurer's fiscal agent of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the Insurer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

      o appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Class A Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer;

provided that if these documents are received after 12:00 p.m., New York City time, on that Business Day, they will be deemed to be received on the following Business Day. Payments by the Certificate Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Certificateholder and not to any Class A Certificateholder directly unless such Class A Certificateholder has returned principal or interest paid on the Class A Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to such Class A Certificateholder.

      The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 p.m., New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as fiscal agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer of a notice from the Trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York City time, on that Business Day, it will be deemed to be received on the following Business Day. If any notice received by the Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it will be deemed not to have been received by the Certificate Insurer's fiscal agent for the purposes of this paragraph, and the Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended notice.

      Insured Payments due under the Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the Trustee on behalf of the Class A Certificateholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available therefore.

      The fiscal agent is the agent of the Certificate Insurer only and the fiscal agent will in no event be liable to Class A Certificateholders for any acts of the fiscal agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

      Subject to the terms of the Pooling and Servicing Agreement, the Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments under the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

      As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

      "Class A Available Funds" means, with respect to any Distribution Date, funds allocated from amounts available pursuant to the Pooling and Servicing Agreement to make distributions on the Class A Certificates on such Distribution Date, including without limitation amounts on deposit in the Distribution Account and the Premium Account.

      "Deficiency Amount" means, with respect to any Distribution Date, the excess, if any, of Required Distributions for such Distribution Date over Class A Available Funds.

      "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

      "Preference Amount" means any amount previously distributed to a Class A Certificateholder on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      "Required Distributions" means, (a) with respect to any Distribution Date, the sum of (i) the amount of interest that has accrued on the Class A Certificates at the applicable Pass-Through Rate during the applicable Accrual Period with respect to the Class A Certificates, net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, or similar state or local laws and (ii) if such Distribution Date is not the Final Scheduled Distribution Date, the amount of any Applied Realized Loss Amounts, if any, allocated to the Class A Certificates and (b) on the Final Scheduled Distribution Date, the aggregate Certificate Principal Balance of the Class A Certificates (after giving effect to all distributions to be made on such Distribution Date). Required Distributions do not include any Net Rate Carryover.

      Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

      The Certificate Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.


The Certificate Insurer

      The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States, and the Territory of Guam. The Certificate Insurer, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom, and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.

      The principal executive offices of the Certificate Insurer are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

      Regulation.

      As a financial guaranty insurance company licensed to do business in the State of New York, the Certificate Insurer is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for the Certificate Insurer, limits the classes and concentrations of investments that are made by the Certificate Insurer and requires the approval of policy rates and forms that are employed by the Certificate Insurer. State law also regulates the amount of both the aggregate and individual risks that may be insured by the Certificate Insurer, the payment of dividends by the Certificate Insurer, changes in control with respect to the Certificate Insurer and transactions among the Certificate Insurer and its affiliates.

      The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      Financial Strength Ratings of the Certificate Insurer.

      Moody's Investors Service, Inc. ("Moody's") rates the financial strength of the Certificate Insurer "Aaa."

      Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S & P") rates the financial strength of the Certificate Insurer "AAA."

      Fitch Ratings rates the financial strength of the Certificate Insurer
"AAA."

      Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell, or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

      MBIA Financial Information.

      The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as selected information of the Certificate Insurer on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"):


                                                       SAP
                                                       -------------------------------------------
     In millions                                       September 30, 2006      December 31, 2005
                                                       (Unaudited)             (Audited)

     Admitted Assets...........................           $11,500                 $11,037
     Liabilities...............................             7,039                   7,237
     Capital and Surplus.......................             4,461                   3,800

                                                       GAAP
                                                       -------------------------------------------
     In millions                                       September 30, 2006      December 31, 2005
                                                       (Unaudited)             (Audited)

     Assets....................................           $13,947                 $13,506
     Liabilities...............................             6,597                   6,426
     Equity....................................             7,350                   7,080


      For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 2006 and for the nine month periods ended September 30, 2006 and September 30, 2005 included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006, which are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

      Copies of the statutory financial statements filed by the Certificate Insurer with the State of New York Insurance Department are available over the Internet at the Company's web site at http://www.mbia.com and at no cost, upon request to the Certificate Insurer at its principal executive offices.

      Incorporation of Certain Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this prospectus supplement:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2005; and

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

      Any documents, including any financial statements of the Certificate Insurer and its subsidiaries that are included therein or attached as exhibits thereto, filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Class A Certificates offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      The Company files annual, quarterly and special reports, information statements, and other information with the SEC under File No. 1-9583. Copies of the Company's SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at the Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to the Certificate Insurer at its principal executive offices.

Reports to Certificateholders

      On each Distribution Date, the Trustee will forward by first class mail to each certificateholder, the Certificate Insurer, the Master Servicer and the Depositor a statement generally setting forth, among other information:

            (1) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

                  (a) the aggregate amount of any Principal Prepayments
            included therein, and

                  (b) the aggregate of all Scheduled Payments of principal
            included therein,

            (2) the amount of the distribution to holders of the Certificates allocable to interest,

            (3) the Interest Carry Forward Amounts for each class of Certificates (if any),

            (4) the Certificate Principal Balance of each class of Certificates after giving effect to (i) all distributions allocable to principal on the Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for the Distribution Date, (iii) the allocation of any Subsequent Recoveries for the Distribution Date and (iv) the allocation of any Charged-off Loan Proceeds for the Distribution Date,

            (5) the aggregate Stated Principal Balance of the Home Equity Loans for the following Distribution Date,

            (6) the amount of the Master Servicing Fees paid to or retained by the Master Servicer for the related Due Period,

            (7) the Pass-Through Rate for each class of Certificates for the Distribution Date,

            (8) the amount of Advances included in the distribution on the Distribution Date,

            (9) the number and aggregate principal amounts of Home Equity
      Loans:

                  (a) delinquent (exclusive of related Home Equity Loans in
            foreclosure):

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days, and

                  (b) in foreclosure and delinquent:

                        30 to 59 days,

                        60 to 89 days and

                        90 or more days,

      in each case as of the close of business on the last day of the calendar month preceding the Distribution Date,

            (10) with respect to any Home Equity Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for the Distribution Date of the Home Equity Loan and the date of acquisition thereof,

            (11) the total number and Stated Principal Balance of any REO Properties as of the close of business on the Determination Date preceding the Distribution Date,

            (12) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each class of Certificates on the Distribution Date,

            (13) the amounts, if any, due to the issuing entity, and the amounts received, in respect of the Corridor Contract for the Distribution Date,

            (14) the amount of Applied Realized Loss Amounts and Subsequent Recoveries, if any, applied to each class of Certificates for the Distribution Date,

            (15) the amount of any Loss Coverage Payments under the Loss Coverage Obligation and the amount remaining under the Loss Coverage Obligation,

            (16) the amount of claims paid under the Credit Insurance Policy and the amount of claims denied under the Credit Insurance Policy,

            (17) all payments made by the Master Servicer in respect of Compensating Interest for the Distribution Date,

            (18) the amount of Charged-off Loan Proceeds included in the distribution on the Distribution Date,

            (19) all amounts paid to the Certificate Insurer in respect of any premiums payable with respect to the Certificate Insurance Policy and in respect of the Certificate Insurer Reimbursement Amount for the Distribution Date, and

            (20) the amount paid by the Certificate Insurer under the Certificate Insurance Policy for the Distribution Date.

      The monthly statement is prepared by the Trustee based on information provided by the Master Servicer. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer and will be permitted to conclusively rely on any information provided to it by the Master Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

      The Trustee may, at its option, make the statements described above available to certificateholders and the Certificate Insurer on the Trustee's website (assistance in using the website service may be obtained by calling the Trustee's customer service desk at (800) 254-2826). In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. The statements will not have been examined and reported upon by an independent public accountant.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee, with the consent of the NIM Insurer and the Certificate Insurer but without the consent of any of the certificateholders, for any of the purposes set forth under "The Agreements -- Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers, the Trustee and the holders of a majority in interest of each class of Certificates affected thereby, with the consent of the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

            (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of the Certificate,

            (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as set forth in clause (1) above, without the consent of the holders of Certificates of the class evidencing, as to that class, Percentage Interests aggregating 66%, or

            (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to an amendment, without the consent of the holders of all Certificates of the class.

Voting Rights

      As of any date of determination:

   o the Class E-P, Class P, Class C and Class A-R Certificates will each be allocated 1% of all voting rights in respect of the Certificates (collectively, the "Voting Rights") (for a total of 4% of the Voting Rights), and

   o the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Certificate Principal Balances.

      Voting Rights will be allocated among the Certificates of each class in accordance with their respective Percentage Interests. However, on any date on which any Class A Certificates are outstanding or any amounts are owed the Certificate Insurer under the Pooling and Servicing Agreement, the Certificate Insurer will have all of the

Voting Rights of the Class A Certificates unless a failure by the Certificate Insurer to make a required payment under the Certificate Insurance Policy (a "Certificate Insurer Default" ) has occurred and is continuing.

Optional Purchase of Defaulted Loans

      As to any Home Equity Loan that is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase the Home Equity Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related borrower or advanced to the first day of the month in which the amount is to be distributed to certificateholders. The Master Servicer must exercise this right, if at all, on or before the last day of the calendar month in which the related Home Equity Loan became 150 days delinquent. The Master Servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the Master Servicer to exercise its rights to purchase those defaulted Home Equity Loans and requiring that party to purchase those Home Equity Loans from the Master Servicer.

Events of Default; Remedies

      Events of Default will consist of:

            (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied beyond the earlier of the related Distribution Date or five calendar days (or in the case of an Advance, one Business Day), in each case, after written notice of the failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer, the Certificate Insurer or the Depositor, or to the Trustee, the NIM Insurer, the Certificate Insurer and the Master Servicer by the holders of Certificates evidencing not less than 25% of the Voting Rights,

            (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the NIM Insurer, the Certificate Insurer or the Depositor, or to the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights,

            (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

            (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

            (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

            (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

      So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the NIM Insurer, the Trustee shall, but only upon the receipt of written instructions from the NIM Insurer, from holders of Certificates having not less than 25% of the Voting Rights (subject to the consent of the Certificate Insurer, which consent shall not be unreasonably withheld) or from the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing), terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Home Equity Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Home Equity Loans, including the delinquency experience of the Home Equity Loans. Any successor master servicer must be reasonably acceptable to the Certificate Insurer.

      No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and the Certificate Insurer has given its prior written consent and in which case the rights of the certificateholders shall be subject to the rights of the NIM Insurer.

      Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the Certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Optional Termination

      The holder of the largest percentage interest in the Class C Certificates (the "Directing Holder") will have the right to direct the Trustee to conduct an auction of all of the remaining assets of the issuing entity on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Home Equity Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount (the "Optional Termination Date"). If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the Directing Holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the Directing Holder does not request an auction, then the Master Servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those remaining assets by the Master Servicer will result in the early retirement of the Certificates.

      The Master Servicer is an affiliate of the Sellers and the Depositor.

      Any successful auction of the remaining assets of the issuing entity or any purchase of those assets by the Master Servicer will require that the issuing entity receive a purchase price for those assets equal to the sum of:

            (1) 100% of the Stated Principal Balance of each Home Equity Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate (or Net Mortgage Rate if being purchased by the Master Servicer), and

            (2) the appraised value of any REO Property in the issuing entity (up to the Stated Principal Balance of the related Home Equity Loan);

provided, however, that (i) unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes and (ii) unless the Certificate Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution to the Class A Certificates and the Certificate Insurer, respectively, that is sufficient (x) to pay the Class A Certificates in full and (y) to pay any amounts due and payable to the Certificate Insurer pursuant to the Pooling and Servicing Agreement.

      The NIM Insurer may also have the right to purchase all remaining Home Equity Loans and REO Properties in the issuing entity at the price set forth above (plus any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Home Equity Loans prior to the exercise of the option), subject to certain restrictions. The identity of any NIM Insurer is not known as of the date of this prospectus supplement. It is possible that the NIM Insurer will be an affiliate of the Certificate Insurer or one of the Underwriters.

      Notice of any termination, specifying the Distribution Date on which the certificateholders may surrender their Certificates for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to the certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of the Certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.

      In the event a notice of termination is given, the Master Servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. At or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee will sell all of the assets of the issuing entity to the successful auction bidder, the Master Servicer or the NIM Insurer, as applicable, for cash. Proceeds from a purchase will be distributed to the certificateholders and the Certificate Insurer in the priority described above under "-- Distributions" and "-- Overcollateralization Provisions" and will reflect the current Certificate Principal Balance and other entitlements of each class at the time of liquidation. As a result, if any Applied Realized Loss Amounts have been allocated to any class or classes of Certificates, any Unpaid Realized Loss Amounts would be paid in the order and priority set forth above under "-- Overcollateralization Provisions."

      The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Home Equity Loan. Any purchase of the Home Equity Loans and REO Properties will result in an early retirement of the Certificates. At the time of the making of the final payment on the Certificates and to the Certificate Insurer, the Trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and the NIM Insurer

      The prospectus describes the indemnification to which the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Master Servicer and the Depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The Pooling and Servicing Agreement provides that these same provisions regarding indemnification and exculpation apply to each Seller and any NIM Insurer.

The Trustee

      The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 4W, New York, New York 10286, Attention: Corporate Trust MBS Administration or another address as the Trustee may designate from time to time.

      The Trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

   o for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

   o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders permitted under the Pooling and Servicing Agreement of each Class of Certificates evidencing not less than 25% of the Voting Rights of the Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

   o for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with a written opinion of counsel, or

   o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

      The Trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates (without regard to the Certificate Insurance Policy, in the case of the Class A Certificates) below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately and it shall promptly notify the Certificate Insurer.

      The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, the Certificate Insurer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee reasonably acceptable to the Certificate Insurer has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee reasonably acceptable to the Certificate Insurer.

      The Depositor, the NIM Insurer, the Certificate Insurer or the Master Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer and the Certificate Insurer if:

   o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the NIM Insurer, the Certificate Insurer or the Depositor,

   o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

   o (A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

      In addition, the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) or holders of Certificates evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee reasonably acceptable to the Certificate Insurer. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee reasonably acceptable to the Certificate Insurer.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above, is reasonably acceptable to the NIM Insurer and the Certificate Insurer and its appointment does not adversely affect the then-current ratings of the Certificates (without regard to the Certificate Insurance Policy, in the case of the Class A Certificates).

Restrictions on Transfer of the Class A-R Certificates

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of REMIC Residual Interests -- Restrictions on Ownership and Transfer of REMIC Residual Interests." The Class A-R Certificates (in addition to other ERISA restricted classes of Certificates, as described in the Pooling and Servicing Agreement), may not be acquired by a Plan or with assets of a Plan unless certain conditions are met. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

      On the Closing Date, the Class E-P and Class A-R Certificates (except as described below) will be acquired by CW Securities Holdings, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. On the Closing Date, the Class C Certificates will be acquired by CWIBH, Inc., an affiliate of the Depositor, the Sellers and the Master Servicer. However, CWIBH, Inc. and CW Securities Holdings, Inc. may retain these Certificates or transfer any of them in other transactions. See " -- Rights of the NIM Insurer Under the Pooling and Servicing Agreement" in this prospectus supplement.

      The Trustee will be initially designated as "tax matters person" under the Pooling and Servicing Agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.05. As tax matters person, the Trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the Trustee will be responsible for making a REMIC election with respect to each REMIC created under the Pooling and Servicing Agreement and for preparing and filing tax returns with respect to each REMIC.

Restrictions on Investment, Suitability Requirements

      An investment in the Certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the Certificates.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

      After the Closing Date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class E-P, Class P and Class C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the "NIM Insurer") that would issue a policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, which will include the following:

   o the right to consent to the Master Servicer's exercise of its discretion to waive assumption fees, late payment or other charges in connection with a Home Equity Loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the Home Equity Loans;

   o the right to direct the Trustee to terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement relating to the issuing entity and the assets of the issuing entity following the occurrence of an event of default under the Pooling and Servicing Agreement;

   o the right to approve or reject the appointment of any successor servicer other than the Trustee, if the Master Servicer is required to be replaced and the Trustee is unwilling or unable to act as successor servicer;

   o the right to consent to any amendment to the Pooling and Servicing Agreement; and

   o each of the rights under "Risk Factors--Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You" in this prospectus supplement.

      You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The weighted average life of, and the yield to maturity on, each class of interest-bearing Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Home Equity Loans. The actual rate of principal prepayments on home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. Specifically, the prepayment experience of the Home Equity Loans may be affected by prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on second-lien mortgage loans. In addition, the rate of principal prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans, the extent of the borrower's equity in the properties, and changes in the borrowers' housing needs, job transfers and employment status. Generally, it is assumed that second-lien home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first-lien mortgage loans.

      Substantially all of the Home Equity Loans contain "due-on-sale" provisions, and the Master Servicer intends to enforce them unless

   o  enforcement is not permitted by applicable law or

   o the Master Servicer permits the purchaser of the related mortgaged property to assume the Home Equity Loan in a manner consistent with reasonable commercial practice.

      The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the prospectus.

      Furthermore, as described under "The Mortgage Pool -- Assignment of the Home Equity Loans" with respect to up to 50% of the Initial Home Equity Loans and 90% of the Subsequent Home Equity Loans (the "Delay Delivery Home Equity Loans"), the Depositor may deliver the related Mortgage Files after the Closing Date. Should a Seller fail to deliver to the Depositor or other designee of the Depositor all or a portion of the Mortgage Files relating to Home Equity Loans sold by it, or, at the Depositor's direction, to the Trustee within the time periods described under "The Mortgage Pool -- Assignment of the Home Equity Loans", Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Home Equity Loan for the related Delay Delivery Home Equity Loan or repurchase the related Delay Delivery Home Equity Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Home Equity Loans.

      In addition, approximately 38.28% of the Home Equity Loans in the Statistical Calculation Pool, by Stated Principal Balance of the Home Equity Loans in the Statistical Calculation Pool, require the payment of a prepayment charge in connection with certain prepayments, generally no later than the first five years following origination of the related Home Equity Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Home Equity Loans.

      The Interest Only Loans do not provide for any payments of principal for an extended period following their origination, and the Balloon Loans require the related borrower to make monthly payments of principal that are not sufficient to amortize those Home Equity Loans by maturity. The Interest Only and Balloon Loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of those Home Equity Loans will be higher than for fully amortizing Home Equity Loans. The Balloon Loans may be less likely to prepay as the reduced amortization feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. Similarly, during their interest only periods, the Interest Only Loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an Interest Only Loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the Interest Only Loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Home Equity Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with these determinations.

      The Class A-6 Certificates will not be entitled to distributions of principal until the Distribution Date in March 2010 (except as otherwise described in this prospectus supplement). Beginning with the March 2010 Distribution Date, the relative entitlement of the Class A-6 Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the NAS Principal Distribution Amount. See "Description of the Certificates -- Distributions" in this prospectus supplement.

Prepayments and Yields for the Offered Certificates

      The extent to which the yield to maturity of the Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Home Equity Loans. In particular, in the case of a Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Home Equity Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of the Home Equity Loans could result in an actual yield to the investor that is lower than the anticipated yield.

      In general with respect to fixed rate home equity loans, if prevailing interest rates fall significantly below the interest rates on fixed rate home equity loans, these home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these home equity loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate home equity loans, the fixed rate home equity loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these home equity loans. In the event that Home Equity Loans with higher Mortgage Rates prepay at rates higher than other Home Equity Loans, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on the related Certificates on a Distribution Date could be reduced because of the imposition of the Net Rate Cap. We cannot give any assurance as to the level of prepayment that the Home Equity Loans will experience.

      The portion of any proceeds of the Corridor Contract that will be payable to the issuing entity under the Corridor Contract Administration Agreement are intended to provide the Class A-1-A Certificates with some protection against any Net Rate Carryover. However, the portion of the payments that will be allocated to the issuing entity in respect of the Corridor Contract will be based on the lesser of the Corridor Contract Notional Balance and the Certificate Principal Balance of the Class A-1-A Certificates, and not on the actual Stated Principal Balances of the Home Equity Loans. Therefore, the Corridor Contract may not provide sufficient funds to cover any Net Rate Carryover. In addition, payments under the Corridor Contract are limited to a corridor of specified rates, which is substantially higher than the rate of One-Month LIBOR as of the date of this prospectus supplement and are only available to the Class A-1-A Certificates to the extent described under "Description of the Certificates -- The Corridor Contract" above.

      Although amounts allocated to the issuing entity in respect of the Corridor Contract will be available to pay Net Rate Carryover on the Class A-1-A Certificates to the extent described under "Description of the Certificates -- Distributions -- Distributions of Funds from the Corridor Contract" above, on or prior to the Corridor Contract Termination Date, we cannot assure you that funds will be available or sufficient to pay these amounts. The ratings assigned to the Offered Certificates do not address the likelihood of the payment of Net Rate Carryover.

      The effective yield to the holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to these holders and the purchase price of the Certificates because monthly distributions will not be payable to the holders until the 25th day (or, if the 25th day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the Home Equity Loans (without any additional distribution of interest or earnings thereon in respect of the delay).

Last Scheduled Distribution Date

      Assuming that, among other things,

      o  no prepayments are received on the Home Equity Loans and

      o scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received, the Distribution Date (the "Last Scheduled Distribution Date") that occurs six months following the Distribution Date on which the Certificate Principal Balance of the applicable class of Certificates would be reduced to zero is:

                  Class of Certificates        Distribution Date
                  ---------------------        -----------------
                       Class A-1-A               November 2036
                       Class A-1-B               November 2036
                       Class A-2                 November 2036
                       Class A-3                 November 2036
                       Class A-4                 November 2036
                       Class A-5                 November 2036
                       Class A-6                 November 2036

      The actual final Distribution Date with respect to each class of these Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

   o prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances, and

   o the Directing Holder may direct the Trustee to conduct an auction of, or the Master Servicer may purchase, all the Home Equity Loans in the issuing entity when the aggregate Stated Principal Balance of the Home Equity Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      The "Last Scheduled Distribution Date" for the Class A-R Certificates is March 2007.

Prepayment Model

      Prepayments on home equity loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of home equity loans similar to the Home Equity Loans. The Prepayment Model used in this prospectus supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. For example, a 100% Prepayment Model assumes a constant prepayment rate ("CPR") of 10% per annum of the then outstanding principal balance of the Home Equity Loans in the first month of the life of the Home Equity Loans and an additional approximately 1.6364% per annum (precisely 18%/11) in each month thereafter up to and including the twelfth month. Beginning in the thirteenth month and in each month thereafter during the life of the Home Equity Loans, a 100% Prepayment Model assumes a CPR of 28% per annum. The various percentages of the Prepayment Model used in this prospectus supplement are subject to a CPR cap of 85% per annum.

      We cannot assure you, however, that prepayments on the Home Equity Loans will conform to any level of the Prepayment Model, and no representation is made that the Home Equity Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of home equity loans include changes in obligors' housing needs, job transfers and unemployment. In the case of home equity loans in general, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the home equity loans. Conversely, if prevailing interest rates rise above the interest on the home equity loans, the rate of prepayment would be expected to decrease.

Decrement Tables; Weighted Average Lives

      The tables below set forth the percentages of the initial Certificate Principal Balance of each class of Offered Certificates (other than the Class A-R Certificates) that will be outstanding as of the twelfth Distribution Date and every twelfth Distribution Date thereafter at the respective percentages of the Prepayment Model. Those percentages have been rounded to the nearest whole percentages, and an asterisk (*) indicates a percentage less than 0.5% and greater than 0%. In addition, the tables below set forth the weighted average lives of each class of Offered Certificates (other than the Class A-R Certificates) to maturity and to optional termination at the respective percentages of the Prepayment Model. Each weighted average life of any class of Certificates presented below is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
(b) adding the results, and (c) dividing the sum by the initial respective Certificate Principal Balance for that class of Certificates.

      The following tables have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):

            (1) the Home Equity Loans prepay at the indicated percentage of the related Prepayment Model,

            (2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in March 2007, in accordance with the payment priorities defined in this prospectus supplement,

            (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the Home Equity Loans occur,

            (4) Scheduled Payments are assumed to be received on the first day of each month commencing in March 2007, and prepayments represent payment in full of individual Home Equity Loans and are assumed to be received on the last day of each month, commencing in February 2007, and include 30 days' interest thereon,

            (5) the level of One-Month LIBOR remains constant at 5.320% per annum,

            (6) the Certificates are issued on February 28, 2007,

            (7) except as indicated with respect to the weighted average lives to maturity, the optional termination is exercised on the Optional Termination Date,

            (8) the scheduled monthly payment for each Home Equity Loan is calculated based on its principal balance, mortgage rate and remaining amortization term so that each Home Equity Loan will amortize in amounts sufficient to repay the remaining principal balance of the Home Equity Loan over the remaining term to maturity (except in the case of balloon loans), as indicated in the table below,

            (9) the scheduled amortization for all Home Equity Loans is based upon their respective gross interest rates,

            (10) all of the Pre-Funded Amount is used to purchase Subsequent Home Equity Loans for inclusion on the Closing Date, and

            (11) the Home Equity Loans have the approximate characteristics described below:


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
    $ 9,334,718.38          6.732993       8.086664               120              120             N/A             0          N/A
       $ 50,885.67          7.955051       9.253165               120              120             N/A             0          Yes
      $ 105,120.77          6.038500       7.812500               120              120             N/A             0          N/A
      $ 245,410.62          6.412220       7.808071               120              120             N/A             0          N/A
      $ 318,008.27          6.453110       7.763675               120              120             N/A             0          N/A
      $ 736,236.98          5.671741       7.178140               120              120             N/A             0          N/A
      $ 805,994.41          5.933084       7.537995               120              120             N/A             0          N/A
       $ 48,309.18          7.212133       8.428333               120              120             N/A             0          Yes
      $ 134,621.58          6.873368       8.072368               120              120             N/A             0          N/A
       $ 46,010.95          6.549012       7.748012               120              120             N/A             0          N/A
    $ 4,952,206.07          5.809132       7.124756               120              120             N/A             0          N/A
       $ 80,644.12          5.322765       6.521765               120              120             N/A             0          Yes
      $ 183,001.96          5.570668       6.872999               119              119             N/A             1          N/A
      $ 458,005.03          6.028506       7.652388               120              120             N/A             0          N/A
    $ 6,051,900.29          6.947429       8.471203                 0              120             120             0          N/A
       $ 93,397.74          6.866000       8.875000                 0              120             120             0          Yes
      $ 137,520.13          6.517604       9.093091                 0              119             120             1          N/A
       $ 61,835.75          6.471000       8.750000                 0              120             120             0          N/A
      $ 107,181.96          6.938260       8.176382                 0              120             120             0          N/A
       $ 20,470.21          8.501000      10.000000                 0              120             120             0          Yes
       $ 50,756.84          5.498817       7.436548                 0              120             120             0          N/A
      $ 273,107.89          6.038500       7.574292                 0              120             120             0          N/A
    $ 2,845,959.58          6.288930       7.942941                 0              120             120             0          N/A
       $ 36,714.98          6.791000       8.500000                 0              120             120             0          N/A
       $ 20,811.31          6.701000       7.900000               358              118             N/A             2          N/A
   $ 95,871,576.29          6.659219       8.117031               180              180             N/A             0          N/A
    $ 1,194,460.53          6.767791       8.102419               180              180             N/A             0          Yes
       $ 61,653.06          6.551000       7.750000               179              179             N/A             1          N/A
    $ 1,680,700.46          6.416114       7.971056               180              180             N/A             0          N/A
      $ 577,453.78          6.577164       8.361794               180              180             N/A             0          N/A
    $ 3,965,366.46          6.035548       7.458122               180              180             N/A             0          N/A
      $ 100,483.09          6.236000       8.125000               180              180             N/A             0          Yes
    $ 4,795,169.25          5.913177       7.396760               180              180             N/A             0          N/A
      $ 278,923.02          6.293018       7.911274               180              180             N/A             0          Yes
    $ 5,364,210.50          6.185474       7.779136               180              180             N/A             0          N/A
       $ 92,300.16          6.859491       8.115645               180              180             N/A             0          Yes
      $ 142,351.04          7.276068       8.919910               180              180             N/A             0          N/A
      $ 864,151.09          6.235689       7.743614               180              180             N/A             0          N/A
   $ 63,367,169.10          5.867829       7.262865               180              180             N/A             0          N/A
      $ 984,979.05          6.023787       7.374225               180              180             N/A             0          Yes
    $ 2,018,968.10          5.891748       7.289834               180              180             N/A             0          N/A
    $ 2,587,432.33          6.110112       7.555830               180              180             N/A             0          N/A
    $ 1,010,858.99          5.853457       7.319687               180              180             N/A             0          N/A
       $ 63,123.99          6.976000       8.925000                60              179             120             1          N/A
   $ 18,908,384.63          6.769180       8.300454                 0              179             180             1          N/A
      $ 167,446.05          4.411000       6.000000                 0              180             180             0          Yes
      $ 211,078.90          6.651998       8.229097                 0              180             180             0          N/A
      $ 526,581.64          6.145791       7.829459                 0              179             180             1          N/A
      $ 269,549.11          5.837415       7.683201                 0              179             180             1          N/A
      $ 230,724.63          6.316670       7.909338                 0              180             180             0          N/A
      $ 128,824.47          5.406000       6.875000                 0              180             180             0          N/A
   $ 14,617,000.07          6.031652       7.711701                 0              180             180             0          N/A


                                                                S-88


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 191,561.99          6.379927       8.131557                 0              180             180             0          Yes
       $ 74,280.19          5.871000       8.750000                 0              180             180             0          N/A
       $ 19,993.56          8.366000       9.625000                 0              179             180             1          N/A
       $ 33,816.42          7.081000       9.000000                 0              179             180             1          N/A
  $ 227,984,835.18          6.776716       8.349154               359              179             N/A             1          N/A
    $ 2,945,468.56          6.931638       8.420858               360              180             N/A             0          Yes
      $ 237,788.56          6.619727       8.300627               359              179             N/A             1          N/A
    $ 6,810,806.03          6.729541       8.279281               360              180             N/A             0          N/A
      $ 824,301.63          6.386261       8.025381               360              180             N/A             0          N/A
      $ 158,257.58          6.352022       7.712917               358              178             N/A             2          N/A
       $ 61,793.20          6.436000       7.875000               359              179             N/A             1          N/A
    $ 6,169,795.54          6.326653       7.811275               359              179             N/A             1          N/A
       $ 45,088.57          5.676000       6.875000               360              180             N/A             0          Yes
      $ 464,541.06          6.317753       8.060472               360              180             N/A             0          N/A
   $ 10,245,372.64          6.285883       7.870158               360              180             N/A             0          N/A
       $ 93,397.74          6.737966       8.027586               360              180             N/A             0          Yes
    $ 7,440,930.67          6.507956       8.170896               360              180             N/A             0          N/A
      $ 108,212.56          6.168976       8.217262               360              180             N/A             0          Yes
      $ 471,304.34          5.964325       8.028171               360              180             N/A             0          N/A
      $ 837,078.96          6.015217       7.735483               360              180             N/A             0          N/A
       $ 55,040.62          7.226000       8.725000               359              179             N/A             1          N/A
   $ 94,010,201.97          5.979864       7.499624               360              180             N/A             0          N/A
      $ 987,393.22          5.914901       7.253051               360              180             N/A             0          Yes
    $ 1,705,962.45          6.232717       7.791540               360              180             N/A             0          N/A
    $ 3,860,058.58          6.088496       7.709958               360              180             N/A             0          N/A
       $ 88,631.24          5.182599       7.167878               360              180             N/A             0          Yes
      $ 691,918.29          5.715512       7.323887               359              179             N/A             1          N/A
       $ 78,136.09          5.676000       6.875000               343              163             N/A            17          N/A
    $ 1,630,072.83          6.647782       8.523303               239              239             N/A             1          N/A
       $ 25,730.92          7.171000       9.990000               239              239             N/A             1          N/A
    $ 1,145,859.18          4.982934       6.263393               239              239             N/A             1          N/A
       $ 39,194.85          6.426000       7.625000               240              240             N/A             0          N/A
      $ 291,179.36          7.182289       8.893932               239              239             N/A             1          N/A
       $ 45,088.57          6.681000       8.900000               240              240             N/A             0          N/A
       $ 88,992.59          6.871000       8.850000               239              239             N/A             1          N/A
      $ 256,657.00          6.047237       7.413216               240              240             N/A             0          N/A
       $ 62,515.43          7.610427       9.841567               299              299             N/A             1          N/A
   $ 57,852,603.30          6.825792       8.384882               180              300             120             0          N/A
      $ 264,618.35          7.134337       8.467717               180              300             120             0          Yes
      $ 100,483.09          6.801000       8.000000               180              299             120             1          N/A
    $ 2,085,797.07          6.488852       8.278385               180              300             120             0          N/A
       $ 62,608.69          6.801000       8.000000               180              300             120             0          Yes
       $ 65,694.88          6.536000       8.125000               180              299             120             1          N/A
       $ 44,057.97          5.676000       6.875000               180              300             120             0          N/A
    $ 1,832,986.24          6.021772       7.456079               180              299             120             1          N/A
      $ 291,916.26          7.045969       8.268204               180              300             120             0          N/A
      $ 849,378.28          6.128310       7.663724               180              300             120             0          N/A
    $ 2,003,325.74          6.372235       7.963255               180              300             120             0          N/A
       $ 41,223.83          5.801000       7.000000               180              300             120             0          Yes
      $ 215,781.00          6.175776       7.396269               180              300             120             0          N/A
       $ 19,323.67          8.051000       9.250000               180              299             120             1          N/A
   $ 43,784,299.18          6.041922       7.547119               180              300             120             0          N/A


                                                                S-89


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 299,819.64          6.127576       7.459576               180              300             120             0          Yes
      $ 145,442.83          7.038037       8.343778               180              300             120             0          N/A
      $ 503,751.36          6.135910       7.555959               180              300             120             0          N/A
      $ 186,859.90          6.320628       7.773526               180              300             120             0          N/A
   $ 43,894,668.78          6.376740       7.972720               359              359             N/A             1          N/A
      $ 193,713.36          7.061075       8.862697               360              360             N/A             0          Yes
      $ 105,432.27          6.274815       7.717186               359              359             N/A             1          N/A
    $ 1,612,437.47          6.237466       7.715966               359              359             N/A             1          N/A
       $ 57,847.16          5.751000       6.950000               359              359             N/A             1          N/A
      $ 106,535.88          7.209594       8.408594               359              359             N/A             1          N/A
   $ 22,397,788.75          5.083021       6.452187               359              359             N/A             1          N/A
      $ 128,709.71          5.376000       6.575000               359              359             N/A             1          N/A
      $ 361,668.94          6.524011       8.045392               360              360             N/A             0          N/A
      $ 330,613.63          5.885258       7.486672               360              360             N/A             0          N/A
       $ 27,206.44          4.801000       6.000000               360              360             N/A             0          Yes
       $ 86,259.77          6.953613       8.468284               359              359             N/A             1          N/A
       $ 47,633.08          5.871000       8.000000               359              359             N/A             1          N/A
    $ 2,162,240.76          6.007447       7.516159               360              360             N/A             0          N/A
       $ 21,578.10          6.676000       7.875000               360              360             N/A             0          N/A
      $ 157,423.51          6.638398       8.240998               240              359             120             1          N/A
       $ 97,262.48          7.411000       9.000000               240              359             120             1          N/A
    $ 2,339,809.11          8.872456       9.381456               120              120             N/A             0          N/A
      $ 182,802.22          7.686648       8.195648               120              120             N/A             0          Yes
      $ 611,451.29          7.988760       8.497760               120              120             N/A             0          N/A
       $ 39,935.65          7.491000       8.000000               120              120             N/A             0          Yes
      $ 178,663.48          8.769930       9.278930               120              120             N/A             0          N/A
    $ 1,244,791.08          7.400992       7.909992               120              120             N/A             0          N/A
       $ 24,476.69          8.366000       8.875000               120              120             N/A             0          Yes
       $ 54,106.37          6.991000       7.500000               120              120             N/A             0          N/A
      $ 185,610.60          8.000170       8.509170               120              120             N/A             0          N/A
    $ 5,532,980.10          9.235139       9.744139                 0              119             120             1          N/A
      $ 230,982.65          9.038407       9.547407                 0              120             120             0          N/A
       $ 31,793.93          7.741000       8.250000                 0              119             120             1          N/A
      $ 200,348.14          8.044707       8.553707                 0              120             120             0          N/A
      $ 145,571.89          9.854938      10.363938                 0              119             120             1          N/A
    $ 3,661,167.75          8.653535       9.162535                 0              120             120             0          N/A
       $ 19,628.57          7.491000       8.000000                79               79             N/A            41          N/A
      $ 213,233.53          7.391000       7.900000               358              118             N/A             2          N/A
   $ 66,170,961.73          8.795527       9.304527               179              179             N/A             1          N/A
      $ 726,318.69          9.061508       9.570508               180              180             N/A             0          Yes
    $ 2,053,506.89          8.436589       8.945589               179              179             N/A             1          N/A
      $ 389,050.53          8.226099       8.735099               180              180             N/A             0          Yes
      $ 160,360.96          8.514417       9.023417               180              180             N/A             0          N/A
    $ 1,730,410.14          8.460208       8.969208               180              180             N/A             0          N/A
       $ 50,639.19         10.216000      10.725000               175              175             N/A             2          N/A
      $ 111,433.35          7.241000       7.750000               180              180             N/A             0          N/A
    $ 7,383,722.13          7.496763       8.005763               180              180             N/A             0          N/A
       $ 85,669.70          7.557726       8.066726               180              180             N/A             0          Yes
    $ 3,111,183.93          8.516701       9.025701               179              179             N/A             1          N/A
       $ 79,871.30          7.817613       8.326613               180              180             N/A             0          Yes
      $ 664,422.56          8.334829       8.843829               180              180             N/A             0          N/A
   $ 21,161,700.61          7.588014       8.097014               180              180             N/A             0          N/A


                                                                S-90


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 523,798.57          7.494317       8.003317               180              180             N/A             0          Yes
    $ 1,226,194.25          7.293926       7.802926               180              180             N/A             0          N/A
    $ 1,373,963.77          7.814802       8.323802               180              180             N/A             0          N/A
      $ 129,984.10          6.741000       7.250000               180              180             N/A             0          Yes
      $ 281,661.34          7.648222       8.157222               178              178             N/A             2          N/A
   $ 25,002,730.20          8.886702       9.395702                 0              180             180             0          N/A
      $ 437,120.17          8.070562       8.579562                 0              180             180             0          Yes
      $ 182,931.04          9.292056       9.801056                 0              180             180             0          N/A
      $ 756,651.75          8.762059       9.271059                 0              180             180             0          N/A
       $ 61,578.20          8.241000       8.750000                 0              179             180             1          N/A
      $ 826,731.40          8.629993       9.138993                 0              180             180             0          N/A
      $ 680,325.71          8.819755       9.328755                 0              180             180             0          N/A
   $ 16,369,254.77          8.289104       8.798104                 0              180             180             0          N/A
       $ 70,853.57         10.991000      11.500000                 0              180             180             0          Yes
      $ 247,343.38          9.241000       9.750000                 0              180             180             0          N/A
      $ 405,797.74          7.080960       7.589960                 0              180             180             0          N/A
      $ 101,385.02          7.616000       8.125000                 0              179             180             1          N/A
      $ 775,037.37          7.393506       7.902506               164              164             N/A            15          N/A
      $ 105,683.84          7.866000       8.375000               168              168             N/A            12          N/A
       $ 38,589.41          7.170000       7.679000               152              152             N/A            28          N/A
      $ 166,760.29          7.495157       8.004157               162              162             N/A            18          N/A
  $ 288,294,160.79          9.208847       9.717847               359              179             N/A             1          N/A
    $ 2,478,403.89          8.495389       9.004389               360              180             N/A             0          Yes
      $ 783,864.57          9.249309       9.758309               359              179             N/A             1          N/A
    $ 9,044,429.88          8.996123       9.505123               359              179             N/A             1          N/A
      $ 595,551.34          8.619567       9.128567               360              180             N/A             0          Yes
      $ 115,656.79          8.991248       9.500248               359              179             N/A             1          N/A
       $ 32,206.17          8.116000       8.625000               360              180             N/A             0          N/A
      $ 198,071.82         10.088687      10.597687               358              178             N/A             2          N/A
      $ 401,872.72          9.366000       9.875000               359              179             N/A             1          N/A
    $ 7,451,781.89          9.382631       9.891631               359              179             N/A             1          N/A
      $ 157,475.29          8.071119       8.580119               360              180             N/A             0          Yes
      $ 140,360.01          9.741000      10.250000               359              179             N/A             1          N/A
       $ 24,863.16         10.691000      11.200000               360              180             N/A             0          N/A
      $ 151,925.49          8.548575       9.057575               360              180             N/A             0          N/A
   $ 26,139,669.07          8.356200       8.865200               360              180             N/A             0          N/A
      $ 585,389.65          7.820962       8.329962               360              180             N/A             0          Yes
    $ 9,776,833.96          8.875200       9.384200               359              179             N/A             1          N/A
       $ 56,432.94          7.991000       8.500000               360              180             N/A             0          Yes
    $ 1,124,436.48          7.939288       8.448288               360              180             N/A             0          N/A
      $ 382,314.87         10.978319      11.487319               358              178             N/A             2          N/A
   $ 84,352,188.35          8.173128       8.682128               360              180             N/A             0          N/A
      $ 908,073.57          7.483544       7.992544               360              180             N/A             0          Yes
    $ 2,174,681.23          8.096009       8.605009               359              179             N/A             1          N/A
    $ 3,165,579.50          8.154460       8.663460               360              180             N/A             0          N/A
      $ 451,842.06          8.516074       9.025074               360              180             N/A             0          N/A
      $ 917,747.15          8.500163       9.009163               345              165             N/A            15          N/A
       $ 29,026.58          7.241000       7.750000               346              166             N/A            14          N/A
    $ 3,868,936.36         10.536546      11.045546               238              238             N/A             1          N/A
      $ 145,427.19         11.616000      12.125000               239              239             N/A             1          N/A
       $ 32,173.56         11.481000      11.990000               239              239             N/A             1          N/A
       $ 27,938.05         10.591000      11.100000               237              237             N/A             3          N/A


                                                               S-91


                                                                                            Original
                                                          Remaining                         Interest
                        Adjusted                        Amortization       Remaining          Only                        Pre-
    Principal         Net Mortgage       Mortgage           Term          Balloon Term       Period           Age        Funded
   Balance ($)          Rate (%)         Rate (%)         (months)          (months)        (months)       (months)       (1)
  -----------------   --------------     ----------     -------------     ------------     -----------     --------     ----------
      $ 537,445.57         10.222187      10.731187               238              238             N/A             2          N/A
       $ 77,294.81          7.366000       7.875000               240              240             N/A             0          Yes
      $ 472,055.38          9.937797      10.446797               238              238             N/A             2          N/A
      $ 100,969.90         10.605484      11.114484               239              239             N/A             1          N/A
      $ 299,324.14          7.405811       7.914811               240              240             N/A             0          N/A
      $ 754,877.26         10.277737      10.786737               298              298             N/A             2          N/A
   $ 70,311,057.29          9.112770       9.621770               180              299             120             1          N/A
      $ 600,554.89          9.499141      10.008141               180              300             120             0          Yes
    $ 2,842,530.74          8.367233       8.876233               180              300             120             0          N/A
      $ 275,633.28         10.673557      11.182557               180              300             120             0          Yes
    $ 2,261,680.69          9.079300       9.588300               180              299             120             1          N/A
      $ 180,354.55          8.116000       8.625000               180              300             120             0          N/A
    $ 2,851,094.87          8.335944       8.844944               180              300             120             0          N/A
       $ 68,663.55          8.443392       8.952392               180              300             120             0          Yes
      $ 814,013.50          8.228939       8.737939               180              300             120             0          N/A
      $ 265,572.08          9.023773       9.532773               180              299             120             1          N/A
   $ 39,955,166.84          8.321553       8.830553               180              300             120             0          N/A
      $ 173,913.32          8.116000       8.625000               180              300             120             0          N/A
      $ 853,965.91          8.466124       8.975124               180              300             120             0          N/A
      $ 125,346.41          7.183703       7.692703               180              300             120             0          N/A
       $ 33,706.98         11.116000      11.625000               120              299             180             1          N/A
   $ 51,471,353.04          9.376519       9.885519               358              358             N/A             1          N/A
       $ 59,317.32          9.565384      10.074384               360              360             N/A             0          Yes
    $ 1,951,901.59          8.902973       9.411973               359              359             N/A             1          N/A
      $ 183,463.97          7.991000       8.500000               359              359             N/A             1          N/A
       $ 37,325.96          9.491000      10.000000               358              358             N/A             2          N/A
    $ 5,536,498.47          8.072894       8.581894               359              359             N/A             1          N/A
      $ 299,033.75          9.117855       9.626855               359              359             N/A             1          N/A
       $ 22,312.43          8.491000       9.000000               360              360             N/A             0          Yes
      $ 481,897.43          9.429610       9.938610               359              359             N/A             1          N/A
       $ 72,092.52         13.991000      14.500000               358              358             N/A             2          N/A
      $ 199,824.04         10.889629      11.398629               359              359             N/A             1          N/A
      $ 196,900.88         10.374863      10.883863               359              359             N/A             1          N/A
    $ 1,848,985.84          7.517886       8.026886               360              360             N/A             0          N/A
      $ 384,000.60         13.035720      13.544720               240              358             120             2          N/A
      $ 195,684.69          9.231948       9.740948               240              359             120             1          N/A
      $ 540,902.62         10.516305      11.025305               240              359             120             1          N/A
       $ 50,217.25          7.741000       8.250000               330              330             N/A            14          N/A
       $ 62,770.61          7.491000       8.000000               358               58             N/A             2          N/A
-----------

(1) These Home Equity Loans do not have an initial payment date until after March 1, 2007. The structuring assumptions assume that
Countrywide Home Loans will deposit an amount equal to one month's interest on each Home Equity Loan at its respective current
Mortgage Rate into the Distribution Account prior the first Distribution Date.


Note: The Home Equity Loans with Remaining Amortization Terms of "0" are Interest Only Loans which do not require payments of principal prior to maturity.



                   Percentages of the Initial Certificate Principal Balances Outstanding
                           at the Respective Percentages of the Prepayment Model

                              Class A-1-A and Class A-1-B                        Class A-2
                          -------------------------------------     ---------------------------------------
Distribution Date           50%      75%    100%     125%  150%       50%     75%     100%   125%    150%
-----------------         ------   ------- ------- ------ -----     ------  ------- ------- -----  --------
Initial Percentage.......   100      100     100      100   100       100     100      100    100     100
February 25, 2008........    71       59      48       37    25       100     100      100    100     100
February 25, 2009........    40       17       0        0     0       100     100       80      1       0
February 25, 2010........    13        0       0        0     0       100      34        0      0       0
February 25, 2011........     0        0       0        0     0        69       0        0      0       0
February 25, 2012........     0        0       0        0     0         *       0        0      0       0



Weighted Average Life
to Optional Termination
(in years)...............  1.74     1.26    1.00     0.84  0.73      4.30    2.90     2.21   1.79    1.51
Weighted Average Life
to Maturity (in
years)...................  1.74     1.26    1.00     0.84  0.73      4.30    2.90     2.21   1.79    1.51




                                       Class A-3                                 Class A-4
                          -------------------------------------     ---------------------------------------
Distribution Date           50%      75%    100%     125%  150%       50%     75%     100%   125%    150%
-----------------         ------   ------- ------- ------ -----     ------  ------- ------- -----  --------
Initial Percentage.......   100      100     100      100   100       100     100      100    100     100
February 25, 2008........   100      100     100      100   100       100     100      100    100     100
February 25, 2009........   100      100     100      100    59       100     100      100    100     100
February 25, 2010........   100      100      63       17     0       100     100      100    100      41
February 25, 2011........   100       68      13        0     0       100     100      100     25       0
February 25, 2012........   100       29       0        0     0       100     100       44      0       0
February 25, 2013........    70        2       0        0     0       100     100        0      0       0
February 25, 2014........    46        0       0        0     0       100      55        0      0       0
February 25, 2015........    33        0       0        0     0       100      37        0      0       0
February 25, 2016........    19        0       0        0     0       100      11        0      0       0
February 25, 2017             4        0       0        0     0       100       0        0      0       0
February 25, 2018             0        0       0        0     0        76       0        0      0       0
February 25, 2019             0        0       0        0     0        44       0        0      0       0
February 25, 2020             0        0       0        0     0        15       0        0      0       0
February 25, 2021             0        0       0        0     0         0       0        0      0       0


Weighted Average Life
to Optional Termination
(in years)...............  7.24     4.54    3.32     2.60  2.14     11.86    7.55     5.00   3.79    3.00
Weighted Average Life
to Maturity (in
years)...................  7.24     4.54    3.32     2.60  2.14     11.88    7.55     5.00   3.79    3.00



                   Percentages of the Initial Certificate Principal Balances Outstanding
                           at the Respective Percentages of the Prepayment Model



                                       Class A-5                                 Class A-6
                          -------------------------------------     ---------------------------------------
Distribution Date           50%      75%    100%     125%  150%       50%     75%     100%   125%    150%
-----------------         ------   ------- ------- ------ -----     ------  ------- ------- -----  --------
Initial Percentage.......   100      100     100      100   100       100     100      100    100     100
February 25, 2008........   100      100     100      100   100       100     100      100    100     100
February 25, 2009........   100      100     100      100   100       100     100      100    100     100
February 25, 2010........   100      100     100      100   100       100     100      100    100     100
February 25, 2011........   100      100     100      100    53        93      89       86     82      78
February 25, 2012........   100      100     100       60     0        86      80       73     67       0
February 25, 2013........   100      100      93        0     0        75      65       56      0       0
February 25, 2014........   100      100       0        0     0        63      50        0      0       0
February 25, 2015........   100      100       0        0     0        37      23        0      0       0
February 25, 2016........   100      100       0        0     0        22      10        0      0       0
February 25, 2017           100        0       0        0     0        12       0        0      0       0
February 25, 2018           100        0       0        0     0         7       0        0      0       0
February 25, 2019           100        0       0        0     0         4       0        0      0       0
February 25, 2020           100        0       0        0     0         2       0        0      0       0
February 25, 2021             0        0       0        0     0         0       0        0      0       0

Weighted Average Life
to Optional Termination
(in years)............... 13.24     9.40    6.77     5.12  4.05      7.48    6.65     5.84   4.96    4.25
Weighted Average Life
to Maturity (in
years)................... 15.20    12.21    8.95     6.17  4.20      7.50    6.72     6.20   5.83    5.53


                               LEGAL PROCEEDINGS

      There are no legal proceedings against Countrywide Home Loans, the Depositor, the Trustee, the issuing entity or the Master Servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the Depositor aware of any proceedings of this type contemplated by governmental authorities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "Code") and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, the issuing entity (exclusive of the Carryover Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account and the issuing entity's rights with respect to payments received under the Corridor Contract) will consist of two or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC," and each REMIC below the Master REMIC will be referred to as an "underlying REMIC." Each underlying REMIC will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMICs will consist of the Home Equity Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Certificates (together, excluding the Class A-R Certificate, the "Regular Certificates"), which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates (also, the "Residual Certificates") will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      For purposes of the discussion under "Material Federal Income Tax Consequences", the term Net Rate Carryover will not include any monies contributed by Countrywide Home Loans to the issuing entity with respect to those Home Equity Loans that have an initial payment date after the Due Date in the month of the first Distribution Date. Any such contributed monies that are paid to any Class of Certificates on the first Distribution Date will be treated as interest distributed by the Master REMIC with respect to each of the respective Classes of Certificates that are entitled to such monies.

      The Offered Certificates (other than the Class A-R Certificates)(the "Offered Regular Certificates") will be treated as representing interests in REMIC regular interests (the "REMIC Regular Interest Component"), and entitlement to receive payments of Net Rate Carryover (the entitlement to payments of Net Rate Carryover, the "Net Rate Carryover Component"). Holders of the Offered Regular Certificates must allocate the purchase price for their Offered Regular Certificates between the REMIC Regular Interest Component and the Net Rate Carryover Component.

      Potential sources of Net Rate Carryover include Excess Cashflow (and, in the case of the Class A-1-A Certificates, amounts received under the Corridor Contract). For federal income tax purposes, the Trustee intends to treat the rights of holders of the Offered Regular Certificates with respect to Net Rate Carryover (and, in the case of the Class A-1-A Certificates, the right to receive payments of Net Rate Carryover from amounts received under the Corridor Contract) as embodied in a single contract (that is, the Net Rate Carryover Component). The remainder of this discussion assumes such treatment is correct.

      Upon the issuance of the Certificates, Tax Counsel will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of
Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the rights of holders of the Offered Regular Certificates with respect to the Net Rate Carryover Component will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the Offered Regular Certificates

      The REMIC Regular Interest Components of the Offered Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest Components of the Offered Regular Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The REMIC Regular Interest components of the other Offered Regular Certificates may, be treated for federal income tax purposes as having been issued with original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Home Equity Loans at a rate equal to 100% of the Prepayment Model. No representation is made regarding whether the Home Equity Loans will prepay at the foregoing rate or at any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their Certificates. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

      If the holders of any Offered Regular Certificates are treated as acquiring their REMIC Regular Interest Components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus.

Taxation of the Net Rate Carryover Components of the Offered Regular
Certificates

In General

      The following discussions assume that the rights of holders of the Offered Regular Certificates with respect to the Net Rate Carryover Component will be treated as rights under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Offered Regular Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights of the Offered Regular Certificates With Respect to the Net Rate Carryover Component

      For tax information reporting purposes, the Trustee (1) will treat the Net Rate Carryover Component of the Offered Regular Certificates as rights of holders of such Certificates to receive payments under a notional principal contract and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest Components of the Offered Regular Certificates. The IRS could, however, successfully argue that the Net Rate Carryover Component of one or more classes of Offered Regular Certificates has a greater value. Similarly, the Trustee could determine that the Net Rate Carryover Component of one or more classes of the Offered Regular Certificates has a greater value. In either case, the REMIC Regular Interest Component of the Offered Regular Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- Taxation of Debt Securities" in the prospectus. In addition, the Net Rate Carryover Component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest Component and Net Rate Carryover Component.

      The portion of the overall purchase price of an Offered Regular Certificate attributable to the Net Rate Carryover Component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest Component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate corridor agreement is amortized over the life of the corridor as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net Rate Carryover Component of such a Certificate.

      Any payments received by a holder of an Offered Regular Certificate as Net Rate Carryover will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the periodic payments received exceeds the amortization of the purchase price of the Net Rate Carryover Component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Offered Regular Certificates

      Upon the sale, exchange, or other disposition of an Offered Regular Certificate, holders of the Offered Regular Certificates must allocate the amount realized between the REMIC Regular Interest Component and the Net Rate Carryover Component based on the relative fair market values of those components at the time of sale. Assuming that the Offered Regular Certificates are held as "capital assets" within the meaning of Section 1221 of the Code, any gain or loss on the disposition of the Net Rate Carryover Component should result in capital gain or loss and any gain or loss on the disposition of the REMIC Regular Interest Component should result in capital gain or loss. Gain with respect to the REMIC Regular Interest Component, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

            (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest Component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

            (2)   the amount actually included in the holder's income.

Tax Treatment For Certain Purposes

      As described more fully under "Material Federal Income Tax Consequences-- Taxation of the REMIC and Its Holders" in the prospectus, the REMIC Regular Interest Components of the Offered Regular Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest Components of the Offered Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the issuing entity will be so treated. The Net Rate Carryover Component of the Offered Regular Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code. The REMIC Regular Interest Component of the Offered Regular Certificates (but not the Net Rate Carryover Component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the presecribed time periods of the Code. Because of the Net Rate Carryover Components, however, holders of the Offered Regular Certificates are encouraged to consult with their tax advisors before resecuritizing those Certificates in a REMIC.

      Because of the Net Rate Carryover Component of an Offered Regular Certificate, holders of the Offered Regular Certificates are encouraged to consult with their tax advisors before resecuritizing their Offered Regular Certificates in a REMIC.

Residual Certificates

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting, and tax withholding on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular REMIC residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a REMIC residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of REMIC Residual Interests" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest, or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Taxation of Holders of REMIC Residual Interests -- Restrictions on Ownership and Transfer of REMIC Residual Interests," " -- Treatment of Inducement Fees," and "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Taxation of the REMIC" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, all provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                  OTHER TAXES

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Certificates under any state, local or foreign tax law.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Certificates.

                             ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan or other arrangement subject to ERISA from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of these plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan of this type which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Home Equity Loans. It is anticipated that the Certificates will constitute "equity interests" in the issuing entity for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted to the underwriters substantially identical administrative exemptions (collectively, the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of these entities, provided that the conditions and requirements of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met. The Exemption extends exemptive relief to certificates rated in one of the two highest generic rating categories by at least one rating agency that are not subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate, when the conditions of the Exemption are met.

      The Underwriter Exemption will not apply to any of the certificates if any mortgage loan or other asset held in the issuing entity (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the issuing entity contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemption.

      The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Home equity loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the Closing Date, instead of being required to be either identified or transferred on or before the Closing Date. The relief is available when the pre-funding arrangements satisfy certain conditions.

      For a general description of the Exemption and the conditions that must be met for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class A-R Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Home Equity Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

      The rating of a Certificate may change. If a class of Certificates no longer has a rating of at least AA- or its equivalent from at least one Rating Agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it). An Offered Certificate that satisfies the requirements of the Exemption other than the rating requirement may be eligible for purchase by an insurance company general account that includes plan assets in reliance on Sections I and III of Prohibited Transaction Class Exemption 95-60.

      The Class A-R Certificates do not meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class A-R Certificates may be transferred only if the Trustee receives:

      o a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer; or

      o an opinion of counsel satisfactory to the Trustee that the purchase and holding of the Certificate by a Plan, or a person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

      If the representation is not true, or any attempt to transfer to a Plan or a person acting on behalf of a Plan or using the Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the issuing entity represented by an interest in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of the Offered Certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Countrywide Securities Corporation (an affiliate of the Depositor, the Sellers and the Master Servicer) and Greenwich Capital Markets Inc. (collectively, the "Underwriters"), the Depositor has agreed to sell the Offered Certificates (other than the Class A-R Certificates) (the "Underwritten Certificates") to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor the initial Certificate Principal Balance of each class of Class A Certificates set forth under its name below.

                           Countrywide
                            Securities      Greenwich Capital
      Class                Corporation         Markets Inc.
      -----            ------------------  --------------------
      Class A-1-A......   $ 478,308,600        $ 53,145,400
      Class A-1-B......   $ 148,500,000        $ 16,500,000
      Class A-2........   $ 158,310,900        $ 17,590,100
      Class A-3........   $ 279,112,500        $ 31,012,500
      Class A-4........   $ 107,254,800        $ 11,917,200
      Class A-5........   $ 124,513,200        $ 13,834,800
      Class A-6........   $ 144,000,000        $ 16,000,000
                       ----------------------------------------
      Total............ $ 1,440,000,000       $ 160,000,000

      The Depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Certificates to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that each Underwriter may allow, and the dealers may reallow, a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                              Selling          Reallowance
       Class                                 Concession          Discount
       -----                               --------------    ---------------
       Class A-1-A..................          0.06320%           0.03160%
       Class A-1-B..................          0.06320%           0.03160%
       Class A-2....................          0.09250%           0.04625%
       Class A-3....................          0.15000%           0.07500%
       Class A-4....................          0.21250%           0.10625%
       Class A-5....................          0.37500%           0.18750%
       Class A-6....................          0.35000%           0.17500%

      After the initial public offering, the public offering prices, the concessions and the discounts may be changed.

      The Depositor has been advised by each Underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Underwritten Certificates (or any particular class thereof) will develop or, if it does develop, that it will continue or that this market will provide sufficient liquidity to certificateholders.

      Until the distribution of the Underwritten Certificates is completed, the rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

      Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Class A-R Certificates will not be purchased by the Underwriters but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Home Equity Loans to the Depositor. The Class A-R Certificates may be offered by Countrywide Home Loans (or an affiliate) or the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Class A-R Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                USE OF PROCEEDS

      It is expected that the proceeds to the Depositor from the sale of the Underwritten Certificates will be approximately $1,597,482,126, plus accrued interest in the case of the Fixed Rate Certificates, before deducting issuance expenses payable by the Depositor, estimated to be approximately $960,000. The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Initial Home Equity Loans on the Closing Date and to make any required deposits in the Pre-Funding Account and the Capitalized Interest Account.

                                 LEGAL MATTERS

      The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                    RATINGS

      It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and together with Moody's, the "Rating Agencies").

                                       Moody's         S&P
                          Class         Rating       Rating
                       ----------    -----------   ----------
                         A-1-A           Aaa           AAA
                         A-1-B           Aaa           AAA
                         A-2             Aaa           AAA
                         A-3             Aaa           AAA
                         A-4             Aaa           AAA
                         A-5             Aaa           AAA
                         A-6             Aaa           AAA
                         A-R             Aaa           AAA

      The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance. The Depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the Offered Certificates in accordance with the Rating Agency's policy, but we cannot assure you that a Rating Agency will continue its surveillance of the ratings assigned to the Offered Certificates.

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the payment of Net Rate Carryover, any payments under the Corridor Contract or the anticipated yields in light of prepayments.

      The Depositor has not requested a rating of any Offered Certificates by any rating agency other than Moody's and S&P. However, we cannot assure you as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by another rating agency. The ratings assigned by another rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                    EXPERTS

      The financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of MBIA Inc. and subsidiaries and the financial statements of MBIA Insurance Corporation and subsidiaries incorporated in this prospectus supplement by reference to MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                            INDEX OF DEFINED TERMS

2001 Act..................................................................S-99
2003 Act..................................................................S-99
30/10 Balloon Loan........................................................S-26
30/15 Balloon Loan........................................................S-26
30/5 Balloon Loan.........................................................S-26
Accrual Period............................................................S-48
Adjustable Rate Certificates..............................................S-45
Adjusted Mortgage Rate....................................................S-46
Adjusted Net Mortgage Rate................................................S-46
Advance...................................................................S-42
Alternative Documentation Program.........................................S-35
Applied Realized Loss Amount..............................................S-71
Auction Period............................................................S-43
balloon loans.............................................................S-18
Balloon Loans.............................................................S-26
beneficial owner..........................................................S-46
Book-Entry Certificates...................................................S-46
Business Day..............................................................S-46
Capitalized Interest Account..............................................S-33
Carryover Reserve Fund....................................................S-70
Certificate Account.......................................................S-54
Certificate Insurance Policy..............................................S-71
Certificate Insurance Premium.............................................S-48
Certificate Insurance Premium Rate........................................S-48
Certificate Insurer.......................................................S-71
Certificate Insurer Default...............................................S-78
Certificate Insurer Reimbursement Amount..................................S-49
Certificate Owners........................................................S-46
Certificate Principal Balance.............................................S-46
Certificates..............................................................S-45
Charged-off Home Equity Loan..............................................S-43
Charged-off Loan Proceeds.................................................S-47
Charge-off Date...........................................................S-43
Class A Available Funds...................................................S-72
Class A Certificates......................................................S-45
Class A Principal Distribution Amount.....................................S-51
Closing Date...............................................................S-2
Code..........................................................S-32, S-95, S-97
Collateral Value..........................................................S-29
Combined Loan-to-Value Ratio..............................................S-28
Company...................................................................S-73
Compensating Interest.....................................................S-42
Corridor Contract.........................................................S-66
Corridor Contract Administration Agreement................................S-67
Corridor Contract Administrator...........................................S-67
Corridor Contract Assignment Agreement....................................S-66
Corridor Contract Ceiling Rate............................................S-67
Corridor Contract Counterparty............................................S-66
Corridor Contract Notional Balance........................................S-67
Corridor Contract Strike Rate.............................................S-67
Corridor Contract Termination Date........................................S-67
Countrywide Financial.....................................................S-39
Countrywide Home Loans..............................................S-27, S-40
Countrywide Servicing.....................................................S-39
Covered Loans.............................................................S-36
CPR.......................................................................S-86
Credit Insurance Policy...................................................S-36
Credit Insurance Premium..................................................S-49
Credit Insurance Premium..................................................S-37
Credit Insurance Premium Rate.............................................S-49
Credit Insurance Provider.................................................S-36
Cumulative Loss Trigger Event.............................................S-51
Current Interest..........................................................S-49
Cut-off Date........................................................S-26, S-29
Cut-off Date Pool Principal Balance.......................................S-26
Cut-off Date Principal Balance............................................S-26
Deficiency Amount.........................................................S-72
Deficient Valuation.......................................................S-29
Definitive Certificate....................................................S-46
Delay Delivery Home Equity Loans..........................................S-84
Deleted Home Equity Loan..................................................S-32
Delinquency Trigger Event.................................................S-52
Depositor.................................................................S-26
Detailed Description......................................................S-26
Determination Date........................................................S-29
Directing Holder..........................................................S-79
disqualified persons......................................................S-99
Distribution Account......................................................S-57
Distribution Account Deposit Date.........................................S-56
Distribution Date.........................................................S-47
DTC.......................................................................S-46
Due Dates.................................................................S-42
Due Period................................................................S-47
ERISA.....................................................................S-99
Euroclear.................................................................S-46
Excess Cashflow...........................................................S-65
Excess Corridor Contract Payment..........................................S-67
Excess Overcollateralization Amount.......................................S-52
Excess Proceeds...........................................................S-47
Exchange Act..............................................................S-38
Exemption................................................................S-100
Expense Fee Rate..........................................................S-49
Extra Principal Distribution Amount.......................................S-52
Final Recovery Determination..............................................S-47
Final Scheduled Distribution Date.........................................S-52
Fixed Rate Certificates...................................................S-45
Full Documentation Program................................................S-35
Funding Period............................................................S-33
GAAP......................................................................S-74
Global Securities..........................................................I-1
Home Equity Loans.........................................................S-30
Initial Home Equity Loans.................................................S-26
Initial Pool..............................................................S-26
Insurance Proceeds........................................................S-48
Insured Payment...........................................................S-72
Interest Carry Forward Amount.............................................S-49

Interest Determination Date.........................................S-49, S-70
Interest Funds............................................................S-49
Interest Only Loans.......................................................S-27
Interest Remittance Amount................................................S-49
issuing entity............................................................S-44
Last Scheduled Distribution Date..........................................S-86
Liquidation Proceeds......................................................S-48
Loss Coverage Obligation..................................................S-66
Loss Coverage Payment.....................................................S-66
Master REMIC..............................................................S-95
Master Servicer...........................................................S-26
Master Servicer Advance Date..............................................S-42
Master Servicing Fee......................................................S-42
Modeling Assumptions......................................................S-87
Moody's.......................................................S-4, S-74, S-103
Mortgage File.............................................................S-30
Mortgage Notes............................................................S-26
Mortgage Rate.............................................................S-28
Mortgaged Properties......................................................S-26
NAS Principal Distribution Amount.........................................S-52
Net Corridor Contract Payment.............................................S-67
Net Mortgage Rate.........................................................S-42
Net Rate Cap..............................................................S-50
Net Rate Carryover........................................................S-50
Net Rate Carryover Component..............................................S-95
NIM Insurer..........................................................S-1, S-83
NIM Insurer Default.......................................................S-23
OC Floor..................................................................S-52
Offered Certificates......................................................S-45
Offered Regular Certificates..............................................S-95
OID.......................................................................S-96
Old Republic..............................................................S-36
One-Month LIBOR...........................................................S-70
Optional Termination Date.................................................S-79
Overcollateralization Deficiency Amount...................................S-52
Overcollateralization Reduction Amount....................................S-52
Overcollateralization Target Amount.......................................S-53
Overcollateralized Amount.................................................S-53
Participants..............................................................S-46
parties in interest.......................................................S-99
Pass-Through Margin.......................................................S-50
Pass-Through Rate.........................................................S-50
Percentage Interest.......................................................S-48
Plans.....................................................................S-99
Pooling and Servicing Agreement...........................................S-30
Preference Amount.........................................................S-73
Pre-Funded Amount.........................................................S-33
Pre-Funding Account.......................................................S-33
Premium Account...........................................................S-51
Prepayment Interest Excess................................................S-42
Prepayment Interest Shortfall.............................................S-42
Prepayment Model..........................................................S-86
Prepayment Period.........................................................S-29
Principal Distribution Amount.............................................S-53
Principal Remittance Amount...............................................S-53
Purchase Price............................................................S-31
Rating Agencies..........................................................S-103
Realized Loss.............................................................S-54
Record Date...............................................................S-48
Reduced Documentation Program.............................................S-35
Regular Certificates......................................................S-95
Regulation AB.............................................................S-68
REMIC Regular Interest Component..........................................S-95
REO Property..............................................................S-43
Replacement Home Equity Loan..............................................S-32
Required Carryover Reserve Fund Deposit...................................S-70
Required Distributions....................................................S-73
Residual Certificates...............................................S-64, S-95
Rolling Sixty-Day Delinquency Rate........................................S-54
S & P.....................................................................S-74
S&P.................................................................S-4, S-103
SAP.......................................................................S-74
Scheduled Payments........................................................S-27
SEC.................................................................S-26, S-75
Securities Act...........................................................S-102
Seller....................................................................S-26
Seller Interest Shortfall Payment.........................................S-51
Sellers...................................................................S-26
Servicing Advances........................................................S-56
Servicing Fee Rate........................................................S-42
significance estimate.....................................................S-69
significance percentage...................................................S-69
Sixty-Day Delinquency Rate................................................S-54
Sponsor...................................................................S-66
SRFP......................................................................S-69
Stated Income Stated Asset Documentation Program..........................S-35
Stated Principal Balance..................................................S-29
Statistical Calculation Date..............................................S-26
Statistical Calculation Date Pool Principal Balance.......................S-26
Statistical Calculation Pool..............................................S-26
Statistical Calculation Pool Loans........................................S-26
Stepdown Date.............................................................S-54
Streamlined Documentation Program.........................................S-35
Subsequent Home Equity Loans..............................................S-33
Subsequent Recoveries.....................................................S-48
Subsequent Transfer Date..................................................S-33
Super-Streamlined Documentation Program...................................S-35
Swiss Re..................................................................S-69
Tax Counsel...............................................................S-95
Trigger Event.............................................................S-54
Trust.....................................................................S-44
Trust Fund................................................................S-44
Trustee...................................................................S-26
Trustee Fee...............................................................S-59
Trustee Fee Rate..........................................................S-51
U.S. Person................................................................I-4
underlying REMIC..........................................................S-95
underlying REMIC Regular Interests........................................S-95
Underwriters.............................................................S-101
Underwritten Certificates................................................S-101

Unpaid Realized Loss Amount...............................................S-54
Voting Rights.............................................................S-77

                                                                       ANNEX A

                       THE STATISTICAL CALCULATION POOL

                                                                       ANNEX I

                     Global Clearance, Settlement and Tax
                           Documentation Procedures

      Except in certain limited circumstances, the globally offered CWHEQ, Inc. Home Equity Loan Asset Backed Certificates, Series 2007-S1, (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and either the actual number of days in the related accrual period or a year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). In general, beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Global Securities are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Global Security for the account of another) or a non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). In general, a non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States). More complex rules apply where Global Securities are held through a Non-U.S. intermediary or Non-U.S. flow through entity.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change in circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042 at least one payment annually to the beneficial owner who provided the form.

      The term "U.S. Person" means:

            (1) a citizen or resident of the United States,

            (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia,

            (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

            (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, or

            (5) certain eligible trusts that elect to be taxed as U.S.
      persons.

                                $1,600,000,100
                                 (Approximate)


          Home Equity Loan Asset Backed Certificates, Series 2007-S1

                 CWHEQ Home Equity Loan Trust, Series 2007-S1
                                Issuing Entity


                                  CWHEQ, INC.
                                   Depositor

                       Countrywide Home Loans, Inc. Logo
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------


Countrywide Securities Corporation

                                                         RBS Greenwich Capital


      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Home Equity Loan Asset Backed Certificates, Series 2007-S1 in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset Backed Certificates, Series 2007-S1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset Backed Certificates, Series 2007-S1 will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.


                               February 27, 2007